As filed with the Securities and Exchange Commission on March 15, 2007
Registration No. 333-135610

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
Form S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

MBF HEALTHCARE ACQUISITION CORP.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	6770	22-3934207
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

121 Alhambra Plaza, Suite 1100
Coral Gables, Florida 33134
(305) 461-1162
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Miguel B. Fernandez, Chairman and Chief Executive Officer
MBF HEALTHCARE ACQUISITION CORP.
121 Alhambra Plaza, Suite 1100
Coral Gables, Florida 33134
(305) 461-1162
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

Bradley D. Houser Teddy D. Klinghoffer Akerman Senterfitt One Southeast Third Avenue, 28th Floor Miami, Florida 33131-1714 Phone: (305) 374-5600 Fax: (305) 349-4805	Ann F. Chamberlain Floyd I. Wittlin Bingham McCutchen LLP 399 Park Avenue New York, New York 10022-4689 Phone: (212) 705-7000 Fax: (212) 752-5378

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☑

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

The Registrant hereby amends the Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and it is not soliciting an offer to buy these securities, in any state where the offer or sale is not permitted.

Subject to Completion
Preliminary Prospectus dated March 15, 2007

PROSPECTUS
$150,000,000
MBF HEALTHCARE ACQUISITION CORP.
18,750,000 Units

MBF Healthcare Acquisition Corp. is a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more operating businesses in the healthcare industry. We do not have any specific business combination under consideration and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions with respect to such a transaction or taken any direct or indirect measures to locate a target business or consummate a business combination.

This is an initial public offering of our securities. Each unit will be offered at a price of $8.00 per unit and will consist of:

•	one share of our common stock; and

•	one warrant.

Each warrant entitles the holder to purchase one share of our common stock at a price of $6.00. Each warrant will become exercisable on the later of our completion of a business combination or          , 2008, and will expire on          , 2011, or earlier upon redemption.

MBF Healthcare Partners, L.P. has agreed to purchase from us an aggregate of 343,750 units at a price of $8.00 per unit and 2,750,000 warrants at a price of $1.00 per warrant, for an aggregate purchase price of $5,500,000, in a private placement that will occur prior to the completion of this offering. Members of our management and our directors own interests in MBF Healthcare Partners, L.P., our existing stockholder. Miguel B. Fernandez, our chairman and chief executive officer, owns a controlling interest in MBF Healthcare Partners, L.P. Each unit purchased in the private placement will consist of one share and one warrant and each warrant purchased in the private placement and each warrant underlying the units issued in the private placement will entitle the holder to purchase one share of our common stock at a price of $6.00 per share. None of the shares purchased prior to the completion of this offering and none of the shares included in the units purchased in the private placement will have any right to liquidating distributions in the event we fail to complete a business combination. MBF Healthcare Partners, L.P. has agreed that it will vote all shares of common stock held by it prior to the completion of this offering, including any shares of common stock included in the units purchased by it in the private placement, with respect to a business combination in the same manner that the shares of common stock are voted by a majority of our public stockholders, other than our existing stockholder, our officers and our directors, and it will not have any conversion rights with respect to such shares. Our existing stockholder and our officers and directors also have agreed that if they acquire shares of common stock in or following completion of this offering, they will vote all such acquired shares in favor of our initial business combination.

We have granted the underwriters a 45-day option to purchase up to 2,812,500 additional units solely to cover over-allotments, if any (over and above the 18,750,000 units referred to above). The over-allotment option will be used only to cover the net syndicate short position resulting from the initial distribution.

There is currently no public market for our units, common stock or warrants. We anticipate that the units will be listed on the American Stock Exchange under the symbol MBH.U on or promptly after the date of this prospectus. Each of the common stock and warrants will begin separate trading 60 days after the earlier to occur of the expiration or termination of the underwriters’ option to purchase up to 2,812,500 additional units to cover over-allotments or the exercise in full by the underwriters of that option. Once the securities comprising the units begin separate trading, we anticipate that the common stock and warrants will be listed on the American Stock Exchange under the symbols MBH and MBH.WS, respectively. We cannot assure you, however, that our securities will be or will continue to be listed on the American Stock Exchange.

Investing in our securities involves a high degree of risk. See “Risk Factors” beginning on page 14 of this prospectus for a discussion of information that should be considered in connection with an investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Unit	Total(3)

Public Offering Price	$8.00	$150,000,000
Underwriting Discounts and Commissions(1)(2)	$.40	$7,500,000
Proceeds, Before Expenses, to Us	$7.60	$142,500,000

(1)	Excludes deferred underwriting discounts and commissions equal to 2.0% of the gross proceeds, or $3,000,000 ($3,450,000 if the underwriters’ over-allotment option is exercised in full), which will be deposited in a trust account held at JPMorgan Chase & Co., maintained by Continental Stock Transfer & Trust Company, as trustee, and which the underwriters have agreed to defer until the consummation of our initial business combination. See “Underwriting — Commissions and Discounts.”

(2)	The underwriters are not receiving any discounts or commissions with respect to the units to be purchased in the private placement.

(3)	The underwriters have an option to purchase up to an additional 2,812,500 units of the Company at the public offering price, less underwriting discounts and commissions, within 45 days of the date of this prospectus solely to cover any over-allotments. If the underwriters exercise this option in full, the total public offering price, underwriting discounts and commissions and proceeds, before expenses to us, will be $172,500,000, $8,625,000 and $163,875,000, respectively. See the section entitled “Underwriting” on page 93 of this prospectus.

Of the net proceeds we receive from this offering and in the private placement, including deferred underwriting discounts and commissions of $3,000,000 ($0.16 per unit), $145,500,000 (approximately $7.76 per unit), or $166,875,000 if the underwriters’ over-allotment is exercised in full, will be deposited into a trust account at JPMorgan Chase & Co., maintained by Continental Stock Transfer & Trust Company acting as trustee.

The underwriters are offering the units for sale on a firm-commitment basis. Merrill Lynch & Co., Morgan Joseph & Co. Inc. and Ladenburg Thalmann & Co. Inc., acting as representatives of the underwriters, expect to deliver our securities to investors in the offering on or about          , 2007.

Merrill Lynch & Co.	Morgan Joseph	Ladenburg Thalmann & Co. Inc.

The date of this prospectus is           , 2007

You should rely only on the information contained or incorporated by reference in this prospectus. We have not, and the underwriters have not, authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

Industry and Market Data

In this prospectus we rely on and refer to information and statistics regarding our industry. We obtained this market data from independent industry publications or other publicly available information. Unless otherwise indicated all information comes from the Centers for Medicare and Medicaid Services’ website located at www.cms.hhs.gov/researchers/.

i

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering you should read the entire prospectus carefully including the risk factors, the financial statements, and the related notes and schedules thereto. Unless otherwise stated in this prospectus, references to “we,” “us,” or “our” refer to MBF Healthcare Acquisition Corp. Unless we tell you otherwise, the information in this prospectus assumes that the underwriters have not exercised their over-allotment option; the term “business combination” as used in this prospectus means an acquisition through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination of one or more operating businesses in the healthcare industry; and the term “public stockholder” as used in this prospectus refers to those persons who purchase securities offered by this prospectus, including our existing stockholder. However, our existing stockholder’s status as a “public stockholder” shall exist only with respect to those securities offered pursuant to this prospectus.

We are a blank check company recently formed for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more operating businesses in the healthcare industry. To date, our efforts have been limited to organizational activities.

According to the Centers for Medicare and Medicaid Services, or CMS, the healthcare industry is one of the largest segments of the U.S. economy, with total U.S. healthcare expenditures in 2005 of nearly $2.0 trillion, or $6,697 per person, which accounted for 16% of the 2005 U.S. gross domestic product, or GDP. Overall, national healthcare spending is anticipated to continue to grow at close to 7% per year, reaching nearly $4.0 trillion by 2015. The primary drivers behind these expenditures are: (i) medical service spending, (ii) hospital spending and (iii) prescription drug spending. In 2005, over 81% of total U.S. healthcare expenditures related to the above categories, with medical services (including nursing homes and home healthcare), hospital care and prescription drugs comprising 41%, 30% and 10%, respectively. We anticipate that the substantial growth in healthcare witnessed over the past 25 years will continue. Therefore, we believe the healthcare industry offers a favorable environment to complete one or more business combinations, with which we expect to be able to create further value through the application of our management expertise.

We intend to direct our efforts on identifying acquisition candidates in the healthcare industry that have at least one of the following characteristics:

•	A strong fundamental yet under-capitalized business with the potential to further grow its products, services or geographic reach;

•	A valuable asset embedded in an underperforming business that would be more effectively utilized by improved management, technology or operational advances; and

•	A moderate or lagging business that may benefit from improved operational and financial performance.

We were organized and sponsored by a management team that brings together complementary skills and experience in the healthcare industry, including transactional execution, operations, raising private equity and finance. Much of our management team shares a common background and history with our existing shareholder, MBF Healthcare Partners, L.P., a private equity firm focused on investments in healthcare companies and that was formed in April 2005. Our management team is further differentiated by its operational experience:

•	Miguel B. (“Mike”) Fernandez, our Chairman and Chief Executive Officer, is a business leader who has formed and successfully grown several healthcare services companies. Mr. Fernandez has over 30 years of experience in the healthcare industry in the areas of operations, health insurance programs, managed care solutions, business development and investments. Mr. Fernandez is the Chairman and a Managing Director of MBF Healthcare Partners, L.P.

•	Jorge Rico, our Senior Vice President and Chief Operating Officer, has served as a Managing Director of MBF Healthcare Partners, L.P. since its inception. Mr. Rico has over 20 years of experience in the healthcare industry in the areas of operations, health plan administration, hospital administration, business development and information technology.

•	Marcio Cabrera, our Senior Vice President and Chief Financial Officer, has served as a Managing Director of MBF Healthcare Partners, L.P. since its inception and has over 14 years of experience in the healthcare industry in the areas of finance, operations and health plan administration.

Our management team currently intends to stay involved with us following a business combination, either as managers or in an advisory capacity. The role that our management team will assume following a business combination will depend on the type of business acquired and the sector of the healthcare industry in which the target company operates. If they do remain with our company, we may enter into employment or other compensation arrangements with them following a business combination, the terms of which have not yet been determined.

In addition to management’s abilities and experience, our management and directors have built and maintained extensive networks of relationships that we plan to use to identify and generate acquisition opportunities. These relationships include, among other sources, executives and board members at public and private healthcare companies, business brokers, private equity and venture capital firms, consultants, investment bankers, attorneys and accountants.

We are seeking to raise approximately $150,000,000 in this offering (or approximately $172,500,000 if the underwriters’ over-allotment option is exercised in full). While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more operating businesses whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions and taxes payable as described above) at the time of such initial business combination. In no instance will we acquire less than majority voting control of a target business. However, this restriction will not preclude a reverse merger or similar transaction where we will acquire the target business. We expect that an initial public offering of $150,000,000 will enable us to effect an initial business combination with a business whose fair market value is at least $114,000,000. Although we have no specific target business identified for a specific business combination, we believe, based on the experience of our management in the healthcare industry, that there should be opportunities to effect a business combination with a target business or a portion of a target business whose value is at least $114,000,000. We have not identified or been provided with the identity of, or had any indirect contact with potential acquisition candidates. In addition, neither we nor any of our affiliates or representatives has, as of the date of the prospectus, taken steps towards locating or consummating a business combination transaction. Furthermore, we do not have any specific business combination under consideration and have not had any discussions with respect to such a transaction. Neither management, nor the directors, any affiliate, agent or any other representative of ours has taken direct or indirect measures to locate a target business. In addition, no unaffiliated sources have approached us with potential target businesses for acquisition.

The actual amount of consideration which we will be able to pay for the business combination will depend on whether we choose, or are able, to pay a portion of the business combination consideration with shares of our common stock or if we are able to finance a portion of the consideration with debt financing. Although we have not identified any potential target businesses for our initial business combination, we believe that businesses that can be purchased for this amount are most likely to be able to operate on a merged basis with us as a stand alone publicly traded reporting company and to provide us with a large enough platform, in terms of assets and other resources, to grow the acquisition target and improve its performance. We believe that an initial public offering providing less net proceeds than this offering would make it more difficult for us to find a suitable target. On the other hand, if we were to raise substantially more than $150,000,000 (or $172,500,000 if the underwriters’ over-allotment option is exercised in full), the minimum size of the target businesses we could consider would be significantly larger. We believe the number of potentially available acquisition candidates of this kind are limited and we would face greater competition, especially from private equity investors, for these larger private companies. No financing arrangements have been entered into or contemplated with any third parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need if we decide to consummate a business combination for consideration in excess of our available assets at the time of acquisition.

We have not undertaken any diligence, evaluations, discussions, formal or informal, negotiations or other similar activities, whether directly by us, one of our affiliates, or through an unrelated third party, with respect to a business combination transaction. This includes the time period before our corporate existence was established and encompasses any and all evaluations or discussions that may have taken place prior to the involvement of our principals. While MBF Healthcare Partners, L.P., and its partners and employees, have engaged in the review of acquisition targets on behalf of MBF Healthcare Partners, L.P., they have not reviewed any acquisition targets on our behalf.

To minimize any conflicts, or the appearance of conflicts, MBF Healthcare Partners, L.P. and our directors and officers have granted us a “right of first refusal,” effective upon the consummation of this offering, with respect to any company or business in the healthcare industry whose aggregate enterprise value is at least equal to 80% of the balance in the trust account (less deferred underwriting discounts and commissions and taxes payable). Furthermore, we have agreed that any target companies with respect to which MBF Healthcare Partners, L.P. has initiated any contacts or entered into any discussions, formal or informal, or negotiations regarding such company’s acquisition prior to the completion of this offering will not be a potential acquisition target for us.

We are a Delaware corporation formed on June 2, 2006. Our offices are located at 121 Alhambra Plaza, Suite 1100, Coral Gables, Florida 33134 and our telephone number is (305) 461-1162.

Securities to be Purchased by Our Existing Stockholder

MBF Healthcare Partners, L.P., our existing stockholder, has agreed to purchase from us an aggregate of 343,750 units at a price of $8.00 per unit and 2,750,000 warrants at a price of $1.00 per warrant, for an aggregate purchase price of $5,500,000, in a private placement that will occur prior to the completion of this offering. Each warrant purchased in the private placement will entitle the holder to purchase one share of our common stock at a purchase price of $6.00 per share. The $1.00 purchase price for the warrants was determined jointly by the underwriters and us after reviewing and discussing comparable transactions. The units and the warrants will be subject to the escrow and voting arrangements and the waiver of liquidating distributions described below. The private placement warrants, including the warrants included in the private placement units, will be identical to the warrants included in the units to be sold and issued in this offering, except that (1) upon a redemption of warrants, MBF Healthcare Partners, L.P. will have the right to exercise those warrants on a cashless basis and (2) upon an exercise of warrants, MBF Healthcare Partners, L.P. will receive unregistered shares of common stock. Exercising warrants on a “cashless basis” means that in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder will forfeit a number of shares underlying the warrant with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the warrants are exercised on a cashless basis. Warrants included in the units sold in this offering are not exercisable on a cashless basis and the exercise price with respect to the warrants will be paid directly to us. Even if the prospectus relating to the common stock issuable upon exercise of the warrants issued in this offering is not current, the warrants, including the warrants included in the units, issued in the private placement to MBF Healthcare Partners, L.P. will be exercisable for unregistered shares of common stock.

MBF Healthcare Partners, L.P. has also agreed, pursuant to an agreement with the underwriters in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, to purchase up to $12.0 million of our common stock in the open market, at market prices not to exceed the per share amount held in the trust account (less taxes payable), commencing on the later of (a) ten business days after we file a Current Report on Form 8-K announcing our execution of a definitive agreement for our initial business combination or (b) 60 calendar days after the end of the “restricted period” under Regulation M, and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be voted upon by our stockholders. MBF Healthcare Partners, L.P. will not have any discretion or influence with respect to such purchases and will not be able to sell or transfer any common stock purchased in the open market pursuant to such agreement until six months following the consummation of a business combination. MBF Healthcare Partners, L.P. has agreed to vote all such shares of common stock purchased in the open market in favor of our initial business combination. If no business combination is approved by our stockholders, MBF Healthcare Partners, L.P. has agreed not to sell such shares, provided that it will be entitled to participate in any liquidating distributions with respect to such shares purchased in the open market.

The Offering

Securities Offered	18,750,000 units, at $8.00 per unit, each unit consisting of:

• one share of common stock; and

• one warrant.

The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants will begin separate trading 60 days after the earlier to occur of the expiration or termination of the underwriters’ option to purchase up to 2,812,500 additional units to cover over-allotments or the exercise in full of that option. In no event will separate trading of the common stock and warrants commence until we have filed an audited balance sheet reflecting our receipt of the gross proceeds of this offering and issued a press release announcing when separate trading will begin. We will file a Current Report on Form 8-K, including an audited balance sheet, promptly after the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will include proceeds we receive from the exercise of the over-allotment option if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K and, if such over-allotment option is exercised after such time, we will file an additional Current Report on Form 8-K including a balance sheet reflecting our receipt of the gross proceeds from the exercise of the over-allotment. For more information, see the section entitled “Description of Securities — Units.” The Current Report on Form 8-K will be publicly available on the Securities and Exchange Commission’s website at
http://www.sec.gov.

Common Stock:

Number of shares outstanding before the date of this prospectus	4,687,500 shares

Number of shares to be outstanding after this offering and the private placement	23,781,250 shares

Warrants:

Number of warrants outstanding before the date of this prospectus	0 warrants

Number of warrants to be outstanding after this offering and the private placement	21,843,750 warrants

Exercisability	Each warrant is exercisable for one share of common stock.

Exercise price	$6.00. In no event shall a warrant holder be entitled to receive a net cash settlement upon the exercise of warrants.

Exercise period	The warrants will become exercisable on the later of:

• the completion of a business combination on the terms described in this prospectus; or

• , 2008.

The warrants will expire at 5:00 p.m., New York City time, on , 2011 or earlier, upon redemption.

Securities to be purchased by our existing stockholder	MBF Healthcare Partners, L.P., our existing stockholder, has agreed to purchase from us an aggregate of 343,750 units at a price of $8.00 per unit and 2,750,000 warrants at a price of $1.00 per warrant, for an aggregate purchase price of $5,500,000, in a private placement that will occur prior to the completion of this offering. Mike Fernandez owns approximately 78% of the limited partnership interests and controls the general partner of MBF Healthcare Partners, L.P.

MBF Healthcare Partners, L.P. has also agreed, pursuant to an agreement with the underwriters in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, to purchase up to $12.0 million of our common stock in the open market, at market prices not to exceed the per share amount held in the trust account (less taxes payable), commencing on the later of (a) ten business days after we file a Current Report on Form 8-K announcing our execution of a definitive agreement for our initial business combination or (b) 60 calendar days after the end of the “restricted period” under Regulation M, and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be voted upon by our stockholders. MBF Healthcare Partners, L.P. will not have any discretion or influence with respect to such purchases and will not be able to sell or transfer any common stock purchased in the open market pursuant to such agreement until six months following the consummation of a business combination.

Redemption	We may redeem the outstanding warrants at any time after the warrants become exercisable:

• in whole and not in part;

• at a price of $0.01 per warrant;

• upon a minimum of 30 days’ prior written notice of redemption; and

    •     only if the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption.

We established the last criterion to provide warrant holders with a premium to the initial warrant exercise price, as well as a degree of liquidity to cushion the market reaction, if any, to our redemption call. If the above conditions are satisfied and we call the warrants for redemption, the warrant holders will then be entitled to exercise their warrants before the date scheduled for redemption. However, there can be no assurance that the price of the common stock will exceed $11.50 or the warrant exercise price after the redemption call is made. We do not need the consent of the underwriters or our stockholders to redeem the outstanding warrants.

Upon a redemption of warrants, MBF Healthcare Partners, L.P. will have the right to exercise the warrants, including the warrants included in the units, purchased by it in the private placement, on a cashless basis. Warrants included in the units issued in this offering are not exercisable on a cashless basis.

Proposed American Stock Exchange symbols for our securities

Units	MBH.U

Common Stock	MBH

Warrants	MBH.WS

Offering proceeds to be held in the trust account	$145,500,000 of the proceeds from this offering and the private placement (approximately $7.76 per unit) will be placed in a trust account at JPMorgan Chase & Co., maintained by Continental Stock Transfer & Trust Company acting as trustee, pursuant to an agreement to be signed on the date of this prospectus. Of the proceeds held in the trust account, $3,000,000, representing deferred underwriting discounts and commissions, will be paid to the underwriters if a business combination is consummated (subject to a $0.16 per share reduction for public stockholders who exercise their conversion rights as described below). The proceeds held in the trust account will not be released until the earlier of (i) the completion of a business combination on the terms described in this prospectus or (ii) our liquidation. See “Use of Proceeds.” Therefore, unless and until a business combination is consummated, the proceeds held in the trust account will not be available for our use for any expenses related to this offering or any expenses which we may incur related to the investigation and selection of a target business or the negotiation of an agreement to effect a business combination, including to make a down payment or deposit or fund a lock-up or “no-shop” provision with respect to a potential business combination. These expenses may be paid prior to a business combination only from the net proceeds from this offering not held in the trust account (approximately $1,800,000 after the payment of the expenses related to this offering).

None of the warrants may be exercised until the later of the completion of a business combination or , 2008. Thus, after the proceeds of the trust account have been disbursed, the warrant exercise price will be paid directly to us upon the exercise of any warrants.

Payments to insiders	There will be no fees or other payments paid to our existing stockholder, officers, directors or their affiliates prior to, or for any services they render in order to effectuate, the consummation of our initial business combination other than:

    •     repayment of a loan of up to $400,000, plus interest of 5% per year, made by MBF Healthcare Partners, L.P. in the form of a non-revolving line of credit, to cover expenses relating to the offering contemplated by this prospectus. The 5% interest rate on the loan was based on the market rate of other loans of similar risk. The unpaid principal balance under the line of credit as of December 31, 2006 was $240,000.

    •     payment to MBF Healthcare Partners, L.P. or its assignee of a monthly fee of $7,500 for general and administrative services, including office space, utilities, and secretarial support, plus the reimbursement of up to $750 per person per flight that may be paid to MBF Healthcare Management, an entity owned by Mike Fernandez, for costs arising from our officers’ and directors’ use of its corporate jet in connection with activities on our behalf, such as identifying and investigating targets for our initial business combination. We believe that, based on rents and fees for similar services in Miami, Florida, the fees charged by MBF Healthcare Partners, L.P. and MBF Healthcare Management are at least as favorable as we could have obtained from unaffiliated third-parties; and

    •     reimbursement of out-of-pocket expenses incurred by our officers and directors in connection with activities on our behalf, such as identifying and investigating targets for our initial business combination.

There is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our Board of Directors, which may include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged.

The stockholders must approve our initial business combination	We will seek stockholder approval before we effect our initial business combination, even if the nature of the acquisition would not ordinarily require stockholder approval under applicable state law. In connection with any vote required for our initial business combination, our existing stockholder has agreed to vote the shares of common stock held by it prior to the completion of this offering, including any shares of common stock included in the units purchased by it in the private placement, either for or against a business combination in the same manner that a majority of the shares of common stock are voted by our public stockholders. Our existing stockholder and our officers and directors also have agreed that if they acquire shares of common stock in or following completion of this offering, they will vote all such acquired shares in favor of our initial business combination. We will proceed with our initial business combination only if:

• a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination; and

    •     public stockholders owning less than 30% of the shares sold in this offering both vote against the business combination and exercise their conversion rights as described below. Our threshold for conversion rights has been established at 30% in order for this offering to be competitive with other offerings by blank check companies currently in the market. However, a 20% threshold is more typical in offerings of this type. We have selected the higher threshold to reduce the risk of a small group of shareholders exercising undue influence on the stockholder approval process. However, the 30% threshold entails certain risks described under the headings, “Risk Factors — Unlike most other blank check offerings, we allow up to but less than 30% of our public shareholders to exercise their conversion rights. This higher threshold will reduce the requirement to consummate a business combination that you may choose to vote against, and you may not receive the full amount of your original investment upon exercise of your conversion rights” and “— Unlike most other blank check offerings, we allow up to but less than 30% of our public shareholders to exercise their conversion rights. The ability of a larger number of our shareholders to exercise their conversion rights may not allow us to consummate the most efficient business combination or optimize our capital structure.”

Voting against the business combination alone will not result in an election to exercise a stockholder’s conversion rights. A stockholder must also affirmatively exercise such conversion rights at the time a business combination is voted upon by the stockholders. For more information, see the section entitled “Proposed Business — Effecting a Business Combination — Stockholder Approval of our Initial Business Combination.”

Conversion rights for stockholders voting to reject our initial business combination	Public stockholders voting against our initial business combination will be entitled to convert their stock into a pro rata share of the amount held in the trust account (including the amount held in the trust account representing the deferred portion of the underwriters’ discounts and commissions), including any interest earned on their pro rata share (net of taxes payable), if the business combination is approved and consummated. Public stockholders who convert their stock into a pro rata share of the trust account will continue to have the right to exercise any warrants they may hold. Our existing stockholder will not have any conversion rights with respect to shares of common stock held by it prior to the completion of this offering, including any shares of common stock included in units purchased in the private placement. In addition, by virtue of their agreement to vote any shares acquired in or after the completion of this offering in favor of a business combination, our existing stockholder and our officers and directors will not have any conversion rights in respect of those shares. We view the procedures governing the approval of our initial business combination, each of which are set forth in our amended and restated certificate of incorporation, as obligations to our stockholders, and neither we nor our Board of Directors will propose, or seek stockholder approval of, any amendment of these procedures.

Dissolution and distribution of assets if no business combination occurs	If we do not effect a business combination by , 2009 (24 months after the consummation of this offering), our corporate existence will terminate except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law, or DGCL, in which case we will as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the DGCL.

Section 281(b) will require us to adopt a plan for the distribution of our assets that will provide for the payment to our creditors and potential creditors, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may subsequently be brought against us in the subsequent 10 years. The plan will also provide that after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and liquidation, we will promptly distribute our remaining assets, including the amounts held in the trust account, solely to our public stockholders. We will liquidate our assets, including the trust account, and after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and liquidation, distribute those assets solely to our public stockholders. However, we cannot assure you that third parties will not seek to recover from the assets distributed to our public stockholders any amounts owed to them by us. Under the DGCL, our stockholders could be liable for any claims against the corporation to the extent of distributions received by them in dissolution. Further, since we will distribute our assets in accordance with Section 281(b) rather than Sections 280 and 281(a), any such liability of our stockholders could extend to claims for which an action, suit or proceeding is begun after the third anniversary of our dissolution.

MBF Healthcare Partners, L.P. has waived its right to participate in any distributions occurring upon our failure to complete a business combination with respect to shares of common stock acquired by it prior to this offering and in the private placement. In addition, MBF Healthcare Partners, L.P. and our officers and directors have agreed to waive any claim against us and the trust account, other than with respect to any shares of common stock acquired in this offering or in the open market following the consummation of this offering. We estimate that, in the event we liquidate the trust account, a public stockholder will receive from the trust account (1) approximately $7.76 per share plus (2) his proportionate share of the net interest earned on the trust account. We expect that all costs associated with implementing our plan for the distribution of our assets, including payments to any creditors, will be funded by the portion of the proceeds of this offering and the private placement which are not held in the trust account. We estimate that our total costs and expenses for implementing and completing our plan for distribution will be in the range of $50,000 to $75,000. This amount includes all costs and expenses relating to the winding up of our company. While we believe that there should be sufficient funds available from the proceeds not held in the trust account to fund the $50,000 to $75,000 of expenses, MBF Healthcare Partners, L.P. has agreed to pay the costs of liquidation in the event our remaining assets outside the trust account are insufficient to pay those costs. However, if we do not have sufficient funds to cover our liabilities and obligations, or if MBF Healthcare Partners, L.P. does not have sufficient funds to cover the amount that the costs and expenses for implementing and completing our liquidation exceeds our remaining assets outside the trust account, if any, the amount distributed to our public stockholders would be less than $7.76 per share.

In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share liquidation price will not be less than approximately $7.76.

Escrow of existing stockholder’s units, shares and warrants	On the date of this prospectus, our existing stockholder will place the shares it owned before this offering and the units, and underlying shares and warrants, and the warrants purchased in the private placement, into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. We may not waive the escrow provisions. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death, these units, shares and warrants will not be transferable during the escrow period and will not be released from escrow until the earlier of:

• our liquidation; and

• six months following the consummation of our initial business combination, unless we were to consummate a transaction after the consummation of the initial business combination which results in all of the shareholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

Audit Committee	We have established and will maintain an Audit Committee which initially will be composed of a majority of independent directors and will be within one year composed entirely of independent directors to, among other things, monitor compliance with the terms described above and the other terms relating to this offering and review and approve any affiliated transactions involving our company. If any noncompliance is identified, then the Audit Committee will be charged with responsibility to immediately take all action necessary to rectify such noncompliance or otherwise to cause compliance with the terms of this offering. For more information, see the section entitled “Management — Committees of the Board of Directors — Audit Committee.”

Risks

In making your decision whether to invest in our securities you should take into account not only the business experience of our management but also the special risks we face as a blank check company. Additionally, this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, and, therefore, you will not be entitled to the protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled “Risk Factors” beginning on page 14 of this prospectus.

Summary Financial Data

The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements, and the notes and schedules related thereto, which are included in this prospectus. To date, our efforts have been limited to organizational activities and activities related to this offering, so only balance sheet data is presented below.

	December 31, 2006
	Actual	As Adjusted(1)

Balance Sheet Data:
Working capital (deficiency)	$(495,300)	$145,162,608
Total assets	470,312	147,262,608
Underwriters’ discounts and commissions payable(2)	—	2,100,000
Total liabilities	507,704	2,100,000
Value of common stock that may be converted to cash (approximately $7.76 per share(2)	—	43,649,992
Stockholders’ equity (deficit)	(37,392)	101,512,616

(1)	Excludes deferred underwriting discounts and commissions equal to 2.0% of the gross proceeds, or $3,000,000 ($3,450,000 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. See the section entitled “Underwriting — Commissions and Discounts.”

(2)	For purposes of presentation, this table assumes that we have converted the maximum of 5,624,999 shares to cash in connection with our initial business combination, reducing the underwriters’ fee by $0.16 per share, or approximately $900,000. If no shares were converted to cash in connection with our initial business combination, the underwriters’ fee payable would be $3,000,000. The $7.76 per share amount includes $0.16 per share attributable to the deferred underwriters’ discounts and commissions. In addition to the $7.76 per share amount, stockholders who exercise their conversion rights will receive their proportionate share of interest earned on the funds in the trust account.

The “as adjusted” information gives effect to the private placement and the sale of the units we are offering pursuant to this prospectus, including the application of the estimated net proceeds and the repayment of the loan of up to $400,000 payable to MBF Healthcare Partners, L.P.

The working capital (as adjusted) and total assets (as adjusted) amounts include $145,500,000 that will be held in the trust account following the completion of this offering, including deferred underwriting discounts and commissions of $3,000,000 ($3,450,000 if the underwriters’ over-allotment option is exercised in full) (less $0.16 per share that the underwriters have agreed to forego with respect to shares public stockholders have elected to convert into cash pursuant to their conversion rights), which will be available to us only upon the consummation of a business combination within the time period described in this prospectus. If a business combination is not so consummated, we will be liquidated and the proceeds held in the trust account will be distributed solely to our public stockholders.

We will not proceed with a business combination that has been approved by a majority of shares of common stock voted by our public stockholders if public stockholders owning 30% or more of the shares sold in this offering both vote against the business combination and exercise their conversion rights. Accordingly, we may effect a business combination only if (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights. If this occurred, we would be required to convert to cash up to 5,624,999 of the 18,750,000 shares of common stock included in the units sold in this offering at an initial per share conversion price of $7.76, without taking into account interest earned on the trust account (net of taxes payable on income of the funds in the trust account). The actual per share conversion price will be equal to the amount in the trust account, including all accrued interest (net of taxes payable on income of the funds in the trust account), as of two business days prior to the consummation of the business combination, divided by the number of shares of common stock sold in this offering.

In connection with any vote required for our initial business combination, our existing stockholder has agreed to vote all of the shares of common stock held by it prior to the completion of this offering, including any shares of common stock included in the units purchased in the private placement, either for or against a business combination in the same manner that a majority of the shares of common stock are voted by our public stockholders. Our existing stockholder will not have conversion rights with respect to those shares. Our existing stockholder and our officers and directors also have agreed that if they acquire shares of common stock in or following consummation of this offering, they will vote all such acquired shares, including shares purchased in the open market pursuant to an agreement with the underwriters, in favor of our initial business combination. By virtue of this agreement, our existing stockholder and our officers and directors will not have any conversion rights in respect of those shares acquired in or following consummation of this offering.

RISK FACTORS

An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus, before making a decision to invest in our securities. If any of the following risks occur, our business, financial condition and results of operations may be adversely affected. In that event, the trading price of our securities could decline, and you could lose all or a part of your investment.

Risks Relating to the Company and the Offering

We are a development stage company with no operating history and, accordingly, you will have no basis upon which to evaluate our ability to achieve our business objective.

We are a recently incorporated development stage company with no operating results to date. Therefore, our ability to begin operations is dependent upon obtaining financing through the public offering of our securities. Because we do not have an operating history, you will have no basis upon which to evaluate our ability to achieve our business objective, which is to acquire one or more operating businesses in the healthcare industry. We do not have any business combination under consideration and we have neither identified, nor been provided with the identity of, any potential target businesses. Neither we, nor any of our affiliates or representative acting on our behalf, has had any direct or indirect contacts or discussions with any target business regarding a business combination or taken any direct or indirect measures to locate a target business or consummate a business combination. We will not generate any revenues (other than interest income on the proceeds of this offering held in the trust account) until, if at all, after the consummation of a business combination. We cannot assure you as to when, or if, a business combination will occur.

We may not be able to complete a business combination within the required time frame, in which case our corporate existence will terminate and we will be forced to liquidate.

We must complete a business combination with a fair market value at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the acquisition by            , 2009 (24 months after the consummation of this offering). If we fail to complete a business combination within the required time frame, our corporate existence will terminate and our amended and restated certificate of incorporation requires that we promptly initiate procedures to liquidate and distribute our assets in compliance with Section 281(b) of the Delaware General Corporation Law (DGCL). We do not have any business combination under consideration and we have neither identified nor been provided with the identity of any potential target businesses. Furthermore, we have agreed that any target companies with respect to which MBF Healthcare Partners, L.P. has initiated any contacts or entered into any discussions, formal or informal, or negotiations regarding such company’s acquisition prior to the completion of this offering will not be a potential acquisition target for us. Consequently, we may not be able to find suitable target businesses within the required time frame. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target may be reduced as we approach the deadline for the consummation of a business combination.

If we are forced to liquidate before a business combination, our public stockholders will receive less than $8.00 per share upon distribution of the funds held in the trust account and our warrants will expire with no value.

If we are unable to complete a business combination and are forced to liquidate our assets, the per share liquidation amount will be less than $8.00 because of the expenses related to this offering, our general and administrative expenses, and the anticipated costs associated with seeking a business combination. Furthermore, holders of our warrants are not entitled to participate in a liquidation distribution and the warrants will expire with no value if we liquidate before the completion of a business combination. As a result, purchasers of the units will have paid the full unit purchase price of $8.00 solely for the share of common stock included in each unit.

Unlike most other blank check offerings, we allow up to but less than 30% of our public stockholders to exercise their conversion rights. This higher threshold will reduce the requirement to consummate a business combination that you may choose to vote against, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

When we seek stockholder approval of a business combination, we will offer each public stockholder (other than our existing stockholder and our officers and directors) the right to have their shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. We will consummate the initial business combination only if the following two conditions are met: (i) a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and (ii) public stockholders owning 30% or more of the shares sold in this offering do not vote against the business combination and exercise their conversion rights. Because we permit a larger number of stockholders to exercise their conversion rights, it will reduce the requirement to consummate an initial business combination with a target business which you may vote against, and you may not receive the full amount of your original investment upon exercise of your conversion rights.

Unlike most other blank check offerings, we allow up to but less than 30% of our public stockholders to exercise their conversion rights. The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most efficient business combination or optimize our capital structure.

When we seek stockholder approval of a business combination, we will offer each public stockholder (other than our existing stockholder and our officers and directors) the right to have their shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and consummated. Such holder must both vote against such business combination and then exercise their conversion rights to receive a pro rata share of the trust account. Unlike most other blank check offerings which have a 20% threshold, we allow up to but less than 30% of our public stockholders to exercise their conversion rights. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion if the transaction is approved, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at a higher than desirable level. This may limit our ability to effectuate the most attractive business combination available to us.

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

Our amended and restated certificate of incorporation contains certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	upon consummation of this offering, $145,500,000 (or a greater amount up to $166,875,000, depending on the amount of the over-allotment option that is exercised, if any) of the proceeds from this offering and of the private placement, and the deferred underwriting discount will be placed into the trust account, which funds may not be disbursed from the trust account except in connection with our initial business combination or upon our liquidation;

•	prior to the consummation of our initial business combination, we will submit such business combination to our stockholders for approval;

•	we may not consummate our initial business combination unless (i) it is approved by a majority of the shares of our common stock voted by our public stockholders and (ii) public stockholders owning less than 30% of the shares sold in this offering both vote against the business combination and exercise their conversion rights;

•	if our initial business combination is approved and consummated, public stockholders who voted against the business combination and who exercised their conversion rights will receive their pro rata share of the trust account (net of taxes payable);

•	if a business combination is not consummated within the 24-month period specified in this prospectus, our corporate existence will terminate and our power will immediately thereupon be limited to acts and activities relating to winding up our affairs, including distribution of our assets, and we will not be able to engage in any other business activities; and

•	we may not consummate our initial business combination unless it meets the conditions specified in this prospectus, including the requirement that the business combination be with an operating business whose fair market value is equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination.

Our amended and restated certificate of incorporation requires that we obtain the unanimous consent of our stockholders to amend the above provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, some or all of the above provisions could be amended without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders and we will not take any action to waive or amend any of these provisions.

Because there are numerous “blank check” companies similar to ours seeking to effectuate a business combination, it may be more difficult for us to complete a business combination.

Based upon publicly available information, as of January 31, 2007, approximately 81 similarly structured “blank check” companies have completed initial public offerings in the United States since August 2003 and numerous others have filed registration statements. Of these companies, we estimate that only 17 companies have consummated a business combination, while 27 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations but have not yet consummated such business combinations. Accordingly, there are approximately 37 “blank check” companies which we estimate to have more than $2.9 billion in trust, and potentially an additional 52 “blank check” companies with more than an additional $4.4 billion in trust, that have filed registration statements and are or will be seeking to enter into a business combination. While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may complete a business combination in any industry they choose. We believe that there are approximately three blank check companies that have identified the healthcare industry as the industry in which they are seeking to complete a business combination, and another 15 companies that have declared that they intend to target a broader range of companies to effect a business combination, which may include companies in the healthcare industry. As a result, we may be subject to competition from these and other companies seeking to complete a business combination within the healthcare industry which, in turn, will result in an increased demand for privately-held companies in these industries. Further, the fact that only 17 “blank check” companies have completed a business combination, and 27 other companies have entered into definitive agreements or letters of intent with respect to potential business combinations, may be an indication that there are a limited number of attractive target businesses available or that many target businesses may not be inclined to enter into a business combination with a publicly-held “blank check” company. Because of this competition, we cannot assure you that we will be able to effectuate a business combination within the required time period. If we are unable to find a suitable target operating business within such time periods, the terms of our amended and restated certificate of incorporation will require us to liquidate.

We may have insufficient resources to cover our operating expenses and the expenses of consummating a business combination.

We have reserved approximately $1,800,000 from the proceeds of this offering to cover our operating expenses for the next 24 months, including expenses incurred in connection with a business combination, based upon our management’s estimate of the amount required for these purposes. This estimate may prove inaccurate, especially if a portion of the available proceeds is used to make a down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated. If we do not have sufficient proceeds available to cover our expenses, we may be forced to obtain additional financing. We may not be able to obtain additional financing and neither MBF Healthcare Partners, L.P. nor our management is obligated to provide any additional financing. If we do not have sufficient proceeds and are unable to obtain additional financing, we may be forced to liquidate prior to consummating a business combination.

The ability of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

When we seek stockholder approval of our initial business combination, we will offer each public stockholder (other than our existing stockholder) the right to have his, her or its shares of common stock converted to cash if the stockholder votes against our initial business combination and our initial business combination is approved and consummated. Such holder must both vote against such business combination and then exercise his, her or its conversion rights to receive a pro rata share of the trust account. Accordingly, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may end up having to incur an amount of leverage that is not optimal for our business combination. This may limit our ability to effectuate the most attractive business combination available to us.

Because the amount of time it will take to obtain physical stock certificates is uncertain and beyond our control, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights.

We may require that stockholders who wish to exercise their conversion rights tender physical certificates representing their shares to us not later than the day prior to the stockholders meeting. In order to obtain a physical stock certificate, a stockholder’s broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If it takes longer than we anticipate to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.

Our determination of the offering price of our units and of the aggregate amount of proceeds we are raising in this offering was more arbitrary than typically would be the case if we were an operating company rather than an acquisition vehicle.

Prior to this offering we had no operating history and there was no public market for any of our securities. The public offering price of the units, the terms of the warrants, aggregate proceeds we are raising, and the amount to be placed in a trust account were the products of negotiations between the underwriters and us. The factors that were considered in making these determinations included:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business in the healthcare industry;

•	our capital structure;

•	an assessment of our management team and their experience in identifying acquisition targets and structuring acquisitions;

•	general conditions of the securities markets at the time of the offering;

•	the likely competition for acquisition targets; and

•	the likely number of potential targets.

We expect that an initial public offering of $150,000,000 will enable us to effect an initial business combination with a business whose fair market value is at least $114,000,000. The actual amount of consideration which we will be able to pay for the business combination will depend on whether we choose, or are able, to pay a portion of the business combination consideration with shares of our common stock or if we are able to finance a portion of the consideration with debt financing. Although these factors were considered, the determination of our per unit offering price and aggregate proceeds was more arbitrary than typically would be the case if we were an operating company, as it is management’s estimate of the amount needed to fund our operations for the next 24 months since we have no operating history or financial results. In addition, because we have not identified any potential target businesses, management’s assessment of the financial requirements necessary to complete a business combination may prove to be inaccurate, in which case we may not have sufficient funds to complete a business combination and we will be forced to either find additional financing or liquidate.

You will not be entitled to protections normally afforded to investors of blank check companies under federal securities laws.

Because the net proceeds from this offering are intended to be used to complete a business combination with one or more operating businesses that have not been identified, we may be deemed to be a blank check company under federal securities laws. However, since we will have net tangible assets in excess of $5,000,000 upon the successful consummation of this offering and subsequently will file a Current Report on Form 8-K with the Securities and Exchange Commission, or the SEC, including an audited balance sheet demonstrating this fact, we believe that we are exempt from the rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Because we do not believe we are subject to Rule 419, our units will be immediately tradeable and we will have a longer period of time within which to complete a business combination in certain circumstances than would be permitted under Rule 419.

If we do not consummate a business combination and dissolve, payments from the trust account to our public stockholders may be delayed.

We currently believe that our dissolution and any plan of distribution subsequent to the expiration of the 24-month deadline contained in our amended and restated certificate of incorporation would proceed in approximately the following manner. Our board of directors will, consistent with our amended and restated certificate of incorporation, as promptly as practicable thereafter adopt a plan of distribution in accordance with Section 281(b) of the DGCL. Due to the need to comply with Section 281(b), we cannot provide any assurances that the distribution of our assets will occur within a specified time frame.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them, regardless of when the claims are filed.

We cannot assure you that third parties will not seek to recover from the assets distributed to our public stockholders any amounts owed to them by us. Under the DGCL, our stockholders could be liable for any claims against the company to the extent of distributions received by them in dissolution. Further, because we will distribute our assets in accordance with Section 281(b) rather than Sections 280 and 281(a), any such liability of our stockholders could extend to claims for which an action, suit or proceeding is begun after the third anniversary of our dissolution. The limitations on stockholder liability under the DGCL for claims against a dissolved corporation are determined by the procedures that a corporation follows for distribution of its assets following dissolution. If we complied with the procedures set forth in Sections 280 and 281(a) of the DGCL (which would include, among other things, a 60-day notice period during which any third-party claims can be brought against us, a 90-day period during which we may reject any claims brought, an additional 150-day waiting period before any liquidating distributions are made to stockholders, as well as review by the Delaware Court of Chancery) our stockholders would have no further liability with respect to claims on which an action, suit or proceeding is begun after the third anniversary of our dissolution. However, in accordance with our intention to dissolve and distribute our assets to our stockholders as soon as reasonably possible after dissolution, our amended and restated certificate of incorporation provides that we will comply with Section 281(b) of the DGCL instead of Sections 280 and 281(a). Accordingly, our stockholders’ liability could extend to claims for which an action, suit or proceeding is begun after the third anniversary of our dissolution.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per share liquidation price received by our stockholders would be less than approximately $7.76 per share.

Placing the funds in a trust account may not protect those funds from third-party claims against us. Pursuant to Sections 280 and 281 of the DGCL, upon our dissolution we will be required to pay or make reasonable provision to pay all claims and obligations of the corporation, including all contingent, conditional, or unmatured claims. While we intend to pay those amounts from our funds not held in trust, we cannot assure you those funds will be sufficient to cover such claims and obligations. Although we will seek to have all vendors, prospective target businesses, and other entities with whom we execute agreements waive any right, title, interest, or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will enter into such agreements, and it is not a condition to our doing business with anyone. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. In any event, our management would perform an analysis of the alternatives available to it and would enter into an agreement with a third party that did not execute a waiver only if management believed that such third party’s engagement would be significantly more beneficial to us than any alternative. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts, or agreements with us and will not seek recourse against the trust account for any reason. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over the claims of our public stockholders and the per share liquidation price could be less than approximately $7.76, plus interest (net of taxes payable on such interest, which taxes, if any, shall be paid from the trust account), due to claims of such creditors or other entities. Any insurance we may procure to cover such claims will be subject to various limits and exclusions and may be insufficient to adequately protect the trust account against such claims.

If we are unable to complete a business combination and are forced to liquidate, our current officers have each agreed to be jointly and severally personally liable for ensuring that the proceeds in the trust account are not reduced by (i) the claims of vendors for services rendered or products sold to us, (ii) claims of prospective target businesses for fees and expenses of third parties for which we agree in writing to be liable and (iii) claims by vendors or prospective target businesses, or if such person or entity does not provide a valid and enforceable waiver to rights or claims to the trust account so as to ensure that the proceeds in the trust account are not reduced by the claims of such persons that are owed money by us, in each case to the extent any insurance we may procure is inadequate to cover any claims made against the trust account and the payment of such debts or obligations actually reduces the amount in the trust account. Based on representations made to us by our officers, we currently believe that they are of substantial means and capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations, but we have not asked them to reserve for such an eventuality. The indemnification obligations may be substantially higher than our officers currently foresee or expect and their financial resources may deteriorate in the future. Hence, we cannot assure you that our officers will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by those claims. If our Board of Directors adopts a plan of distribution of our assets and it is subsequently determined that our reserve for claims and liabilities to third parties is insufficient, stockholders who received funds from our trust account could be liable for up to such amounts to creditors.

If we are forced to file a bankruptcy case or an involuntary case is filed against us that is not dismissed, the funds held in the trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per share liquidation distribution would be less than the initial $7.76 per share held in the trust account.

Because we have not selected any prospective target businesses, you will be unable to ascertain the merits or risks of any particular target business’ operations.

Because we have not yet selected or approached any prospective target businesses with respect to a business combination, there is no basis to evaluate the possible merits or risks of any particular target business’ operations, financial condition, or prospects. To the extent we complete a business combination, we may be affected by numerous risks inherent in the business operations of the acquired company or companies. Although our management will endeavor to evaluate the risks inherent in a particular target business, we cannot assure you that we will properly ascertain or assess all of the significant risk factors, or that we will have adequate time to complete due diligence. Furthermore, some of these risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in any particular target business.

A significant portion of working capital could be expended in pursuing acquisitions that are not consummated.

It is anticipated that the investigation of each specific target business and the negotiation, drafting, and execution of relevant agreements, disclosure documents, and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys, and others. In addition, we may opt to make down payments or pay exclusivity or similar fees in connection with structuring and negotiating a business combination. If a decision is made not to complete a specific business combination, the costs incurred up to that point in connection with the abandoned transaction, potentially including down payments or exclusivity or similar fees, will not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate the transaction for any number of reasons including those beyond our control, such as if 30% or more of our public stockholders vote against the transaction even though a majority of our public stockholders approve the transaction. Any such event will result in a loss to us of the related costs incurred, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We may issue additional shares of our capital stock, including through convertible debt securities, to complete a business combination, which would reduce the equity interest of our stockholders and may cause a change in control of our ownership.

Our amended and restated certificate of incorporation authorizes the issuance of up to 50,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value

$.0001 per share. Immediately after this offering (assuming no exercise of the underwriters’ over-allotment option), there will be 1,562,500 authorized but unissued shares of our common stock available for issuance (after appropriate reservation of shares issuable upon full exercise of our outstanding warrants and the underwriters’ over-allotment option) and all of the 1,000,000 shares of preferred stock available for issuance. Although we have no commitments as of the date of this offering to issue any additional securities, we may issue a substantial number of additional shares of our common stock, preferred stock, or a combination of both, including through convertible debt securities, to complete a business combination. The issuance of additional shares of our common stock or any number of shares of preferred stock, including upon conversion of any debt securities:

•	may significantly reduce the equity interest of investors in this offering;

•	could cause a change in control which may affect, among other things, our ability to use our net operating loss carryforwards, if any, and result in the resignation or removal of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock and warrants.

We may issue notes or other debt securities, or otherwise incur substantial debt, to complete a business combination, which may adversely affect our leverage and financial condition.

Although as of the date of this offering we have no commitments to incur any debt, we may choose to incur a substantial amount of debt to finance a business combination. The incurrence of debt:

•	may lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	may cause an acceleration of our obligation to repay the debt, even if we make all principal and interest payments when due, if we breach the covenants contained in the terms of any debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	may create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on demand;

•	may require us to dedicate a substantial portion of our cash flow to pay principal and interest on our debt, which will reduce the funds available for dividends on our common stock, working capital, capital expenditures, acquisitions, and other general corporate purposes;

•	may limit our flexibility in planning for and reacting to changes in our business and in the industry in which we operate;

•	may make us more vulnerable to adverse changes in general economic, industry, and competitive conditions and adverse changes in government regulation;

•	may limit our ability to borrow additional amounts for working capital, capital expenditures, acquisitions, debt service requirements, execution of our strategy, or other purposes; and

•	may place us at a disadvantage compared to our competitors who have less debt.

Any desire by our current officers and directors to remain with us following a business combination may result in a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interests.

The personal and financial interests of our current officers and directors may influence them to condition an acquisition on their retention with us following the business combination, and to view more favorably acquisition targets that offer them a continuing relationship, either as an officer, director, consultant, or other third-party service provider, after the business combination. In addition, there may be a conflict of interest in the negotiation of the terms and conditions related to such continuing relationships as our officers and directors may be influenced by their personal and financial interests rather than the best interests of our public stockholders.

The loss of any member of our management team prior to the consummation of a business combination could adversely affect our ability to successfully consummate a business combination.

Our operations prior to our initial business combination are dependent upon a relatively small group of members of our management, including Mike Fernandez, Marcio Cabrera and Jorge Rico. We believe that our success prior to the consummation of a business combination depends upon the continued service of our management. We cannot assure you that these individuals will remain with us for the immediate or foreseeable future. We do not have key man life insurance on these individuals. We do not have employment contracts with any of our current management. The loss of any of these individuals would have an adverse effect on our ability to successfully consummate a business combination.

Our ability to be successful following a business combination will depend on the efforts of the management team that remains with the combined company.

Our management team currently intends to stay involved with us following a business combination, either as managers or in an advisory capacity. The role that our management team will assume following a business combination will depend on the type of business acquired and the sector of the healthcare industry in which the target company operates. The future role of our management personnel following a business combination, however, cannot presently be fully ascertained. In making the determination whether our current management should remain with us following the business combination, management will analyze the experience and skill set of the target business’ management, determine whether it is in the best interests of the combined company to retain such personnel and negotiate with such personnel as appropriate. We will have limited ability to evaluate the management of the target business and we cannot assure you that our assessment of these individuals will prove to be correct.

Our management team will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate mutually agreeable employment terms as a part of any such combination, which terms would be disclosed to our stockholders in any proxy statement relating to such transaction. If we acquired a target business in an all-cash transaction, it would be more likely that the current members of management would remain with us, if they choose to do so. If a business combination were structured as a merger in which the stockholders of the target company were to control the combined company following a business combination, it may be less likely that our current management would remain with the combined company because control of the company would rest with the target company and not our current management unless otherwise negotiated as part of the transaction in the acquisition agreement, an employment agreement, or other arrangement. If our current management chooses to remain with us after the business combination, they will negotiate the terms of the business combination as well as the terms of their employment arrangements and may have a conflict of interest in negotiating the terms of the business combination while, at the same time, negotiating terms of their employment arrangements. The unexpected loss of the services of one or more of these members of our management team could have a detrimental effect on us.

Our officers and directors will allocate their time to other businesses, thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This could have a negative impact on our ability to complete a business combination.

Our officers and directors are not required to, and will likely not, commit their full time to our affairs, which may result in a conflict of interest in allocating their time between our operations and other businesses. We do not intend to have any full-time employees prior to the consummation of a business combination. Each member of our management team is engaged in several other business endeavors, including without limitation, active employment with MBF Healthcare Partners, L.P., and they are not obligated to contribute any specific number of hours per week to our affairs. As active employees of MBF Healthcare Partners, L.P., or the fund, members of our management team are required to identify target businesses for the fund, which could impact their ability to identify target businesses for us. Furthermore, we have agreed that any target companies with respect to which MBF Healthcare Partners, L.P. has initiated any contacts or entered into any discussions, formal or informal, or negotiations regarding such company’s acquisition prior to the completion of this offering will not be a potential acquisition target for us. If our officers’ and directors’ other business affairs require them to devote substantial amounts of time to such affairs in excess of their current commitment levels, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to complete a business combination.

Our officers and directors are, and may in the future become, affiliated with entities in the healthcare industry and, accordingly, may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

Following the consummation of this offering and until we complete a business combination, we intend to engage in the business of identifying and acquiring one or more potential target businesses in the healthcare industry. Our officers and directors are affiliated with entities, including other “blank check” companies, that are engaged in a similar business. Each of Mike Fernandez, Marcio Cabrera and Jorge Rico is affiliated with MBF Healthcare Partners, L.P., a private equity firm targeting companies in the healthcare industry for acquisition or investment. Roger J. Medel and Carlos Saladrigas, members of our Board of Directors, are also on the Advisory Committee of MBF Healthcare Partners, L.P. Mike Fernandez is a majority owner of Healthcare Atlantic, Inc., one of Florida’s largest dental health maintenance organizations. In addition, Mr. Fernandez is on the board of directors of Pediatrix Medical Group, Inc., a provider of newborn, maternal-fetal and pediatric physician services and Mr. Medel is the Chief Executive Officer and a director of Pediatrix Medical Group, Inc. These entities may compete with us for investment and acquisition opportunities.

Each of Messrs. Fernandez, Cabrera, Rico, Saladrigas and Argiz and MBF Healthcare Partners, L.P. has granted us a “right of first refusal,” effective upon the consummation of this offering, with respect to any company or business in the healthcare industry whose aggregate enterprise value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable). However, if our other officers and directors become aware of business opportunities that may be appropriate for presentation to us as well as the other entities with which they are or may be affiliated, due to existing and potential future affiliations with these and other entities, they may have fiduciary obligations to present potential business opportunities to those entities prior to presenting them to us.

Mike Fernandez, our Chairman and Chief Executive Officer, is subject to non-competition restrictions that will restrict us from pursuing business opportunities in selected sectors of the healthcare industry. This could have a negative impact on our ability to complete a business combination.

In connection with the disposition of previously owned businesses in the healthcare industry, Mike Fernandez entered into various noncompetition agreements. Mike Fernandez agreed that until December 31, 2007, he would not directly or indirectly, own, operate, manage, control, engage in, invest in or participate in any manner in any business related to any Florida state-sponsored health insurance business, including but not limited to, any program administered by AHCA, Florida Healthy Kids corporation or the Florida Department of Elder Affairs. In addition, until February 16, 2010, Mike Fernandez cannot (1) own or operate any medical center, office, clinic or facility in Florida or (2) directly or indirectly engage in any Medicare+Choice/Medicare Advantage Program, Medicare insurance line of business or Medicare insurance product in any of the following jurisdictions: Arizona, Colorado, Florida, Georgia, Illinois, Iowa, Kansas, Kentucky, Louisiana, Michigan, Minnesota, Missouri, North Carolina, North Dakota, Ohio, Puerto Rico, South Carolina, South Dakota, Tennessee, Texas, Utah and Wisconsin. Because of Mike Fernandez’s position as our Chairman and Chief Executive Officer, the restrictions in his non-competition agreements will effectively restrict us from pursuing business combinations and investments that involve certain government sponsored healthcare services which we could have considered had these non-competition agreements not been in place. Our inability to pursue these opportunities could have a negative impact on our ability to complete a business combination.

None of our officers or directors has ever been associated with a publicly held blank check company.

Our officers and directors have never served as officers or directors of a development stage public company with the business purpose of raising funds to acquire a company. Furthermore, our officers and directors have limited experience in private equity companies with the business purpose of raising funds to acquire a company. Accordingly, you may not be able to adequately evaluate their ability to successfully complete a business combination through a blank check public company or a company with a structure similar to ours.

Because Mike Fernandez, our Chairman and Chief Executive Officer, indirectly owns shares of our common stock that will not participate in liquidating distributions, he may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

Mike Fernandez, our Chairman and Chief Executive Officer, through MBF Healthcare Partners, L.P., indirectly owns shares of our common stock. Upon our liquidation, MBF Healthcare Partners, L.P. will not have the right to receive distributions from the trust account with respect to shares of our common stock it acquired prior to the completion of this offering and it would lose its entire investment in us were this to occur. Therefore, Mr. Fernandez’s personal and financial interests may influence his motivation in identifying and selecting target businesses and completing a business combination in a timely manner. This may result in a conflict of interest when determining whether the terms, conditions, and timing of a particular business combination are appropriate and in our stockholders’ best interest.

Our officers’ and directors’ interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in determining whether a particular target business is appropriate for a business combination and in the public stockholders’ best interest.

Our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account unless the business combination is consummated. The amount of available proceeds is based upon our management’s estimate of the amount needed to fund our operations for the next 24 months and complete a business combination. This estimate may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with a business combination or pay exclusivity or similar fees or if we expend a significant portion of the available proceeds in pursuit of an acquisition that is not consummated. The financial interest of our officers and directors could influence their motivation in selecting a target business and thus, there may be a conflict of interest when determining whether a particular business combination is in our public stockholders’ best interest.

We may engage in a business combination with one or more target businesses that have relationships with entities that may be affiliated with our existing stockholder or our officers and directors, which may raise potential conflicts of interest.

In light of our existing stockholder’s and our officers’ and directors’ involvement with other healthcare companies and our intent to complete a business combination with one or more operating businesses in the same industry, we may decide to acquire one or more businesses affiliated with our existing stockholder or our officers and directors. For example, each of Mike Fernandez, Marcio Cabrera and Jorge Rico is affiliated with our existing stockholder, MBF Healthcare Partners, L.P., a private equity firm that has acquired one healthcare company and is targeting companies in the healthcare industry for acquisition or investment. In addition, Mike Fernandez is the majority owner of Healthcare Atlantic, Inc. and Hospitalists of America, LLC, both companies in the healthcare industry. Further, Mr. Fernandez is on the board of directors of Pediatrix Medical Group, Inc. and Mr. Medel is the Chief Executive Officer and a director of Pediatrix Medical Group, Inc. Despite our agreement to obtain an opinion from an independent investment banking firm regarding the fairness to our public stockholders from a financial point of view of a business combination with one or more businesses affiliated with our existing stockholder, or our officers and directors, potential conflicts of interest still may exist and, as a result, the terms of the business combination may not be as advantageous to our public stockholders as they would be absent any conflicts of interest.

We will not generally be required to obtain a determination of the fair market value of a target business or target businesses from an unaffiliated, independent investment banking firm.

Our initial business combination must be with one or more operating businesses whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition. The fair market value of such business or businesses will be determined by our Board of Directors based upon standards generally accepted by the financial community, such as actual and potential sales, earnings, cash flow, and book value. We have agreed to obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc., or NASD, with respect to the satisfaction of such criteria. However, we will not be required to obtain an opinion from an investment banking firm as to the fair market value if our Board of Directors independently determines that the target business or businesses have sufficient fair market value, even if the target business or businesses are affiliated with one of our officers or directors.

The American Stock Exchange may delist our securities from trading on its exchange which could limit investors’ ability to make transactions in our securities and subject us to additional trading restrictions.

We intend that our securities will be listed on the American Stock Exchange, a national securities exchange, on or promptly after the date of this prospectus. We cannot assure you that our securities will be, or will continue to be, listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with our business combination, it is likely that the American Stock Exchange may require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

If the American Stock Exchange delists our securities from trading on its exchange and we are not able to list our securities on another exchange or to have them quoted on Nasdaq, our securities could be quoted on the OTC Bulletin Board, or “pink sheets.” As a result, we could face significant material adverse consequences including:

•	a limited availability of market quotations for our securities;

•	a determination that our common stock is a “penny stock” which will require brokers trading in our common stock to adhere to more stringent rules and possibly resulting in a reduced level of trading activity in the secondary trading market for our securities;

•	a limited amount of news and analyst coverage for our company; and

•	a decreased ability to issue additional securities or obtain additional financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities”. Since we will be listed on the American Stock Exchange, our securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. While we are not aware of a state having used these powers to prohibit or restrict the sale of securities issued by blank check companies, certain state securities regulators view blank check companies unfavorably and might use these powers, or threaten to use these powers, to hinder the sale of securities of blank check companies in their states. Further, if we were no longer listed on the American Stock Exchange, our securities would not be covered securities and we would be subject to regulation in each state in which we offer securities.

If our common stock becomes subject to the SEC’s penny stock rules, broker-dealers may experience difficulty in completing customer transactions and trading activity in our securities may be adversely affected.

If at any time our securities are no longer listed on the American Stock Exchange or another exchange or quoted on Nasdaq or we have net tangible assets of $5,000,000 or less or our common stock has a market price per share of less than $5.00, transactions in our common stock may be subject to the “penny stock” rules promulgated under the Securities Exchange Act of 1934, as amended. Under these rules, broker-dealers who recommend such securities to persons other than institutional accredited investors must:

•	make a special written suitability determination for the purchaser;

•	receive the purchaser’s written agreement to a transaction prior to sale;

•	provide the purchaser with risk disclosure documents that identify certain risks associated with investing in “penny stocks” and that describe the market for these “penny stocks,” as well as a purchaser’s legal remedies; and

•	obtain a signed and dated acknowledgment from the purchaser demonstrating that the purchaser has actually received the required risk disclosure document before a transaction in “penny stock” can be completed.

If our common stock becomes subject to these rules, broker-dealers may find it difficult to effect customer transactions and trading activity in our securities may be adversely affected. As a result, the market price of our securities may be depressed, and you may find it more difficult to sell our securities.

We may only be able to complete one business combination, which may cause us to be solely dependent on a single business and a limited number of products or services.

The net proceeds from this offering and the private placement estimated at $147,300,000, or $168,675,000 if the over-allotment option is exercised in full, will provide us with approximately $145,500,000, or $166,875,000 if the over-allotment option is exercised in full, which we may use to complete a business combination. Although we are permitted to effect a business combination with more than one target business, we currently intend to effect our initial business combination with a single operating business whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the acquisition. If we acquire more than one target business, additional issues would arise, including possible complex accounting issues, which would include generating pro forma financial statements reflecting the operations of several target businesses as if they had been combined, and numerous logistical issues, which would include attempting to coordinate the timing of negotiations, proxy statement disclosure, and closing with multiple target businesses. In addition, we would be exposed to the risk that conditions to closings with respect to the acquisition of one or more of the target businesses would not be satisfied, bringing the fair market value of the business combination below the required threshold of 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable). As a result, we are likely to complete a business combination with only a single operating business, which may have only a limited number of products or services. The resulting lack of diversification may:

•	result in our dependency upon the performance of a single operating business;

•	result in our dependency upon the development or market acceptance of a single or limited number of products, processes, or services; and

•	subject us to numerous economic, competitive, and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industry in which we may operate subsequent to a business combination.

In this case we will not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities that may have the resources to complete several business combinations in different industries or different areas of a single industry so as to diversify risks and offset losses. Further, the prospects for our success may be entirely dependent upon the future performance of the initial target business or businesses we acquire.

Any attempt to consummate more than one transaction as our initial business combination will make it more difficult to consummate our initial business combination.

In the event that we are unable to identify a single operating company with which to engage in a business combination, we may seek to acquire contemporaneously multiple operating companies whose collective fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of those acquisitions. Acquisitions involve a number of special risks, including diversion of management’s attention, legal, financial, accounting, and due diligence expenses, and general risks that transactions will not be consummated. To the extent we try to consummate more than one transaction at the same time, all of these risks will be exacerbated, especially in light of the small size of our management team and our limited financial and other resources. Completing our initial business combination through more than one acquisition likely would result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the acquisition with multiple sellers. In addition, due to the difficulties involved in consummating multiple acquisitions concurrently, our attempt to complete our initial business combination in this manner would increase the chance that we would be unable to successfully complete our initial business combination in a timely manner. In addition, if our initial business combination entails simultaneous transactions with different sellers, each seller will need to agree that its transaction is contingent upon the simultaneous closing of the other transactions, which may make it more difficult for us, or delay our ability, to complete the initial business combination. As a result, if we attempt to consummate our initial business combination in the form of multiple transactions, there is an increased risk that we will not be in a position to consummate some or all of those transactions, which could result in our failure to satisfy the requirements for an initial business combination and force us to liquidate.

Because of our limited resources and the significant competition for business combination opportunities, we may not be able to consummate an attractive business combination.

We expect to encounter intense competition from other entities having a business objective similar to ours, including venture capital funds, leveraged buyout funds, operating businesses, and other entities and individuals, both foreign and domestic. Many of these entities are well established and have extensive experience in identifying and effecting business combinations directly or through affiliates. Many of these competitors possess greater technical, human, and other resources than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous potential target businesses that we could acquire with the net proceeds of this offering, together with additional financing, if available, our ability to compete in acquiring certain sizable target businesses will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target businesses. Further:

•	our obligation to seek stockholder approval of a business combination may delay or prevent the consummation of a transaction;

•	our obligation not to target any companies with respect to which MBF Healthcare Partners, L.P. has initiated any contacts or entered into any discussions, formal or informal, or negotiations regarding such company’s acquisition prior to the completion of our offering may prevent the consummation of a transaction within the required time frame;

•	our obligation to convert the shares of common stock into cash in certain instances may reduce the resources available for a business combination; and

•	our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

In the event that we are unable to identify a single operating company with which to engage in a business combination, we may seek to acquire contemporaneously multiple operating companies whose collective fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of those acquisitions. To the extent that our business combination entails the contemporaneous acquisition of more than one operating business, we may not have sufficient resources, financial or otherwise, to effectively and efficiently conduct adequate due diligence and negotiate definitive agreements on terms most favorable to our stockholders. In addition, because our business combination may be with different sellers, we will need to convince such sellers to agree that the purchase of their businesses is contingent upon the simultaneous closings of the other acquisitions.

We may acquire a target business with a history of poor operating performance and there is no guarantee that we will be able to improve the operating performance of that target business.

Due to the competition for business combination opportunities, we may acquire a target business with a history of poor operating performance if we believe that target business has attractive attributes that can take advantage of trends in the healthcare industry. However, acquiring a target company with a history of poor operating performance can be extremely risky and we may not be able to improve operating performance. If we cannot improve the operating performance of such a target business following our business combination, then our business, financial condition, and results of operations will be adversely affected. Factors that could result in us not being able to improve operating performance include, among other things:

•	inability to predict changes in technological innovation;

•	inability to predict changes in consumer tastes and preferences;

•	competition from superior or lower-priced products;

•	lack of financial resources;

•	inability to attract and retain key executives and employees;

•	claims for infringement of third-party intellectual property rights and/or the availability of third-party licenses; and

•	changes in, or costs imposed by, government regulation.

We may acquire a target business with operations located outside of the United States which may subject us to additional risks that could have an adverse effect on our business operations and financial results subsequent to the business combination.

Acquiring and operating a domestic target company with operations located outside of the United States may involve additional risks, including changes in trade protection and investment laws, policies and measures, and other regulatory requirements affecting foreign trade and investment; social, political, labor, or economic conditions in a specific country or region; and difficulties in staffing and managing foreign operations. In addition, significant fluctuations in exchange rates between the U.S. dollar and foreign currencies may adversely affect the price of acquiring a foreign target business and, subsequent to acquisition, our future net revenues. These types of risks may impede our ability to successfully complete a business combination with a target business which has operations located outside of the United States and may impair our financial results and operations if we consummate such a business combination.

We may be unable to obtain additional financing, if required, to complete a business combination or to fund the operations and growth of the target business, which could compel us to restructure or abandon a particular business combination.

Although we believe that the net proceeds of this offering will be sufficient to allow us to complete a business combination, since we have not yet selected or approached any prospective target businesses we cannot ascertain the capital requirements for any particular business combination. If the net proceeds of this offering prove to be insufficient, because of the size of the business combination, the depletion of the available net proceeds in search of target businesses, or because we become obligated to convert into cash a significant number of shares from dissenting stockholders, we may be required to seek additional financing through the issuance of equity or debt securities or other financing arrangements. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a particular business combination, we may be compelled to restructure or abandon that particular business combination and seek alternative target business candidates. In addition, if we complete a business combination, we may require additional financing to fund the operations or growth of the target business or businesses. The failure to secure additional financing could have a material adverse effect on the continued development or growth of our combined business or businesses. None of our officers, directors, or stockholders is required to provide any financing to us in connection with or after the consummation of a business combination.

Our existing stockholder controls a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

Upon completion of our offering, our existing stockholder will own approximately 21.2% of our issued and outstanding shares of common stock (or approximately 18.9% if the over-allotment option is exercised in full), assuming it purchases units in the private placement as described in this prospectus. In addition, there is no restriction on the ability of our existing stockholder and our officers and directors to purchase units or shares of our common stock either in this offering or in the market after completion of this offering. If they were to do so, the percentage of our outstanding common stock held by our existing stockholder and our officers and directors would increase. Our Board of Directors will be divided into three classes, each of which generally will serve for a term of three years, with only one class of directors being elected in each year. There may not be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office at least until the consummation of the business combination. If there is an annual meeting, as a consequence of this “staggered” Board of Directors, only a minority of the Board of Directors would be considered for election. As a result of his substantial beneficial ownership through control of our existing stockholder, Mike Fernandez, our Chairman and Chief Executive Officer, may exert considerable influence on actions requiring a stockholder vote, including the election of officers and directors, amendments to our amended and restated certificate of incorporation, the approval of benefit plans, mergers, and similar transactions (other than approval of the initial business combination). Moreover, except to the extent stockholder proposals are properly and timely submitted, our directors will determine which matters, including prospective business combinations, to submit to a stockholder vote. As a result, they will exert substantial control over actions requiring a stockholder vote both before and following a business combination.

Because of our existing stockholder’s agreement with the underwriters to make open market purchases of common stock commencing on the later of (a) ten business days after we file a Current Report on Form 8-K announcing our execution of a definitive agreement for our initial business combination or (b) 60 calendar days after the end of the “restricted period” under Regulation M promulgated by the SEC, and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be voted upon by our stockholders, our existing stockholder may obtain an even larger ownership block of our common stock which could permit it to influence the outcome of all matters requiring approval by our stockholders at such time, including our initial business combination, the election of directors and approval of significant corporate transactions following the consummation of our initial business combination. For a more complete discussion, including a detailed description of when such purchases may begin under Regulation M, please see the section of this prospectus entitled “Principal Stockholders.”

Our existing stockholder paid approximately $0.0043 per share for its shares and, accordingly, you will experience immediate and substantial dilution from the purchase of our common stock.

The difference between the public offering price per share of our common stock and the pro forma net tangible book value per share of our common stock after this offering is dilutive to you and the other investors in this offering. The fact that our existing stockholder acquired its shares of common stock at a nominal price has significantly contributed to this dilution. Assuming the offering is completed, you and the other new investors will incur an immediate and substantial dilution of approximately 30.1% or $2.41 per share (the difference between the pro forma net tangible book value per share after this offering of $5.59 and the initial offering price of $8.00 per unit).

Our outstanding warrants may have an adverse effect on the market price of common stock and make it more difficult to effect a business combination.

In connection with this offering, as part of the units, we will be issuing warrants to purchase 18,750,000 shares of common stock. In addition, in connection with the private placement, we will be issuing warrants to purchase 343,750 shares of common stock as part of the units, and additional warrants to purchase 2,750,000 shares of common stock. To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of substantial numbers of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business as such securities, when exercised, will increase the number of issued and outstanding shares of our common stock and the potential for such issuance could reduce the value of the shares that may be issued to complete the business combination. Accordingly, the existence of our warrants may make it more difficult to effectuate a business combination or may increase the acquisition cost of a target business if we are unable to complete a business combination solely with cash. Additionally, the sale, or potential sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities or on our ability to obtain future public financing. If and to the extent these warrants are exercised, you may experience dilution to your holdings.

Our existing stockholder’s obligation to purchase common stock in the open market commencing on the later of ten business days after we file a current report on Form 8-K announcing our execution of a definitive agreement for our initial business combination or 60 calendar days after the end of the “restricted period” under Regulation M and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is voted upon by our stockholders may support the market price of the common stock and/or warrants during such period and, accordingly, the termination of the support provided by such purchases may materially adversely affect the market price of the common stock and/or warrants.

Our existing stockholder has agreed, pursuant to an agreement with the underwriters in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, to purchase up to $12.0 million of our common stock in the open market, at market prices not to exceed the per share amount held in the trust account (less taxes payable), commencing on the later of (a) ten business days after we file a Current Report on Form 8-K announcing our execution of a definitive agreement for our initial business combination or (b) 60 calendar days after the end of the “restricted period” under Regulation M, and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be voted upon by our stockholders. Our existing stockholder will not have any discretion or influence with respect to such purchases and will not be able to sell or transfer any common stock purchased in the open market pursuant to such agreement until six months following the consummation of a business combination. The termination of the support provided by these purchases may materially adversely affect the market price of our securities.

An effective registration statement may not be in place when an investor desires to exercise warrants, which would preclude an investor from being able to exercise his, her or its warrants and cause those warrants to be practically worthless.

None of the warrants issued in this offering will be exercisable, and we will not be obligated to issue shares of common stock unless, at the time a holder seeks to exercise these warrants, a prospectus relating to the common stock issuable upon exercise of these warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our reasonable best efforts to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants issued in this offering until the expiration of these warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants issued in this offering, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. In no event will we be required to net cash settle any warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of these warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, these warrants may have no value, the market for these warrants may be limited and these warrants may expire worthless. Thus, in these instances, the purchaser of a unit purchased in this offering would have paid the full $8.00 purchase price solely for the one share of our common stock included in the unit. Even if the prospectus relating to the common stock issuable upon exercise of the warrants is not current, the warrants issued in the private placement to MBF Healthcare Partners, L.P. will be exercisable for unregistered shares of common stock.

We may choose to redeem our outstanding warrants when a prospectus relating to the common stock issuable upon exercise of such warrants is not current, the warrants will not be exercisable and the warrant holders may receive less than fair market value for the warrant or no value at all.

We may redeem the warrants at any time after the warrants become exercisable in whole and not in part, at a price of $0.01 per warrant, upon a minimum of 30 days’ prior written notice of redemption, if and only if, the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to warrant holders. Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefore at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants. Further, if we redeem the warrants while the prospectus relating to the common stock issuable upon exercise of the warrants is not current, public warrant holders will not be able to exercise the warrants and may receive much less than fair value for the warrant or no value at all. In addition, public warrant holders may not be able to exercise their warrants during the 30-day notice period prior to redemption if a current prospectus is unavailable.

Our existing stockholder’s exercise of its registration rights may have an adverse effect on the market price of our common stock, and the existence of these rights may make it more difficult to effect a business combination.

MBF Healthcare Partners, L.P. is entitled to demand on up to two occasions that we register the resale of its shares of common stock and warrants, including those shares of common stock included in, or issued upon exercise of the warrants purchased in this private placement and included in the units purchased in the private placement, in certain circumstances and has certain “piggy back” registration rights. If MBF Healthcare Partners, L.P. exercises its registration rights with respect to all of its shares of common stock and warrants (including the shares and warrants included in the units and the warrants issued in the private placement) then there will be an additional 8,125,000 shares of common stock eligible for trading in the public market. This potential increase in trading volume may have an adverse effect on the market price of our common stock. In addition, the existence of these rights may make it more difficult to effect a business combination or increase the acquisition cost of a target business in the event that we are unable to complete a business combination solely with cash, as the stockholders of a particular target business may be discouraged from entering into a business combination with us or will request a higher price for their securities as a result of these registration rights and the potential future effect their exercise may have on the trading market for our common stock.

If we are deemed to be an investment company, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, our activities may be restricted, including:

•	restrictions on the nature of our investments; and

•	restrictions on the issuance of securities, each of which may make it difficult for us to complete a business combination.

In addition, we may have imposed upon us burdensome requirements, including:

•	registration as an investment company;

•	adoption of a specific form of corporate structure; and

•	reporting, record keeping, voting, proxy, and disclosure requirements, and other rules and regulations.

We do not believe that our anticipated principal activities will subject us to the Investment Company Act of 1940. To this end, the proceeds held in the trust account may only be invested by the trustee in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940 or securities issued or guaranteed by the United States. By restricting the investment of the proceeds to these instruments, we intend to avoid being deemed an investment company within the meaning of the Investment Company Act of 1940. This offering is not intended for persons who are seeking a return on investments in government securities. The trust account and the purchase of government securities for the trust account is intended as a holding place for funds pending the earlier to occur of either: (i) the consummation of our primary business objective, which is a business combination, or (ii) absent a business combination, our dissolution and return of the funds held in the trust account to our public stockholders as part of our plan of dissolution and distribution. If we do not invest the proceeds as discussed above, we may be deemed to be subject to the Investment Company Act of 1940. If we were deemed to be subject to the Investment Company Act of 1940, compliance with these additional regulatory burdens would require additional expense for which we have not accounted.

Our directors, including those we expect to serve on our Audit Committee, may not be considered “independent” under the policies of the North American Securities Administrators Association, Inc. and, therefore, may take actions or incur expenses that are not deemed to be independently approved or independently determined to be in our best interest.

Under the policies of the North American Securities Administrators Association, Inc., an international organization devoted to investor protection, because all of our directors may receive reimbursement for out-of-pocket expenses incurred by them in connection with activities on our behalf such as attending meetings of the Board of Directors, identifying potential target businesses, and performing due diligence on suitable business combinations, and certain of our directors indirectly own shares of our securities, state securities administrators could take the position that such individuals are not “independent.” If this were the case, they would take the position that we would not have the benefit of independent directors examining the propriety of expenses incurred on our behalf and subject to reimbursement. There is no limit on the amount of out-of-pocket expenses that could be incurred and there will be no review of the reasonableness of the expenses by anyone other than our Board of Directors, which would include persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we complete a business combination. Although we believe that all actions taken by our directors on our behalf will be in our best interests, whether or not they are deemed to be “independent,” we cannot assure you that this will actually be the case. If actions are taken, or expenses are incurred that actually are not in our best interests, it could have a material adverse effect on our business and operations and the price of our stock held by the public stockholders.

If the private placement was not conducted in compliance with applicable law, our existing stockholder may have the right to rescind its unit and warrant purchase. The rescission rights, if any, may require us to refund an aggregate of $5,500,000 to our existing stockholder, thereby reducing the amount in the trust account available to us to consummate a business combination, or, in the event we do not complete a business combination within the period prescribed by this offering, the amount available to our public stockholders upon our liquidation.

Although we believe that we conducted the private placement in accordance with applicable law, there is a risk that the securities issued in the private placement should have been registered under the Securities Act of 1933, as amended, and applicable blue sky laws. Although our existing stockholder has waived its rights, if any, to rescind its unit and warrant purchases as a remedy to our failure to register these securities, its waiver may not be enforceable in light of the public policy underlying Federal and state securities laws. If the existing stockholder brings a claim against us and successfully asserts rescission rights, we may be required to refund an aggregate of $5,500,000, plus interest, to it, thereby reducing the amount in the trust account available to us to consummate a business combination, or, in the event we do not complete a business combination within the period prescribed by this offering, the amount available to our public stockholders upon our liquidation.

Risks Associated with the Healthcare Industry

We intend to acquire a company in the healthcare industry. Businesses in the healthcare industry are subject to numerous risks, including the following:

The healthcare industry are subject to various influences, each of which may adversely affect our prospective business.

The healthcare industry is subject to changing political, economic and regulatory influences. These factors affect the purchasing practices and operations of healthcare organizations. Any changes in current healthcare financing and reimbursement systems could require us to make unplanned enhancements of our prospective products or services, or result in delays or cancellations of orders, or in the revocation of endorsement of our prospective products or services by clients. Federal and state legislatures have periodically considered programs to reform or amend the U.S. healthcare system at both the federal and state level. Such programs may increase governmental regulation or involvement in healthcare, lower reimbursement rates, or otherwise change the environment in which healthcare industry participants operate. Healthcare industry participants may respond by reducing their investments or postponing investment decisions, including investments in our prospective products or services.

Many healthcare industry participants are consolidating to create integrated healthcare systems with greater market power. As the healthcare industry consolidates, competition to provide products and services to industry participants will become even more intense, as will the importance of establishing a relationship with each industry participant. Industry participants may try to use their market power to negotiate price reductions for our prospective products and services. If we were forced to reduce our prices, our operating results would be adversely affected if we could not achieve corresponding reductions in our expenses.

Any business we acquire will be subject to extensive government regulation. Any changes to the laws and regulations governing our prospective business, or the interpretation and enforcement of those laws or regulations, could cause us to modify our possible operations and could adversely affect our operating results.

We believe that our prospective business may be extensively regulated by the federal government and any states in which we decide to operate. The laws and regulations which may govern our prospective operations are generally intended to benefit and protect persons other than our stockholders. The government agencies administering these laws and regulations have broad latitude to enforce them. These laws and regulations along with the terms of any government contracts we may enter into would regulate how we do business, what products and services we could offer and how we would interact with the public. These laws and regulations, and their interpretations, are subject to frequent change. Changes in existing laws or regulations, or their interpretations, or the enactment of new laws or regulations could reduce our revenue by:

•	imposing additional capital requirements;

•	increasing our liability;

•	increasing our administrative and other costs;

•	increasing or decreasing mandated benefits;

•	forcing us to restructure our relationships with providers; or

•	requiring us to implement additional or different programs and systems.

For example, Congress enacted the Health Insurance Portability and Accountability Act of 1996, which mandates that health plans enhance privacy protections for member protected health information. This requires health plans to add, at significant cost, new administrative, information and security systems to prevent the inappropriate release of protected member health information. Compliance with this law is uncertain and has affected the revenue streams of entities subject to it. Similarly, individual states periodically consider adding operational requirements applicable to health plans, often without identifying funding for these requirements. In 1999, the California legislature enacted a law effective in 2001 for all health care service plan contracts issued, delivered, amended or renewed on or after January 1, 2000, requiring all health plans to make available to members independent medical review of their claims. Any analogous requirements applied to our prospective products or services would be costly to implement and could adversely affect our prospective revenues.

We believe that our business, if any, will be subject to various routine and non-routine governmental reviews, audits and investigations. Violation of the laws governing our prospective operations, or changes in interpretations of those laws, could result in the imposition of civil or criminal penalties, the cancellation of any contracts to provide products or services, the suspension or revocation of any licenses, and exclusion from participation in government sponsored health programs, such as Medicaid. If we become subject to material fines or if other sanctions or other corrective actions were imposed upon us, we might suffer a substantial reduction in revenue and might also lose one or more of our government contracts and as a result lose significant numbers of members and amounts of revenue.

The current administration’s issuance of new regulations, its review of the existing Health Insurance Portability and Accountability Act of 1996 rules and other newly published regulations, the states’ ability to promulgate stricter rules and uncertainty regarding many aspects of the regulations may make compliance with any new regulatory landscape difficult. In order to comply with any new regulatory requirements, any prospective business we acquire may be required to employ additional or different programs and systems, the costs of which are unknown to us at this time. Further, compliance with any such new regulations may lead to additional costs that we have not yet identified. We do not know whether, or the extent to which, we would be able to recover our costs of complying with any new regulations. Any new regulations and the related compliance costs could adversely affect our business.

We may face substantial risks of litigation as a result of operating in the healthcare industry. If we become subject to malpractice and related legal claims, we could be required to pay significant damages, which may not be covered by insurance.

Litigation is a risk that each business contends with, and businesses operating in the healthcare industry do so more than most. In recent years, medical product companies have issued recalls of medical products, and physicians and other healthcare providers have become subject to an increasing number of legal actions alleging malpractice, product liability or related legal theories. Many of these actions involve large monetary claims and significant defense costs. We intend to maintain liability insurance in amounts that we believe will be appropriate for our prospective operations. We also intend to maintain business interruption insurance and property damage insurance, as well as an additional umbrella liability insurance policy. However, this insurance coverage may not cover all claims against us. Furthermore, insurance coverage may not continue to be available at a cost allowing us to maintain adequate levels of insurance. If one or more successful claims against us were not covered by, or exceeded the coverage of, our insurance, our financial condition could be adversely affected.

We may be dependent on payments from Medicare and Medicaid. Changes in the rates or methods governing these payments for our prospective products or services, or delays in such payments, could adversely affect our prospective revenue.

A large portion of our revenue may consist of payments from Medicare and Medicaid programs. Because these are generally fixed payments, we would be at risk for the cost of any products or services provided to our clients. We cannot assure you that Medicare and Medicaid will continue to pay in the same manner or in the same amount that they currently do. Any reductions in amounts paid by government programs for our prospective products or services or changes in methods or regulations governing payments would adversely affect our potential revenue. Additionally, delays in any such payments, whether as a result of disputes or for any other reason, would also adversely affect our potential revenue.

If our costs were to increase more rapidly than fixed payment adjustments we receive from Medicare, Medicaid or other third-party payors for any of our potential products or services, our revenue would be adversely affected.

We may receive fixed payments for our prospective products or services based on the level of service or care that we provide. Accordingly, our revenue may be largely dependent on our ability to manage costs of providing any products or services and to maintain a client base. We may become susceptible to situations where our clients may require more extensive and therefore more expensive products or services than we may be able to profitably deliver. Although Medicare, Medicaid and certain third-party payors currently provide for an annual adjustment of various payment rates based on the increase or decrease of the medical care expenditure category of the Consumer Price Index, these increases have historically been less than actual inflation. If these annual adjustments were eliminated or reduced, or if our costs of providing our products or services increased more than the annual adjustment, any revenue stream we may generate would be adversely affected.

We may depend on payments from third-party payors, including managed care organizations. If these payments are reduced, eliminated or delayed, our prospective revenues could be adversely affected.

We may be dependent upon private sources of payment for any of our potential products or services. Any amounts that we may receive in payment for such products and services may be adversely affected by market and cost factors as well as other factors over which we have no control, including regulations and cost containment and utilization decisions and reduced reimbursement schedules of third-party payors. Any reductions in such payments, to the extent that we could not recoup them elsewhere, would adversely affect our prospective business and results of operations. Additionally, delays in any such payments, whether as a result of disputes or for any other reason, would adversely affect our prospective business and results of operations.

Medical reviews and audits by governmental and private payors could result in material payment recoupments and payment denials, which could adversely affect our business.

Medicare fiscal intermediaries and other payors may periodically conduct pre-payment or post-payment medical reviews or other audits of our prospective products or services. In order to conduct these reviews, the payor would request documentation from us and then review that documentation to determine compliance with applicable rules and regulations, including the documentation of any products or services that we might provide. We cannot predict whether medical reviews or similar audits by federal or state agencies or commercial payors of such products or services will result in material recoupments or denials, which could adversely affect our financial condition and results of operations.

Regional concentrations of our prospective business may subject us to economic downturns in those regions.

Our business may include or consist of regional companies. If our operations are concentrated in a small number of states, we will be exposed to potential losses resulting from the risk of an economic downturn in these states. If economic conditions in these states deteriorate, we may experience a reduction in existing and new business, which may adversely affect our business, financial condition and results of operations.

We may be dependent primarily on a single potential product or service. Such a product or service may take us a long time to develop, gain approval for and market.

Our future financial performance may depend in significant part upon the development, introduction and client acceptance of new or enhanced versions of a single potential product or service to the healthcare industry. We cannot assure you that we will be successful in acquiring, developing or marketing such a product or service or any potential enhancements to it. Such activities may take us a long time to accomplish, and there can be no guarantee that we will ever actually acquire, develop or market any such product or service. In addition, competitive pressures or other factors may result in price erosion that could adversely affect our results of operation.

If the FDA or other state or foreign agencies impose regulations that affect our potential products, our costs will increase.

The development, testing, production and marketing of any of our potential products that we may manufacture, market or sell following a business combination may be subject to regulation by the Food and Drug Administration, or the FDA under the Federal Food, Drug and Cosmetic Act. Product candidates and the activities associated with their development and commercialization, including their testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale and distribution, will be subject to comprehensive regulation by the FDA and other United States regulatory agencies and by comparable authorities in other countries. Securing approval requires the submission of extensive preclinical and clinical data, information about product manufacturing processes and inspection of facilities and supporting information for each therapeutic indication to establish the product candidate’s safety and efficacy.

The FDA requires producers of medical devices and drug products to obtain FDA licensing prior to commercialization in the United States. Testing, preparation of necessary applications and the processing of those applications by the FDA is expensive and time consuming. We do not know if the FDA would act favorably or quickly in making such reviews, and significant difficulties or costs may potentially be encountered by us in any efforts to obtain FDA licenses. The FDA may also place conditions on licenses that could restrict commercial applications of such products. Product approvals may be withdrawn if compliance with regulatory standards is not maintained or if problems occur following initial marketing. Delays imposed by the FDA licensing process may materially reduce the period during which we have the exclusive right to commercialize any potential patented products. We may make modifications to any potential devices and may make additional modifications in the future that we may believe do not or will not require additional clearances or approvals. If the FDA should disagree and require new clearances or approvals for the potential modifications, we may be required to recall and to stop marketing the potential modified devices. We also may be subject to reporting regulations, which would require us to report to the FDA if our products were to cause or contribute to a death or serious injury, or malfunction in a way that would likely cause or contribute to a death or serious injury. We cannot assure you that such problems will not occur in the future.

Additionally, our potential products may be subject to regulation by similar agencies in other states and foreign countries. Compliance with such laws or regulations, including any new laws or regulations in connection with any potential products developed by us, might impose additional costs on us or marketing impediments on such products, which could adversely affect our prospective revenues and increase our expenses. The FDA and state authorities have broad enforcement powers. Our failure to comply with applicable regulatory requirements could result in an enforcement action by the FDA or state agencies, which may include any of the following sanctions:

•	warning letters, fines, injunctions, consent decrees and civil penalties;

•	repair, replacement, refunds, recall or seizure of our products;

•	operating restrictions or partial suspension or total shutdown of production;

•	refusal of requests for regulatory clearance or pre-market approval of new products, new intended uses or modifications to existing products;

•	withdrawal of regulatory approvals previously granted; and

•	criminal prosecution.

If any of these events were to occur, it could adversely affect our business.

The FDA can impose civil and criminal enforcement actions and other penalties on us if we were to fail to comply with stringent FDA regulations.

Medical device manufacturing facilities must maintain records, which are available for FDA inspectors, documenting that the appropriate manufacturing procedures were followed. Should we acquire such a facility as a result of a business combination, the FDA would have authority to conduct inspections of such a facility. Labeling and promotional activities are also subject to scrutiny by the FDA and, in certain instances, by the Federal Trade Commission. Any failure by us to take satisfactory corrective action in response to an adverse inspection or to comply with applicable FDA regulations could result in an enforcement action against us, including a public warning letter, a shutdown of manufacturing operations, a recall of our products, civil or criminal penalties or other sanctions. From time to time, the FDA may modify such requirements, imposing additional or different requirements, which could require us to alter our business methods which could potentially result in increased expenses.

If we consummate an acquisition of a healthcare technology company and are unable to keep pace with the changes in the technology applicable to the healthcare industry, our products could become obsolete and it could hurt our prospective results of operations.

The healthcare technology industry is generally characterized by intense, rapid changes, often resulting in product obsolescence or short product life cycles. If we consummate an acquisition of a healthcare technology company, then our ability to compete after consummation of a business combination will be dependent upon our ability to keep pace with changes in healthcare technology. If we are ultimately unable to adapt our operations as needed, our financial condition following a business combination will be adversely affected.

If we are unable to obtain and maintain protection for the intellectual property relating to our technologies and products or services following a business combination, the value of our technology, products or services may decline, which could adversely affect our business.

Intellectual property rights in the fields of biotechnology, pharmaceuticals, diagnostics and medical devices are highly uncertain and involve complex legal and scientific questions. At the same time, the profitability of companies in these fields generally depends on sustained competitive advantages and differentiation that are based in part on intellectual property. Our success following a business combination will depend in large part on our ability to obtain and maintain protection in the United States and other countries for the intellectual property covering or incorporated into our technology, products or services. We may not be able to obtain additional issued patents relating to our technology, products or services. Even if issued, patents may be challenged, narrowed, invalidated or circumvented, which could limit our ability to stop competitors from marketing similar products or services, limit the length of term of patent protection we may have for our products or services, and expose us to substantial litigation costs and drain our resources. Changes in either patent laws or in interpretations of patent laws in the United States and other countries may diminish the value of our intellectual property or narrow the scope of our patent protection.

If we are unable to attract qualified healthcare professionals at reasonable costs, it could limit our ability to grow, increase our operating costs and negatively impact our business.

We may rely significantly on our ability to attract and retain qualified healthcare professionals who possess the skills, experience and licenses necessary to meet the certification requirements and the requirements of the hospitals, nursing homes and other healthcare facilities with which we may work, as well as the requirements of applicable state and federal governing bodies. We will compete for qualified healthcare professionals with hospitals, nursing homes and other healthcare organizations. Currently, for example, there is a shortage of qualified nurses in most areas of the United States. Therefore, competition for nursing personnel is increasing, and nurses’ salaries and benefits have risen. This may also occur with respect to other healthcare professionals on whom our business may become dependent.

Our ability to attract and retain such qualified healthcare professionals will depend on several factors, including our ability to provide attractive assignments and competitive benefits and wages. We cannot assure you that we will be successful in any of these areas. Because we may operate in a fixed reimbursement environment, increases in the wages and benefits that we must provide to attract and retain qualified healthcare professionals or increases in our reliance on contract or temporary healthcare professionals could negatively affect our revenue. We may be unable to continue to increase the number of qualified healthcare professionals that we recruit, decreasing the potential for growth of our business. Moreover, if we are unable to attract and retain qualified healthcare professionals, we may have to limit the number of clients for whom we can provide any of our prospective products or services.

The healthcare industry may not accept our products or services, if any, or buy such products or services, which would adversely affect our financial results.

We will have to attract customers throughout the healthcare industry or our financial results will be adversely affected. To date, the healthcare industry has been resistant to adopting certain new products and services, such as information technology solutions.

We believe that we will have to gain significant market share with our prospective products and services before our competitors introduce alternative products or services with features similar to ours. Any significant shortfall in the number of clients using our prospective products or services would adversely affect our financial results.

Our prospective business may rely on third-party manufacturers or subcontractors to assist in producing our healthcare products, and any delay or failure to perform by these third parties may adversely affect our business.

Our prospective business may use third-party manufacturers to produce medical devices or other healthcare products or product components. This arrangement affords less control over the reliability of supply, quality and price of products or product components. Our target company may risk disruptions in its supply of key products or components if its suppliers fail to perform because of strikes, natural disasters or other factors beyond the control of our prospective business. Products or components that are supplied by a third-party manufacturer may not perform as expected, and these performance failures may adversely affect our business.

If our prospective business infringes on the rights of third parties, we could be prevented from selling products, forced to pay damages, and may have to defend against litigation.

In the event that the products, methods, processes or other technologies of our prospective business are claimed to infringe the proprietary rights of other parties, we could incur substantial costs and may be required to:

•	obtain licenses, which may not be available on commercially reasonable terms, if at all;

•	abandon an infringing product, process or technology;

•	redesign our products, processes or technologies to avoid infringement;

•	stop using the subject matter claimed in the patents held by others;

•	defend litigation or administrative proceedings; or

•	pay damages.

If we complete a business combination that involves a target focused on pharmaceutical compounds or biotechnology therapeutics, we may not be able to commercialize our product candidates.

Before obtaining regulatory approval for the sale of drug product candidates, pharmaceutical and biotechnology therapeutic companies must conduct, at their own expense, extensive preclinical tests and clinical trials to demonstrate the safety and efficacy in humans of their product candidates. Preclinical and clinical testing is expensive, is difficult to design and implement, necessarily involves substantial cooperation with and reliance on third parties, can take many years to complete and is uncertain as to outcome. Success in preclinical testing and early clinical trials does not ensure that later clinical trials will be successful, and interim results of a clinical trial do not necessarily predict final results. A failure of one or more clinical trials can occur at any stage of testing.

Our failure to obtain and maintain regulatory approval for a product candidate following a business combination will prevent us from commercializing it. Product candidates and the activities associated with their development and commercialization, including their testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale and distribution, will be subject to comprehensive regulation by the FDA and other United States regulatory agencies and by comparable authorities in other countries. Securing approval requires the submission of extensive preclinical and clinical data, information about product manufacturing processes and inspection of facilities and supporting information for each therapeutic indication to establish the product candidate’s safety and efficacy. Varying interpretations of the data obtained from preclinical and clinical testing could delay, limit or prevent regulatory approval of a product candidate. The process of obtaining and maintaining regulatory approvals may vary and involves substantial regulatory discretion, is expensive, and often takes many years, if approval is obtained at all.

We will also have to rely on third parties for the production of clinical and commercial quantities of drug product candidates. There are a limited number of manufacturers operating under the FDA’s current Good Manufacturing Practices, or cGMP, regulations that will be both capable of manufacturing our products and willing to do so. These manufacturers are subject to inspection to ensure strict compliance with cGMP regulations and other governmental regulations and corresponding foreign standards. We will not be certain that our manufacturers will be able to comply with these regulations and standards and will not control their compliance, while we will risk regulatory sanctions, liabilities and penalties if they fail to comply. Our dependence upon others for the manufacture of product candidates and products may adversely affect our future profits and our ability, on a timely and competitive basis, both to develop product candidates and to commercialize any products that receive regulatory approval.

CAUTIONARY NOTE REGARDING FORWARD LOOKING STATEMENTS

This prospectus contains “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. These forward-looking statements include, without limitation, statements regarding:

•	our expectations regarding competition for business combination opportunities;

•	our beliefs regarding the types of businesses that we can purchase with the proceeds from this offering;

•	our intention to direct our efforts on identifying acquisition candidates in the healthcare industry in certain target sectors that have certain characteristics;

•	our intention to effect our initial business combination with a single operating business;

•	our expectations regarding the prioritization of the fiduciary duties of our officers and directors with respect to the allocation of business opportunities and the consummation of any business combination;

•	our expectations regarding the scope, cost and involvement of our management team and directors with the due diligence investigation of each target business and the structuring, negotiating and consummating of a business combination;

•	our expectation regarding the issuance of additional securities or incurrence of debt in order to complete a business combination;

•	our estimate regarding the operating expenses of our business after the completion of a business combination and our expectation that we may require additional financing to fund the operations or growth of the target business or businesses;

•	our expectations and beliefs regarding the growth in spending on healthcare, medical devices and prescription drugs and the opportunities created by such growth;

•	our expectations regarding the waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account by all vendors, prospective target businesses or other entities we do business with;

•	our estimates and beliefs regarding blank check companies;

•	our belief that upon consummation of the private placement and this offering, we will have sufficient funds to operate for at least the next 24 months, assuming that a business combination is not consummated during that time;

•	our expectations regarding the timing of generating any revenues;

•	our expectations regarding the trading of the units, common stock and warrants on the American Stock Exchange;

•	our expectations regarding the amount, timing and consummation of the private placement;

•	our expectations regarding the involvement of our management team following a business combination;

•	our intention not to have any full-time employees prior to the consummation of a business combination;

•	our belief that our business will be subject to various routine and non-routine governmental reviews, audits and investigations;

•	our intention to structure any business combination so as to achieve the most favorable tax treatment to us, the target businesses and the stockholders;

•	our intention to maintain certain insurance policies; and

•	our expectations regarding dividends.

These forward-looking statements reflect our current views about future events and are subject to risks, uncertainties and assumptions. We wish to caution readers that certain important factors may have affected and could in the future affect our actual results and could cause actual results to differ significantly from those expressed in any forward-looking statement. The most important factors that could prevent us from achieving our goals, and cause the assumptions underlying forward-looking statements and the actual results to differ materially from those expressed in or implied by those forward-looking statements include, but are not limited to, the following:

•	our ability to identify target businesses for an initial business combination and perform sufficient due diligence on such target businesses;

•	our ability to compete for business opportunities;

•	our ability to obtain stockholder approval for an initial business combination;

•	our ability to consummate a business combination on favorable terms, or at all, within the required time frame;

•	our ability to pay our operating expenses and the expenses of consummating a business combination, including pursuing acquisitions that are not consummated, with the amounts reserved for such purposes;

•	our ability to obtain additional financing or issue additional securities on terms that we deem favorable, or at all;

•	our incurrence of a substantial amount of debt;

•	the effects of any conflicts of interest or competing fiduciary duties of our officers and directors with respect to identifying and consummating any business combination;

•	any slowdown in the growth rates projected for spending on healthcare, medical devices and prescription drugs;

•	our ability to operate any business following the consummation of a business combination;

•	our ability to complete more than one business combination on favorable terms, or at all;

•	our ability to secure a waiver of any right, title, interest or claim of any kind in or to any monies held in the trust account by all vendors, prospective target businesses or other entities we do business with;

•	the lack of experience on the part of our officers and directors with respect to publicly held blank check companies;

•	our ability to retain or replace our management team;

•	our ability to attract qualified healthcare professionals to our company following the consummation of a business combination;

•	our ability to obtain certain insurance policies we believe necessary for our business;

•	our ability to obtain or maintain protection for the intellectual property relating to applicable technology, products or services following a business combination;

•	our ability to keep pace with the changes in technology applicable to the healthcare industry;

•	changes in rates or methods governing payments for products or services by Medicare and Medicaid;

•	our ability to comply with all applicable laws and regulations and the impact of any changes in such laws and regulations; and

•	our ability to list our securities or maintain the listing of our securities on the American Stock Exchange.

USE OF PROCEEDS

We estimate that the net proceeds of this offering and the private placement will be used as set forth in the following table:

	Without	With
	Over-Allotment	Over-Allotment
	Option	Option

Gross Proceeds
Offering	$150,000,000	$172,500,000
Private Placement	5,500,000	5,500,000

Total gross proceeds	$155,500,000	$178,000,000
Offering expenses(1) (2)
Underwriting discount (5% of gross proceeds of the offering)(3)	7,500,000	8,625,000
Legal fees and expenses	335,000	335,000
Miscellaneous expenses	32,011	32,011
Printing and engraving expenses	75,000	75,000
Accounting fees and expenses	125,000	125,000
SEC registration fee	32,301	32,301
NASD filing fee	30,688	30,688
AMEX listing fee	70,000	70,000

Total offering expenses	$8,200,000	9,325,000
Net proceeds after offering expenses
Held in the trust account	145,500,000	166,875,000
Percentage of offering gross proceeds held in the trust account	97%	97%
Not held in the trust account	$1,800,000	$1,800,000

Total net proceeds of this offering and the private placement(4)	$147,300,000	$168,675,000

Use of net proceeds not held in the trust account(2)
Legal, accounting and other expenses attendant to the structuring and negotiation of a business combination	$350,000
Due diligence and investigation of prospective target business(4)	445,000
Legal and accounting fees relating to SEC reporting obligations	80,000
Administrative fees relating to office space ($7,500 per month for 2 years)	180,000
Director and officer insurance	400,000
Corporate franchise taxes	155,000
Working capital to cover potential deposits, down payments, exclusivity fees, finder’s fees, or similar fees or compensation, reserves and other miscellaneous expenses not yet identified(5)	190,000

Total	$1,800,000

footnotes on following page

(1)	A portion of the offering expenses have been paid from the funds we received in the form of a loan from MBF Healthcare Partners, L.P. as described below. This loan will be repaid out of the proceeds of this offering not placed in the trust account and used to cover certain of the offering expenses set forth above.

(2)	These are estimates only. Our actual expenditures for some or all of these items may differ substantially from those set forth herein.

(3)	Excludes deferred underwriting discounts and commissions equal to 2.0% of the gross proceeds from the sale of the units to the public stockholders, or $3,000,000 ($3,450,000 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. If we complete a business combination, $3,000,000 (or $3,450,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters as deferred discounts and compensation (subject to a $0.16 per share reduction for public stockholders who exercise their conversion rights). See the section entitled “Underwriting — Commissions and Discounts.”

(4)	These expenses include any reimbursements to be made to our officers and directors for out-of-pocket expenses incurred by them in performing due diligence and activities in connection with the evaluation of a potential business acquisition, which reimbursement may include up to $750 per person per flight that may be paid to MBF Healthcare Management, an entity owned by Mike Fernandez, as well as any potential fees that we may pay to third parties, such as market research firms and other consultants, that perform due diligence of a target business on our behalf (other than to the extent such fees are paid by our officers and directors on our behalf and such persons are reimbursed in the amount and to the extent of such fees).

(5)	The not yet identified miscellaneous expenses include, without limitation, the reimbursement of our directors and officers for out-of-pocket expenses in connection with this offering, such as roadshow expenses and advances for offering costs made by them and not covered by the amounts set aside for offering expenses set forth on the table above.

We intend to use the proceeds from the sale of the units in this offering and the sale of the securities in the private placement to acquire one or more operating businesses in the healthcare industry.

Of the net proceeds after offering expenses of this offering and the private placement, $145,500,000, or $166,875,000 if the underwriters’ over-allotment option is exercised in full, will be placed in a trust account at JPMorgan Chase & Co., maintained by Continental Stock Transfer & Trust Company acting as trustee. Except for payment of taxes, the proceeds will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. We expect to use the proceeds held in the trust account to acquire one or more domestic or foreign operating businesses in the healthcare industry. Interest earned on the trust account, after payment of taxes payable in connection therewith, will be held in the trust account for use in completing a business combination or released to investors upon exercise of their conversion rights or upon liquidation, as the case may be. However, we may not use all of the funds remaining in the trust account in connection with a business combination, either because the consideration for the business combination is less than the proceeds in the trust account or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the remaining proceeds held in the trust account, as well as any other net proceeds not expended, will constitute working capital for our business after the business combination. While it is difficult to determine what the specific operating expenses of our business after completion of a business combination may be, we expect that they may include some or all of the following: capital expenditures, general ongoing expenses including overhead and payroll, costs involved in expanding markets and in developing strategic acquisitions or alliances. In addition, we may use any remaining proceeds held in the trust account to satisfy any unpaid reimbursable out-of-pocket expenses incurred by our officers and directors, as well as any unpaid finder’s fees or similar fees or compensation to the extent such expenses, fees, or compensation exceed the available proceeds not deposited in the trust account. If we complete a business combination, $3,000,000 (or $3,450,000 if the underwriters’ over-allotment option is exercised in full) will be paid to the underwriters as deferred discounts and compensation, as set forth herein (subject to a $0.16 per share reduction for public stockholders who exercise their conversion rights). The 30% conversion threshold is 20% in most similar blank check companies. See “Risk Factors — Unlike most other blank check offerings, we allow up to but less than 30% of our public stockholders to exercise their conversion rights. The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most efficient business combination due to the potential that we may not be able to optimize our capital structure.”

The remaining $1,800,000 of net proceeds of this offering and the private placement not held in the trust account may be used to fund our operations up to the next 24 months, as described below.

We have reserved $350,000 for legal, accounting and other expenses attendant to the structuring and negotiation of a business combination, $445,000 for expenses related to due diligence and investigation of prospective target businesses, and $80,000 for legal and accounting fees relating to SEC reporting obligations. We expect that due diligence of prospective target businesses will be performed by some or all of our officers, and directors and may include engaging market research and valuation firms as well as other third-party consultants. None of our officers or directors will receive any compensation for any due diligence efforts, other than reimbursement of any out-of-pocket expenses they may incur on our behalf while performing due diligence of prospective target businesses, which reimbursement may include up to $750 per person per flight that may be paid to MBF Healthcare Management, an entity owned by Mike Fernandez, for costs arising from our officers’ and directors use of its corporate jet in connection with activities on our behalf, such as identifying and investigating targets for our initial business combination. Any reimbursement of out-of-pocket expenses would occur at our discretion. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless and until we complete a business combination.

We have agreed to pay MBF Healthcare Partners, L.P. a monthly fee of $7,500 for general and administrative services, including office space, utilities and secretarial support. We believe that, based on rents and fees for similar services in Miami, Florida, the fees charged by MBF Healthcare Partners, L.P. and MBF Healthcare Management are at least as favorable as we could have obtained from unaffiliated third-parties.

We have reserved approximately $400,000 for premiums for director and officer insurance for a 24-month period. In addition, we have reserved approximately $155,000 for the payment of corporate franchise taxes. We intend to use the excess working capital (approximately $190,000) for other expenses incurred in structuring and negotiating a business combination. For example, we may opt to make a deposit or down payment or pay exclusivity or similar fees in connection with structuring and negotiating our initial business combination. While we do not presently anticipate engaging the services of professional firms that specialize in business acquisitions, we may do so in the future to assist us in locating suitable acquisition candidates, in which event we may pay a finder’s fee, or other compensation. We have not reserved any specific amounts for a deposit, down payment, exclusivity fees, finder’s fees or similar fees or compensation, each of which may have the effect of reducing the available net proceeds not deposited in the trust account for payment of our ongoing expenses and reimbursement of out-of-pocket expenses incurred on our behalf. To the extent that any such fees or compensation exceeds the available proceeds not deposited in the trust account, we would not be able to pay such fees or compensation unless we complete a business combination. In addition, the excess working capital will be used to cover miscellaneous expenses that we have not yet identified, which may include, without limitation, the reimbursement of our officers and directors for out-of-pocket expenses in connection with this offering, such as roadshow expenses and advances for offering costs made by them and not covered by the amounts set aside for offering expenses described above.

We believe that, upon consummation of this offering and the private placement, we will have sufficient available funds to operate at least for the next 24 months, assuming that a business combination is not consummated during that time. The amount of available proceeds is based on management’s estimate of the amount needed to fund our operations for the next 24 months and to complete a business combination. Those estimates may prove inaccurate, especially if a portion of the available proceeds is used to make a deposit or down payment or pay exclusivity or similar fees in connection with a business combination or if we expend a significant portion of the available proceeds in pursuit of a business combination that is not consummated.

In addition, the report of Grant Thornton LLP, our independent registered public accounting firm, contains a going concern qualification. If we do not have sufficient proceeds available to cover our expenses we may be forced to obtain additional financing, either from our management, MBF Healthcare Partners, L.P., or third parties. We may not be able to obtain additional financing, and none of our management, including our directors, nor MBF Healthcare Partners, L.P. is obligated to provide any additional financing. If we do not have sufficient proceeds not held in the trust account and cannot find additional financing, we may be forced to liquidate prior to completing a business combination.

MBF Healthcare Partners, L.P. has agreed to loan up to a total of $400,000 to us, in the form of a non-revolving line of credit, for the payment of offering expenses. The loan bears interest at a rate of 5% per year and will be paid upon the consummation of this offering out of the proceeds used to pay the offering expenses. The loan from MBF Healthcare Partners, L.P. is due at the earlier of June 12, 2007 or the closing of this offering. The unpaid principal balance under the line of credit as of December 31, 2006 was $240,000.

The net proceeds of this offering that are not immediately required for the purposes set forth above will be held in the trust account and invested only in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, or securities issued or guaranteed by the United States so that we are not deemed to be an investment company under the Investment Company Act of 1940. The interest income derived from investment of the net proceeds not held in the trust account during this period will be used to defray our general and administrative expenses, as well as costs relating to compliance with securities laws and regulations, including associated professional fees, until a business combination is completed.

Other than (i) the repayment of the $400,000 loan described above, (ii) the payment of $7,500 per month to MBF Healthcare Partners, L.P. in connection with the general and administrative services arrangement for services rendered to us, and (iii) reimbursement to MBF Healthcare Management for costs arising from our officers’ and directors’ use of its corporate jet, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our officers, directors, or existing stockholder or any of their respective affiliates prior to or in connection with the business combination. However, our officers and directors will receive reimbursement for any out-of-pocket expenses incurred by them in connection with activities on our behalf, such as participating in the offering process, identifying potential target businesses, and performing due diligence on suitable business combinations. Since the role of present management after a business combination is uncertain, we have no ability to determine what remuneration, if any, will be paid to those persons after a business combination.

A public stockholder will be entitled to receive funds from the trust account (including interest earned on its portion of the trust account, net of taxes payable on the interest income of the funds in the trust account) only in the event of our liquidation upon our failure to complete a business combination or if that public stockholder were to seek to convert shares into cash in connection with our initial business combination that the public stockholder previously voted against and which we actually consummate. In no other circumstances will a public stockholder have any right or interest of any kind to or in the trust account.

DIVIDEND POLICY

We have not paid any dividends on our common stock to date. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our Board of Directors does not anticipate declaring any dividends in the foreseeable future. The payment of dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. We do not intend to pay dividends prior to the completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then Board of Directors.

CAPITALIZATION

The following table sets forth our capitalization at December 31, 2006 and as adjusted to give effect to the sale of our units in this offering and the sale of our units in the private placement, the application of the estimated net proceeds derived from the sale of such securities and the repayment to MBF Healthcare Partners, L.P. of the then unpaid principal balance of $240,000 under a $400,000 line of credit:

	December 31, 2006
	Actual	As Adjusted

Underwriters’ discounts and commissions payable(1)	$—	$2,100,000
Note payable(2)	$240,000	$—
Total debt(3)	$240,000	—
Common stock, $.0001 par value, 0 and 5,624,999 shares which are subject to possible conversion, shares at conversion value(4)	$—	$43,649,992
Stockholders’ equity:
Preferred stock, $.0001 par value, 1,000,000 shares authorized; none issued or outstanding	$—	$—
Common stock, $.0001 par value, 100,000,000 shares authorized; 4,687,500 shares issued and outstanding — actual; 18,156,251 shares issued and outstanding — as adjusted (excluding 5,624,999 shares subject to possible conversion)	469	1,816
Additional paid-in capital	19,531	101,568,192
Deficit accumulated during the development stage	(57,392)	(57,392)

Total stockholders’ equity (deficit)	$(37,392)	$101,512,616

Total capitalization	$202,608	$147,262,608

(1)	For purposes of presentation, this table assumes that we have converted the maximum of 5,624,999 shares to cash in connection with our initial business combination, reducing the underwriters’ fee by $0.16 per share, or approximately $900,000. If no shares were converted to cash in connection with our initial business combination, the underwriters’ fee payable would be $3,000,000.

(2)	The loan from MBF Healthcare Partners, L.P., in the form of a non-revolving line of credit, is due at the earlier of June 12, 2007 or the closing of this offering. The unpaid principal balance under the line of credit as of December 31, 2006 was $240,000.

(3)	Excludes deferred underwriting discounts and commissions equal to 2.0% of the gross proceeds, or $3,000,000 ($3,450,000 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. See the section entitled “Underwriting — Commissions and Discounts.”

(4)	If we consummate a business combination, the conversion rights afforded to our public stockholders, other than our existing stockholder, officers and directors, may result in the conversion into cash of up to 5,624,999 shares sold in this offering at a per share conversion price equal to the amount in the trust account (including the amount representing the deferred portion of the underwriters’ fee), inclusive of any interest thereon (net of taxes payable), as of two business days prior to the proposed consummation of a business combination, divided by the number of shares sold in this offering.

DILUTION

The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock that may be converted into cash), by the number of outstanding shares of our common stock.

At December 31, 2006, our net tangible book value was a deficiency of approximately $(.11) per share of common stock. After giving effect to the sale of 19,093,750 shares of common stock included in the units (but excluding shares underlying the warrants included in the units and the other warrants sold in the private placement) in this offering and the private placement, and the deduction of underwriting discounts and estimated expenses of this offering, our pro forma net tangible book value (as decreased by the value of 5,624,999 shares of common stock which may be converted into cash) at December 31, 2006 would have been $5.59 per share, representing an immediate increase in net tangible book value of approximately $5.70 per share to our existing stockholder and an immediate dilution of $2.41 per share or approximately 30.1% to new investors not exercising their conversion rights.

The following table illustrates the dilution to the new investors on a per share basis, assuming no value is attributed to the warrants included in the units:

Public offering price		$8.00
Net tangible book value before this offering and the private placement	$(.11)
Increase attributable to new investors in this offering and the private placement	5.70

Pro forma net tangible book value after this offering and the private placement		5.59

Dilution to new investors		$2.41

For purposes of presentation, our pro forma net tangible book value after this offering has been reduced by $43,649,992 because if we effect a business combination, the conversion rights of our public stockholders, other than our existing stockholder, officers and directors, may result in the conversion into cash of up to 5,624,999 of the 18,750,000 shares sold in this offering, at a per share conversion price equal to the amount in the trust account (including the amount representing the deferred portion of the underwriters’ fee) calculated as of two business days prior to the consummation of the proposed business combination, inclusive of any interest (net of taxes payable), divided by the number of shares sold in this offering. In addition, our pro forma net tangible book value after this offering has been reduced by $2,100,000, representing the deferred underwriters’ fee payable on consummation of a business combination (as reduced by $0.16 per share for each of the 5,624,999 shares which may be converted to cash in connection with our initial business combination).

The pro forma net tangible book value per share after the offering and the private placement is calculated as follows:

Numerator:
Net book value before this offering and the private placement	$(37,392)
Net Proceeds from this offering and the private placement	147,300,000
Deferred offering costs excluded from net tangible book value before this offering and the private placement	(2,100,000)
Less: Proceeds held in the trust account subject to conversion to cash	(43,649,992)

$101,512,616

Denominator:
Shares of common stock outstanding prior to this offering and the private placement	4,687,500
Shares of common stock included in the units offered in this offering and the private placement	19,093,750
Less: Shares subject to conversion(1)	(5,624,999)

18,156,251

(1)	For purposes of presentation, this table assumes that we have converted the maximum of (5,624,999) shares to cash in connection with our initial business combination, reducing the underwriters’ discounts and commissions by $0.16 per share, or approximately $900,000. If no shares were converted to cash in connection with our initial business combination, our pro forma net tangible book value would be reduced by $3,000,000 in respect of deferred underwriters’ discounts and commissions.

The following table sets forth information with respect to our existing stockholder and the public stockholders:

					Average
	Shares Purchased		Total Consideration(1)		Price
	Number	Percentage	Amount	Percentage	Per Share

Existing stockholder
Outstanding common stock	4,687,500	19.71%	$20,000	.01%	$0.0043
Common stock purchased in the private placement	343,750	1.45%	2,750,000	1.80%	$8.00
Public stockholders	18,750,000	78.84%	150,000,000	98.19%	$8.00

Total	23,781,250	100%	$152,770,000	100%	$6.42

(1)	Total consideration includes consideration paid for warrants as well as shares of common stock, included in the units purchased in the private placement or issued in the offering. Total consideration does not include consideration paid for the additional warrants purchased in the private placement.

MANAGEMENT’S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

We were formed on June 2, 2006, as a blank check company for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more operating businesses in the healthcare industry. We do not have any specific merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination under consideration and neither we, nor any representative acting on our behalf, has had any contacts or discussions with any target business with respect to such a transaction. We intend to use cash derived from the proceeds of this offering, our capital stock, debt, or a combination of cash, capital stock, and debt, to effect a business combination.

The issuance of additional capital stock or the incurrence of debt, could have material consequences on our business and financial condition. The issuance of additional shares of our capital stock (including, upon conversion, of convertible debt securities):

•	may significantly reduce the equity interest of our stockholders;

•	will likely cause a change in control if a substantial number of our shares of common stock or voting preferred stock are issued which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and also may result in the resignation or removal of one or more of our present officers and directors; and

•	may adversely affect prevailing market prices for our common stock.

Similarly, the incurrence of debt:

•	may lead to default and foreclosure on our assets if our operating revenues after a business combination are insufficient to pay our debt obligations;

•	may cause an acceleration of our obligations to repay the debt even if we make all principal and interest payments when due if we breach the covenants contained in the terms of the debt documents, such as covenants that require the maintenance of certain financial ratios or reserves, without a waiver or renegotiation of such covenants;

•	may create an obligation to repay immediately all principal and accrued interest, if any, upon demand to the extent any debt securities are payable on-demand; and

•	may hinder our ability to obtain additional financing, if necessary, to the extent any debt securities contain covenants restricting our ability to obtain additional financing while such security is outstanding, or to the extent our existing leverage discourages other potential investors.

To date, our efforts have been limited to organizational activities. We have neither engaged in any operations nor generated any revenues to date.

We estimate that the net proceeds from the sale of the units in this offering and sale of units and warrants in the private placement will be $147,300,000 (or $168,675,000 if the underwriters’ over-allotment option is exercised in full), after deducting offering expenses of approximately $700,000 and underwriting discounts and commissions of approximately $7,500,000 (or $8,625,000 if the underwriters’ over-allotment option is exercised in full). Of this amount $145,500,000 (or $166,875,000 if the underwriters’ over-allotment option is exercised in full), will be held in the trust account and the remainder in either case will not be held in the trust account and will be used by us as working capital. If we complete a business combination, we will use $3,000,000, (or $3,450,000 if the underwriters’ over-allotment is exercised in full), of the net proceeds held in the trust account to pay the deferred underwriting discounts and commissions (subject to a $0.16 per share reduction for public stockholders who exercise their conversion rights). We expect to use the remaining net proceeds of this offering and the private placement in the trust account, after the payment of deferred underwriters’ discounts and commissions, to acquire one or more operating businesses. However, we may not use all of the proceeds in the trust account in connection with a business combination, either because the consideration for the business combination is less than the proceeds in a trust account or because we finance a portion of the consideration with our capital stock or debt securities. In that event, the proceeds held in the trust account as well as any other net proceeds of this offering not expended will be used to finance the operations of the combined business or businesses.

We expect to use $1,800,000 of the proceeds not held in the trust account to fund our operating expenses pending a business combination, including identifying and evaluating prospective acquisition candidates, selecting one or more operating businesses, and structuring, negotiating, and consummating the business combination. We believe that, upon consummation of this offering, the funds available to us outside of the trust account will be sufficient to allow us to operate for at least the next 24 months, assuming that a business combination is not consummated during that time. Over this time period, we anticipate making the following expenditures:

•	approximately $795,000 of expenses for legal, accounting, and other expenses attendant to the due diligence investigations of potential target businesses and the structuring and negotiating of our initial business combination;

•	approximately $80,000 of expenses in legal and accounting fees relating to our SEC reporting obligations;

•	approximately $180,000 of expenses in fees relating to our office space and certain general and administrative expenses;

•	approximately $400,000 for director and officer insurance;

•	approximately $155,000 for corporate franchise taxes; and

•	approximately $190,000 for general working capital that will be used for other expenses and reserves.

We do not anticipate that we will need additional financing following this offering in order to meet the expenditures required for operating our business pending a business combination. However, we may need to obtain additional financing to the extent such financing is required to complete a business combination, in which case we may issue additional securities or incur debt in connection with such business combination.

MBF Healthcare Partners, L.P. has agreed to loan up to a total of $400,000 to us, in the form of a non-revolving line of credit, for payment of offering expenses. The loan bears interest at a rate of 5% per year and will be payable upon the consummation of this offering. The 5% interest rate on the loan was based on the market rate of other loans of similar risk. The loan will be repaid out of the proceeds of this offering not being placed in the trust account. The unpaid principal balance under the line of credit as of December 31, 2006 was $240,000.

PROPOSED BUSINESS

Introduction

We are a recently organized blank check company formed for the purpose of acquiring, through a merger, capital stock exchange, stock purchase, asset acquisition or other similar business combination, one or more operating businesses in the healthcare industry. The healthcare industry includes companies that develop, manufacture, market or distribute health-related products or provide healthcare services.

We expect to evaluate acquisition candidates in the United States that operate within and benefit from demand, growth and favorable trends affecting our target industry. In particular, we are primarily, but not exclusively, focused on investment opportunities in the healthcare industry. We believe this area offers a favorable environment to complete one or more business combinations, after which we expect we will be able to create further value through the application of our management expertise and the capital that we will bring to bear on that business. This belief is based upon, among other things, the experience, expertise, and network of professional relationships of our management team and the members of our Board of Directors. Although the nature and scope of the ultimate roles of members of our management after a business combination will depend upon the structure of the business combination we complete, the employment arrangements they negotiate and the skills and experience of our target business’ management team, we expect that our management team will continue to be actively involved in our business after the completion of a business combination. See the sections entitled “— Effecting a Business Combination — Limited Ability to Evaluate the Target Business’ Management” and “Risk Factors — The loss of members of our management team could adversely affect our ability to operate.”

Healthcare Industry

According to the Centers for Medicare and Medicaid Services, or CMS, the healthcare industry is one of the largest segments of the U.S. economy, with total U.S. healthcare expenditures in 2005 of nearly $2.0 trillion, or $6,697 per person, which accounted for 16% of the 2005 U.S. gross domestic product, or GDP. Overall, national healthcare spending is anticipated to continue to grow at close to 7% per year, reaching nearly $4.0 trillion by 2015. In our view, the primary drivers behind these expenditures are: (i) medical service spending, (ii) hospital spending and (iii) prescription drug spending. In 2005, over 81% of total U.S. healthcare expenditures were related to the above categories, with medical services (including nursing homes and home healthcare), hospital care and prescription drugs, comprising 41%, 30% and 10%, respectively.

Industry Trends

Several significant trends affect the competitive landscape of our target industries, which we believe create significant investment opportunities. The following is a summary of some of the more influential of these trends:

•	Expanding and Aging Population. According to U.S. Census Bureau estimates, in 2005 the American population is approximately 297 million and is expected to reach 392 million by 2050. Simultaneously, we are witnessing the “graying of America,” whereby the elderly population, the largest consumer of healthcare services, is increasing more rapidly than the rest of the population. According to the U.S. Census Bureau, approximately 12% of the U.S. population was over 65 in 2004 and was forecasted to account for roughly 20% of the population by 2030.

•	Evolving Medical Treatments. Advances in technology have favorably impacted the development of more effective and easier-to-use medical devices, treatments and therapies. Many of these advances have reduced hospital stays, costs and recovery periods. The continued advancement of medical technology should continue to support the markets for healthcare goods and services.

•	Increased Consumer Awareness. In recent years, publicity associated with advances in medical technology, treatments and therapies has increased the number of patients visiting healthcare professionals. We believe that more active and aware consumers, who are increasingly vocal due to rising costs and reduced access to physicians, will continue to stimulate a wide variety of healthcare segments. In addition, the market for discretionary medical services, such as cosmetic procedures, continues to grow.

Although we may consider a target business in any sector of the healthcare industry, we intend to concentrate our search for an acquisition candidate in the following target sectors:

•	healthcare services;

•	healthcare information technology;

•	medical devices, products and healthcare diagnostics; and

•	biopharmaceuticals.

Following is an overview of these sectors:

Healthcare Services

According to CMS, medical services, including physician and clinical services, other professional and dental services, nursing homes, home health and substance abuse facilities, among others, accounted for over $740 billion of expenditures in the U.S. in 2005, and were expected to account for over $799 billion in 2006. In addition, hospital care, including room and board, ancillary charges, services of resident physicians, and any other services billed by hospitals, accounted for approximately $616 billion in 2005, an amount that was expected to grow 7 to 8% to over $662 billion in 2006. Some key drivers behind this growth are:

•	the rise of the use of managed care plans for dental and vision care;

•	the aging population and increasing spending by those 65-years and older; and

•	rapid growth in home-based hospice services.

Healthcare Information Technology

According to a survey by Forrester Research, large U.S. hospitals were expected to increase their healthcare IT spending by 3.1% in 2006 (Hospital IT Spending Trends For 2006, Forrester Research, Inc., March 2006). The primary drivers behind this increase are expenditures on information storage products and technology integration. According to Datamonitor, healthcare providers will spend an estimated $39.5 billion on IT by 2008, with U.S. healthcare providers accounting for a five year compound annual growth rate of 7.4%. In recent years, the U.S. government has made a concerted effort to push healthcare IT as a means of driving down overall healthcare costs with the President’s Health Information Technology Plan. In a 2005 speech, President Bush stated that, “some predict that you can save 20% of the cost of healthcare as a result of the advent of IT.” Health information technologies such as electronic medical records, computerized ordering, clinical decision support tools, and secure exchange of authorized information have the potential to improve medical quality, reduce medical errors, reduce costs and prevent deaths.

Medical Devices, Products and Healthcare Diagnostics

Frost & Sullivan estimates that the medical device market generated approximately $67.8 billion in revenues in 2004, and is forecasted to be growing at a compound annual growth rate of 8%. Significant portions of this market are cardiovascular devices and orthopedics. To date, the growth in orthopedics came from reconstructive implants and spinal implants. Devices that enable minimally invasive procedures are also expected to drive growth in the future, as these procedures become the standard of care for many treatments. Also, the number of Americans with chronic diseases continues to escalate, and devices used in the treatment of these conditions are expected to increase accordingly.

Biopharmaceuticals

According to IMS Health, biopharmaceutical sales in the United States grew 5.4% to $251.8 billion in 2005 over 2004. These growth numbers were fueled by two main factors: explosive growth in biotech products and an increase in the sales of generic pharmaceuticals. The increased reliance on generic medicines is expected to continue as third-party payors look to switch patients from branded drugs. Also, because of the newly implemented Medicare drug benefit, early 2006 returns showed prescription volumes for persons 65 and over up 4 to 5% from the same period of 2005. Projections for spending on prescription drugs suggest that the total will reach $446 billion by 2015, an annual increase of over 8% from $188 billion in 2004.

Investment Focus

We intend to direct our efforts on identifying acquisition candidates in the healthcare industry that have at least one of the following characteristics:

•	A strong fundamental yet under-capitalized business with the potential to further grow its products, services or geographic reach;

•	A valuable asset embedded in an underperforming business that would be more effectively utilized by improved management, technology or operational advances; and

•	A moderate or lagging business that may benefit from improved operational and financial performance.

When evaluating target businesses, we will consider the following:

•	Exploiting Industry Opportunities. We will seek to identify opportunities resulting from perceived special niches in the healthcare industry, as well as opportunities that may present themselves based upon changes in the regulatory environment in the healthcare industry, or in anticipation of possible future changes in such regulatory environment.

•	Partnering with Strong Management. We view management as a key ingredient in making an investment. We anticipate investing in target businesses where we can partner with experienced executives with proven track records or where we can add value by providing required management expertise. We may (i) back strong incumbent management teams already operating sound companies, (ii) team up with experienced managers to acquire companies in the healthcare industry or (iii) acquire a firm with management needs and facilitate the identification and attraction of new management personnel to fill such needs. This may include replacing a team not meeting expectations. We intend to align our interests with senior management of the target businesses through equity-based compensation programs so management can share in the equity value they help create.

•	Emphasizing Growth. We will seek to invest in target businesses that have the potential to grow both organically and through acquisition. We expect target businesses, even if initially troubled, to pursue aggressive growth plans once initial problems have been corrected. Such growth might be achieved through capacity expansion, new product introduction, development of new markets, implementation of new marketing strategies and the acquisition of related companies.

•	Focusing on Creating Market Leadership and Scale. We will strive to build companies that are market leaders in their respective industries. Because we also believe scale is important, we, in partnership with management, will set forth aggressive targets in defining the scope of the target company’s market in terms of service and geographic coverage. Market leadership and scale provide advantages in recruiting top management, exercising purchasing power, leading through consolidation, exercising price leadership, achieving the lowest cost, leading new services and product development and attracting capital.

•	Offering Solution-Oriented Expertise. Our management team intends to approach investments as operational executives rather than financial engineers, which comports with the skill set and experience of our management team.

We will employ a disciplined approach to identifying, evaluating, and negotiating with potential target businesses and will focus our efforts on selecting what we believe is the best opportunity or opportunities for a business combination. Assuming we complete our initial business combination, we expect to work with management to create value by (i) improving the base business through the implementation of marketing, operational, growth and management strategies and (ii) using the base business as a platform from which to grow, both organically and through acquisitions.

We anticipate that our search for potential target businesses will involve making contacts with candidates through members of our management team and Board of Directors; seeking referrals from our professional network of contacts including management groups, corporations, banks, private equity funds, consultants, investment bankers, and business brokers active in the healthcare industry; and contacting owners of healthcare businesses that we identify.

Competitive Advantages

We believe that we possess the experience and skills necessary to source, evaluate and execute business combinations in our target industries. First, we believe that the background, operating histories and experience of our management team and Board of Directors have equipped us not only to provide access to a broad spectrum of investment opportunities but also to improve upon the operational and financial performance of our target business. Second, based on our history in the target industry and our network of contacts, we believe that we will have access to deal flow for an initial business combination.

•	Management and Board of Directors Expertise. We believe that the combination of experience and background of our management team, as described below, and members of our Board of Directors will enable us to identify, attract, and then significantly improve the value of potential target businesses in our target industries. Additionally, members of our Board of Directors have a history of managing and advising a variety of businesses. Those companies include Pediatrix Medical Group, Inc. (NYSE: PDX), American Bank, ADP TotalSource (previously The Vincam Group, Inc.), Progress Energy, Inc. and Advance Auto Parts, Inc., among others. Further background on our executive officers and members of our Board of Directors is included in this prospectus under “Management.”

Mike Fernandez, Chairman and Chief Executive Officer

•	Over 30 years of experience in the healthcare industry in the areas of operations, health insurance programs, managed care solutions, business development and investments.

•	Chairman and Managing Director of MBF Healthcare Partners, L.P. since its formation in April 2005.

•	Founder, majority shareholder and Chief Executive Officer of CAC-Florida Medical Centers, LLC, a group of ten medical clinics, CarePlus Health Plans, Inc., a health maintenance organization serving Medicare-eligible individuals in South Florida, and PrescribIT Rx, LLC (f/k/a CarePlus Pharmacies, LLC), a pharmacy company, from December 2002 until February 2005 when all three companies were sold to Humana Inc. (NYSE: HUM) for approximately $432 million.

•	Founder and Chief Executive Officer of Physicians Healthcare Plans, Inc., a full service health maintenance organizations, from 1993 until December 2002 when it was sold to AMERIGROUP Corporation (NYSE: AGP), a managed health services company, for $175 million.

•	Founder and majority owner of Healthcare Atlantic, Inc., parent company for Atlantic Dental, Inc., one of Florida’s largest dental health maintenance organizations.

•	Founder, majority owner and director of Hospitalists of America, LLC, a hospitalists service provider.

•	Member of the board of directors of Pediatrix Medical Group, Inc. (NYSE: PDX), a provider of newborn, maternal-fetal and pediatric physician services.

•	Member of the board of directors of HSC Health & Wellness, Inc., a health benefit discount plan.

Jorge Rico, Senior Vice President and Chief Operating Officer

•	Over 20 years of experience in the healthcare industry in the areas of operations, health plan administration, hospital administration, business development and information technology.

•	Managing Director of MBF Healthcare Partners, L.P. since its formation in April 2005.

•	Joined Ramsay Youth Services, Inc. (f/k/a Ramsay Health Care, Inc. (Nasdaq: RHCI)), a provider of behavioral healthcare treatment programs and services focused on at-risk and special-needs youth, in 1996 as a member of its senior management team. During his tenure at Ramsay, management developed and implemented a successful turnaround strategy culminating in the company’s sale in June 2003 to Psychiatric Solutions, Inc., a provider of inpatient behavioral healthcare services. He remained with Psychiatric Solutions, Inc. until 2004 to assist with the integration of Ramsay Health Care, Inc. into Psychiatric Solutions, Inc. and the execution of Psychiatric Solutions, Inc.’s expansion plans, as the President of Division III.

•	Executive Vice President of Administration and a member of the management team of Ramsay-HMO, Inc. from 1990 until its sale to United HealthCare in 1994. Mr. Rico remained with United HealthCare as a member of the senior management team during which time United HealthCare became the largest HMO in the State of Florida.

Marcio Cabrera, Senior Vice President and Chief Financial Officer

•	Over 14 years of experience in the healthcare industry in the areas of finance, operations and health plan administration.

•	Managing Director of MBF Healthcare Partners, L.P. since its formation in April 2005.

•	Executive Vice President and Chief Financial Officer of Ramsay Youth Services, Inc. (f/k/a Ramsay Health Care, Inc. (Nasdaq: RHCI)) from July 1998 until its sale to Psychiatric Solutions, Inc. in June 2003.

•	Held various management positions, including Executive Vice President and Chief Financial Officer, of Ramsay-HMO, Inc. from 1992 until its sale to United HealthCare in 1994. He remained a key member of the senior management team of United HealthCare, which became the largest HMO in the state of Florida.

•	Prior Collaboration of Management Team

•	In April 2005, Mike Fernandez, Marcio Cabrera and Jorge Rico formed the private equity fund MBF Healthcare Partners, L.P. to invest in emerging companies in the healthcare industry. They received approximately $200,000,000 in commitments from private investors, including $175,000,000 from Mr. Fernandez and his family. For more information regarding MBF Healthcare Partners, L.P., see below, “Relationship with MBF Healthcare Partners, L.P.”

•	While at Ramsay-HMO, Inc., Marcio Cabrera and Jorge Rico were involved in three merger and acquisition transactions totaling approximately $60 million and were members of the senior management team that developed and executed a strategy culminating in the sale of Ramsay-HMO, Inc. to United HealthCare for $500 million.

•	While at Ramsay Youth Services, Inc. Marcio Cabrera and Jorge Rico were involved in four merger and acquisition transactions totaling approximately $54 million and the ultimate sale of the company to Psychiatric Solutions, Inc. for approximately $80 million.

•	Established Deal Sourcing Network. Our management team and members of our Board of Directors have extensive contacts that we can access for referrals of potential investment candidates in the healthcare industry. These contacts and sources include executives employed with, and consultants engaged by, public and private businesses in our target industries, other boards for which our management team and Board of Directors participate, principals from past, operating companies and investment vehicles, industry associations, and relevant charitable organizations in which management and its directors are involved. Our management has over 63 years of combined relevant healthcare experience with which to leverage their relationships. This breadth of experience and industry exposure, and tenure, may be a valuable basis with which to source business targets. Additionally, consultants, investment bankers, attorneys, and accountants, among others, with knowledge of these industries, will also serve as sources for potential investment candidates in the healthcare industry.

Relationship with MBF Healthcare Partners L.P.

MBF Healthcare Partners, L.P., our existing stockholder, is a private equity fund focused on investing in mid-sized companies in the healthcare industry. Although both MBF Healthcare Partners, L.P. and we intend to invest in companies in the healthcare industry which we believe offer opportunities for growth, there are differences in the size of such targeted investment and the type of companies in which the entities are focused on investing.

MBF Healthcare Partners, L.P. intends to acquire, or make substantial investments, in multiple companies that will serve as platform companies for additional acquisitions and organic growth. Based on its total committed capital of approximately $214 million, it is anticipated that the average size of acquisition, and/or investment will be $20 million to $75 million. As an illustration, MBF Healthcare Partners, L.P.’s first acquisition was Medical Specialties Distributors, Inc., a supplier of healthcare products and bio-medical equipment rentals and services to the healthcare market, for approximately $23 million. By comparison, our amended and restated certificate of incorporation requires that our initial business combination be with an entity with a fair market value equal to at least 80% of the balance in the trust account. Based on an initial public offering of $150 million, we would be required to effect an initial business combination with a business whose fair market value is at least $114 million.

MBF Healthcare Partners, L.P. is a privately-owned limited partnership whose limited partners are high net-worth individuals. Accordingly, as a privately-held partnership, MBF Healthcare Partners, L.P.’s risk characteristics are different from ours as a publicly-owned corporation. For example, MBF Healthcare Partners, L.P. can invest in riskier target companies than we can, such as companies who do not have the financial statements that would be required for a company that is subject to SEC reporting requirements. Also, MBF Healthcare Partners, L.P. is able to acquire target companies that require turnaround efforts that may be inappropriate for us as a publicly-owned corporation.

To minimize any conflicts, or the appearance of conflicts, each of Messrs. Fernandez, Cabrera, Rico, Saladrigas and Argiz and MBF Healthcare Partners, L.P. has granted us a “right of first refusal” with respect to any company or business in the healthcare industry whose aggregate enterprise value is at least equal to 80% of the balance of the trust account (less the deferred underwriting discounts and commissions and taxes payable), which we refer to as a Company Potential Target. Pursuant to this right of first refusal, each of these persons and MBF Healthcare Partners, L.P. has agreed that he or it will present any investment or purchase opportunity in a Company Potential Target to a committee of our independent directors for our review and will not enter into any agreement to purchase or invest in the Company Potential Target until our committee of independent directors has had a reasonable period of time to determine whether or not to pursue the opportunity. This right of first refusal will expire upon the earlier of (1) our consummation of an initial business combination or (2) 24 months after the consummation of this offering. Furthermore, we have agreed that any target companies with respect to which MBF Healthcare Partners, L.P. has initiated any contacts or entered into any discussions, formal or informal, or negotiations regarding such company’s acquisition prior to the completion of this offering will not be a potential acquisition target for us.

No Assurance of Future Services from Executive Officers or Board Members

Our management team currently intends to stay involved with us following a business combination, either as managers or in an advisory capacity. The role that our management team or our Board of Directors will assume will depend on the type of business acquired and the sector of the healthcare industry in which the target company operates.

Government Regulation

The healthcare industry is highly regulated and any business we acquire would likely be subject to numerous rules and regulations. The federal and state governments extensively regulate the healthcare industry and are often significant sources of revenue for healthcare companies. In particular, our business could rely heavily on the Medicare and Medicaid government payment programs, each of which is financed, at least in part, with federal money. If we participate in these government payment programs, we would be subject to additional oversight and regulatory scrutiny. In addition to federal oversight, state jurisdiction is based upon the state’s authority to license certain categories of healthcare professionals and providers and the state’s interest in regulating the quality of healthcare in the state, regardless of the source of payment.

The significant areas of federal and state regulatory laws that could affect our ability to conduct our business following a business combination could include, among others, those regarding:

•	False and other improper claims for payment — The government may fine a provider if it knowingly submits, or participates in submitting, any claim for payment to the federal government that is false or fraudulent, or that contains false or misleading information.

•	The Stark Self-Referral Law and other laws prohibiting self-referral and financial inducements — Laws that limit the circumstances under which physicians who have a financial relationship with a company may refer patients to such company for the provision of certain services.

•	Anti-kickback laws — Federal and state anti-kickback laws make it a felony to knowingly and willfully offer, pay, solicit or receive any form of remuneration in exchange for referrals or recommendations regarding services or products.

•	Health Insurance Portability and Accountability Act — Laws designed to combat fraud against any healthcare benefit program for theft or embezzlement involving healthcare, as well as providing various privacy rights to patients and customers.

•	Corporate practice of medicine — Many states have laws that prohibit business corporations from practicing medicine, employing physicians to practice medicine, exercising control over medical decisions by physicians, or engaging in certain arrangements, such as fee-splitting, with physicians.

•	Antitrust laws — Wide range of laws that prohibit anticompetitive conduct among separate legal entities in the healthcare industry.

•	FDA and state regulation of “devices” — FDA and state laws governing the development, testing, production and marketing of potential products.

•	Medical device reporting regulations — Laws that require reporting to the FDA if products caused or contributed to a death or serious injury, or malfunction in a way that would likely cause or contribute to a death or serious injury.

•	FDA regulation of drug product candidates — FDA regulations governing the testing, manufacture, safety, efficacy, recordkeeping, labeling, storage, approval, advertising, promotion, sale and distribution of drug product candidates.

A violation of any of these laws or regulations could result in civil and criminal penalties, the requirement to refund monies paid by government and/or private payors, exclusion from participation in Medicare and Medicaid programs and/or the loss of licensure. Following a business combination, our management intends to exercise care in structuring our arrangements and our practices to comply with applicable federal and state laws and regulations. However, we cannot assure you that our management will be successful in complying with all applicable laws and regulations. If we have been found to have violated any rules or regulations that could adversely affect our business and operations, the violations may delay or impair our ability to complete a business combination. Additionally, the laws in the healthcare industry are subject to change, interpretation and amendment, which could adversely affect our ability to conduct our business following a business combination.

Effecting a Business Combination

General

We intend to utilize the net proceeds after expenses of this offering, our capital stock, debt, or a combination of these as the consideration to be paid in a business combination. While substantially all of the net proceeds after expenses of this offering are allocated to completing a business combination, the proceeds are not otherwise designated for more specific purposes. Accordingly, prospective investors will at the time of their investment in us not be provided an opportunity to evaluate the specific merits or risks of one or more target businesses. If we engage in a business combination with a target business using our capital stock and/or debt financing as the consideration to fund the business combination, proceeds from this offering then will be used to undertake additional acquisitions or to fund the operations of the combined business. We may engage in a business combination with a company that does not require significant additional capital but is seeking a public trading market for its shares and which wants to merge with a company that already is public in order to avoid the uncertainties associated with undertaking its own initial public offering. These uncertainties may include time delays, compliance and governance issues, significant expense, and the risk that market conditions will not be favorable for an offering at the time the offering is ready to be sold. Alternatively, we may seek to complete a business combination with a company that is financially unstable or in the development stage. We may seek to effect a business combination with more than one target business, although our limited resources may serve as a practical limitation on our ability to do so.

Prior to completion of a business combination we will seek to have all vendors, prospective target businesses, or other entities, which we refer to as potential contracted parties or a potential contracted party, execute agreements with us waiving any right, title, interest, or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders. In the event that a potential contracted party were to refuse to execute such a waiver, we will execute an agreement with that entity only if our management first determines that we would be unable to obtain, on a reasonable basis, substantially similar services or opportunities from another entity willing to execute such a waiver. Examples of instances where we may engage a third-party that refused to execute a waiver would be the engagement of a third-party consultant whose particular expertise or skills are believed by management to be superior to those of other consultants that would agree to execute a waiver or a situation in which management does not believe it would be able to find a provider of required services similar in talent willing to provide the waiver. If a potential contracted party refuses to execute such a waiver, then our officers will be personally liable to cover the potential claims made by such party but only if, and to the extent that, the claims otherwise would reduce the trust account proceeds payable to our public stockholders in the event of a liquidation. However, if a potential contracted party executes a valid and enforceable waiver, then our officers will have no personal liability as to any claimed amounts owed to a contracted party. In this regard, the purchase agreement under which MBF Healthcare Partners, L.P. has agreed to purchase units and warrants in the private placement includes an irrevocable waiver to any right, title, interest, or claim of any kind to monies held in the trust account.

We intend to focus our search for potential target businesses with which to complete a business combination on businesses operating in the healthcare industry. None of our officers, directors, promoters, or other affiliates or any representatives acting on our behalf has had any contact or discussions with any target business regarding a business combination or has taken any direct or indirect measures to locate a target business or consummate a business combination.

Subject to the requirement that our initial business combination must be with an operating business whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition, we have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses in the healthcare industry. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of any target business with which we may ultimately complete a business combination. If we combine with a financially unstable company or an entity in the development stage, including an entity lacking an established record of sales or earnings, we may be affected by numerous risks inherent in the business and operations of a financially unstable or development stage entity. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

We cannot assure you that we will identify, secure a definitive agreement with, or close a business combination with one or more target businesses. In addition, no financing arrangements have been entered into or are contemplated with any third parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need if we decide to consummate a business combination for consideration in excess of our available assets at the time of acquisition.

Sources of Target Businesses

We may identify a target business through management’s contacts within the healthcare industry or through our public relations and marketing efforts. Our management team, and members of our Board of Directors, have long standing industry relationships, have seats on the boards of various healthcare companies and are involved in several charitable organizations and industry associations in their respective healthcare fields. Of note, the three key senior members of management alone have over 63 years of combined healthcare experience. This breadth of experience and industry exposure, and tenure, may be a valuable basis with which to source business targets.

In addition to leveraging our industry experience and relationships within our management team and its directors, we anticipate that target businesses may also be brought to our attention from various unaffiliated parties such as business brokers, private equity and venture capital firms, consultants, investment bankers, attorneys, and accountants, among other sources.

While officers have committed to spending a majority of their time on our business and our directors have no commitment to spend any time in identifying or performing due diligence on potential target businesses, our officers and directors believe that the relationships they have developed over their careers in the healthcare industry in combination with the possible sources discussed above may generate a number of potential target businesses that will warrant further investigation.

We may pay fees or compensation to third parties for their efforts in introducing us to potential target businesses. Such payments are typically, although not always, calculated as a percentage of the dollar value of the transaction. We have not anticipated use of a particular percentage fee, but instead will seek to negotiate the smallest reasonable percentage fee consistent with the attractiveness of the opportunity and the alternatives, if any, that are then available to us. We may make such payments to entities we engage for this purpose or entities that approach us on an unsolicited basis. Payment of finders’ fees is customarily tied to completion of a transaction and certainly would be tied to a completed transaction in the case of an unsolicited proposal. Although it is possible that we may pay finders’ fees in the case of an uncompleted transaction, we consider this possibility to be remote. In no event will we pay any of our officers, directors, or existing stockholder or any entity with which they are affiliated any finder’s fee or other compensation for services rendered to us prior to or in connection with the consummation of a business combination. In addition, none of our officers, directors, or existing stockholder will receive any finder’s fee, consulting fees, or any similar fees from any person or entity in connection with any business combination involving us other than any compensation or fees that may be received for any services provided following such business combination.

Selection of a Target Business and Structuring of a Business Combination

Subject to the requirement that our initial business combination must be with one or more operating businesses whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting a prospective target business in the healthcare industry. In evaluating a prospective target business, our management will consider, among other factors, the following:

•	financial condition and results of operations;

•	capital requirements;

•	business growth potential;

•	experience and skill of management and availability of additional personnel;

•	seasonal sales fluctuations and the ability to offset these fluctuations through other business combinations, introduction of new products, or product line extensions;

•	competitive position;

•	brand recognition and potential;

•	stage of development of the business and its products or services;

•	barriers to entry;

•	proprietary aspects of products and the extent of intellectual property or other protection for products or formulas;

•	degree of current or potential market acceptance of the products, processes or services, and the potential for expansion;

•	regulatory environment of the industry;

•	limitations resulting from the various noncompetition agreements entered into by Mike Fernandez; and

•	costs associated with effecting the business combination.

These factors are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination will be based, to the extent relevant, on the above factors as well as other considerations deemed relevant by our management to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

We will endeavor to structure a business combination so as to achieve the most favorable tax treatment to us and our stockholders, while also taking into consideration that favorable tax treatment to the target businesses and their stockholders could enable us to negotiate a lower purchase price or preserve our cash. We cannot assure you, however, that the Internal Revenue Service or appropriate state or local tax authority will agree with our tax treatment of the business combination.

The time required to select and evaluate a target business and to structure and complete the business combination, and the costs associated with this process, are not currently ascertainable with any degree of certainty. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination. We will not pay any finders or consulting fees to our existing stockholder, or any of its respective affiliates, for services rendered to or in connection with a business combination.

Fair Market Value of Target Business or Businesses

Our initial business combination must be with one or more operating businesses whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition. As a result, we expect that an initial public offering of $150,000,000 will enable us to effect an initial business combination of a company with a fair market value of at least $114,000,000. The actual amount of consideration which we will be able to pay for the business combination will depend on whether we choose, or are able, to pay a portion of the business combination consideration with shares of our common stock, if we are able to finance a portion of the business combination consideration with shares of our common stock, if we are able to finance a portion of the consideration with debt financing or if we are required to fund stockholder conversion rights. No financing arrangements have been entered into or are contemplated with any third parties to raise any additional funds, whether through the sale of securities or otherwise, that we may need to consummate a business combination for consideration in excess of our available assets at the time of acquisition.

In contrast to many other companies with business plans similar to ours where the minimum fair market value of the target businesses for the initial business combination is based on 80% of the acquiror’s net assets, our minimum fair market value is based on 80% of the balance in the trust account at the time of such acquisition. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred underwriting discounts and commissions and taxes payable) at the time of such initial business combination. In no instance will we acquire less than majority voting control of a target business. However, this restriction will not preclude a reverse merger or similar transaction where we will acquire the target business. The fair market value of a target business or businesses will be determined by our Board of Directors based upon standards generally accepted by the financial community, such as actual and potential sales, the values of comparable businesses, earnings and cash flow, and book value. If our Board of Directors is not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the National Association of Securities Dealers, Inc. with respect to the satisfaction of such criterion. We expect that any such opinion would be included in our proxy soliciting materials furnished to our stockholders in connection with a business combination, and that such independent investment banking firm will be a consenting expert. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our Board of Directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion.

Lack of Business Diversification

While we may seek to effect business combinations with more than one target business, our initial business combination must be with one or more target businesses whose fair market value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition, as discussed above. Consequently, we expect to complete only a single business combination, although this may entail a simultaneous combination with several operating businesses at the same time. At the time of our initial business combination, we may not be able to acquire more than one target business because of various factors, including complex accounting or financial reporting issues. For example, we may need to present pro forma financial statements reflecting the operations of several target businesses as if they had been combined historically. A simultaneous combination with several target businesses also presents logistical issues such as the need to coordinate the timing of negotiations, proxy statement disclosure and closings. In addition, if conditions to closings with respect to one or more of the target businesses are not satisfied, the fair market value of the business could fall below the required fair market value threshold of 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable).

Accordingly, while it is possible that we may attempt to effect our initial business combination with more than one target business, we are more likely to choose a single target business if all other factors appear equal. This means that for an indefinite period of time, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. By consummating a business combination with only a single entity, our lack of diversification may:

•	subject us to negative economic, competitive, and regulatory developments, any or all of which may have a substantial adverse impact on the particular industry in which we operate after a business combination;

•	cause us to depend on the marketing and sale of a single product or limited number of products or services; and

•	result in our dependency upon the performance of a single operating business.

If we complete a business combination structured as a merger in which the consideration is our stock, we would have a significant amount of cash available to make add-on acquisitions following our initial business combination.

Acquisition of More than One Business

As noted above, we expect to effect our initial business combination through the acquisition of a single business, but we reserve the right to acquire more than one business in contemporaneous acquisitions if our Board of Directors determines that such a course is in our best interest. If we were to acquire more than one business, we intend to combine the separate businesses and operate them as a combined business. Completing our initial business combination through more than one acquisition would likely result in increased costs as we would be required to conduct a due diligence investigation of more than one business and negotiate the terms of the acquisition with multiple sellers. In addition, due to the difficulties involved in consummating multiple acquisitions concurrently, our attempt to complete our initial business combination in this manner would increase the chance that we would be unable to successfully complete our initial business combination in a timely manner. Furthermore, the success of a business formed through the combination of smaller businesses will depend on our ability to integrate disparate organizations and achieve expected synergies.

Limited Ability to Evaluate the Target Business’ Management

Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination, we cannot assure you that our assessment of the target business’ management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications, or abilities to manage a public company. Furthermore, the future role of our officers and directors, if any, in the target business cannot presently be stated with any certainty. Moreover, our current management will only be able to remain with the combined company after the consummation of a business combination if they are able to negotiate the same in connection with any such combination. While it is possible that one or more of our directors will remain associated in some capacity with us following a business combination, it is unlikely that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that our officers and directors will have significant experience or knowledge relating to the operations of the particular target business.

Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge, or experience necessary to enhance the incumbent management. Our current management may or may not remain actively involved in our business after completion of a business combination, depending on the type of business acquired or the sector of the healthcare industry. In any case, our executive officers only will be able to remain with the combined company after the consummation of a business combination if they are able to negotiate mutually agreeable employment terms as a part of any such combination, which terms would be disclosed to our stockholders in any proxy statement relating to such transaction. If we acquired a target business in an all-cash transaction, it would be more likely that the current members of management would remain with us, if they choose to do so. If a business combination were structured as a merger in which the stockholders of the target company were to control the combined company following a business combination, it may be less likely that our current management would remain with the combined company because control of the company would rest with the target company and not our current management unless otherwise negotiated as part of the transaction in the acquisition agreement, employment agreements or other arrangement. If our current management chooses to remain with us after the business combination, they will negotiate the terms of the business combination as well as the terms of their employment arrangements, and may have a conflict of interest in negotiating the terms of the business combination while, at the same time, negotiating terms of their employment arrangements.

Stockholder Approval of our Initial Business Combination

Prior to the completion of our initial business combination, we will submit the transaction to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable state law. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination, we may continue to seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus until          , 2009, 24 months from the consummation of this offering. In connection with seeking stockholder approval of a business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act, which, among other matters, will include a description of the operations of the target business and audited historical financial statements of the target business based on United States generally accepted accounting principles.

In connection with the vote required for any business combination, our existing stockholder has agreed to vote its shares of common stock acquired by it prior to the completion of this offering, either for or against a business combination in the same manner that a majority of the shares of common stock are voted by our public stockholders. Our existing stockholder has also agreed that it will not be eligible to exercise conversion rights with respect to those shares. In addition, our officers, directors and existing stockholder have agreed that they will vote any shares they purchase in the open market in or after this offering, including shares purchased in the open market pursuant to an agreement with the underwriters, in favor of a business combination. As a result, an officer, director or existing stockholder who acquires shares in or after this offering must vote those shares in favor of the proposed initial business combination with respect to those shares, and will therefore not be eligible to exercise conversion rights for those shares if our initial business combination is approved by a majority of our public stockholders. We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning fewer than 30% of the shares sold in this offering exercise their conversion rights. Our threshold for conversion has been established at 30% in order for this offering to be competitive with other blank check company offerings. However, to date a 20% threshold has been more typical for offerings of this type. We have increased the threshold to reduce the risk of a small group of stockholders exercising undue influence on the approval process. Voting against the business combination alone will not result in conversion of a stockholder’s shares into a pro rata share of the trust account. To do so, a stockholder must have also exercised the conversion rights described below. As a result of our higher conversion threshold, if our business combination requires us to use substantially all of our cash to pay the purchase price, because we will not know how many stockholders may exercise such conversion rights, we may either need to reserve part of the trust account for possible payment upon such conversion if the transaction is approved, or we may need to arrange third party financing to help fund our business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. In the event that the acquisition involves the issuance of our stock as consideration, we may be required to issue a higher percentage of our stock to make up for a shortfall in funds. Raising additional funds to cover any shortfall may involve dilutive equity financing or incurring indebtedness at a higher than desirable level. This may limit our ability to effectuate the most attractive business combination available to us.

Conversion Rights

At the time we seek stockholder approval of any business combination, we will offer each public stockholder the right to have such stockholder’s shares of common stock converted to cash if the stockholder votes against the business combination and the business combination is approved and completed. The actual per share conversion price will be equal to the aggregate amount then on deposit in the trust account including accrued interest, net of any income taxes on such interest, which shall be paid from the trust account (calculated as of two business days prior to the consummation of the proposed business combination), divided by the number of shares sold in this offering. The initial per share conversion price would be approximately $7.76, or $0.24 less than the per-unit offering price of $8.00. An eligible stockholder may request conversion at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed business combination at a meeting held for that purpose, but the request will not be granted unless the stockholder votes against the business combination and the business combination is approved and completed. A stockholder who requests conversion of his or her shares must hold these shares from the record date through the closing date of the business combination. We may require that stockholders who wish to exercise their conversion rights tender physical certificates representing their shares to us not later than the day prior to the stockholder meeting. A stockholder who wishes to exercise his or her conversion rights should request delivery of a physical stock certificate at least two weeks prior to the stockholder meeting. However, because no assurance can be given that two weeks will provide a stockholder with adequate time to obtain physical certificates, a stockholder may wish to consider requesting delivery of physical certificates promptly following our announcement of a business combination. If a stockholder votes against the business combination but fails to properly exercise its conversion rights, such stockholder will not have its shares of common stock converted to its pro rata distribution of the trust account. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting. It is anticipated that the funds to be distributed to stockholders entitled to convert their shares who elect conversion will be distributed promptly after completion of a business combination. Public stockholders who convert their stock into their share of the trust account will still have the right to exercise the warrants that they received as part of the units. We will not complete our proposed initial business combination if public stockholders owning 30% or more of the shares sold in this offering exercise their conversion rights.

As the initial conversion price of approximately $7.76 per share is lower than the $8.00 per unit offering price and may be less than the market price of the common stock on the date of conversion, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

Plan of Dissolution and Distribution of Assets if No Business Combination

If we do not complete a business combination by               , 2009 (24 months after the consummation of this offering), our corporate existence will terminate except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the DGCL, in which case we will as promptly as practicable thereafter adopt a plan of dissolution and distribution in accordance with Section 281(b) of the DGCL. Section 278 provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed.

Section 281(b) will require us to adopt a plan of dissolution and distribution of our assets that will provide for the payment to our creditors and potential creditors, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may subsequently be brought against us in the subsequent 10 years. The plan will also provide that after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and liquidation, we will promptly distribute our remaining assets, including the amounts held in the trust account, solely to our public stockholders. We will liquidate our assets, including the trust account, and after reserving amounts sufficient to cover our liabilities and obligations and the costs of dissolution and promptly distribute those assets solely to our public stockholders. We cannot assure you that third parties will not seek to recover from assets distributed to our public stockholders any amounts owed to them by us. Under the DGCL, our stockholders could be liable for any claims against the corporation to the extent of distributions received by them after dissolution. Further, since we will distribute our assets in accordance with Section 281(b) rather than Sections 280 and 281(a), any such liability of our stockholders could extend to claims for which an action, suit or proceeding is begun after the third anniversary of our dissolution.

Upon its receipt of notice that our existence has terminated, the trustee will promptly commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders. We anticipate that it will take no more than 10 days to effectuate such distribution. MBF Healthcare Partners, L.P., our existing stockholder, has waived its right to participate in any distributions occurring upon our failure to complete a business combination with respect to shares of common stock acquired by it prior to this offering and in the private placement. In addition, MBF Healthcare Partners, L.P. and our officers and directors have agreed to waive any claim against us and the trust account, other than with respect to any shares of common stock acquired in this offering or in the open market following the consummation of this offering. We estimate that, in the event we liquidate the trust account and distribute those assets to our public stockholders, each public stockholder will receive approximately $7.76 per share plus his proportionate share of the net interest earned on the trust account. We expect that all costs associated with implementing our dissolution and our plan for the distribution, including payments to any creditors, will be funded by the proceeds of this offering and the private placement which are not held in the trust account. We estimate that our total costs and expenses for implementing and completing our dissolution and plan of distribution of our assets will be in the range of $50,000 to $75,000. This amount includes all costs and expenses relating to filing of our certificate of dissolution in the State of Delaware, the winding up of our company. While we believe that there should be sufficient funds available from the proceeds not held in the trust account to fund the $50,000 to $75,000 of expenses, MBF Healthcare Partners, L.P. has agreed to pay the costs of our dissolution in the event our remaining assets outside the trust account are insufficient to pay those costs. However, if we do not have sufficient funds to cover our liabilities and obligations or if MBF Healthcare Partners, L.P. does not have sufficient funds to cover the amount that the costs and expenses for implementing and completing our dissolution exceeds our remaining assets outside the trust account, if any, the amount distributed to our public stockholders would be less than $7.76 per share.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If we complied with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against us, including a 60-day notice period during which any third-party claims can be brought against us, a 90-day period during which we may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of a stockholder with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our public stockholders as soon as reasonably possible after dissolution and, therefore, we do not intend to comply with those procedures. As such, our public stockholders could potentially be liable for any claims to the extent of distributions received by them in a dissolution and any such liability of our public stockholders will likely extend beyond the third anniversary of such dissolution. Because we will not be complying with Section 280 or 281(a), we will comply with Section 281(b) of the DGCL, requiring us to adopt a plan of dissolution that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent 10 years. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from our vendors (such as accountants, lawyers, investment bankers, etc.) or potential target businesses. Although we will seek to have all vendors, prospective target businesses, and other entities with whom we execute agreements waive any right, title, interest, or claim of any kind in or to any monies held in the trust account for the benefit of our public stockholders, there is no guarantee that they will enter into such agreements, and it is not a condition to our doing business with anyone. Examples of possible instances where we may engage a third party that refuses to execute a waiver include the engagement of a third party consultant whose particular expertise or skills are believed by management to be significantly superior to those of other consultants that would agree to execute a waiver or in cases where management is unable to find a provider of required services willing to provide the waiver. However to the extent that claims arise from third parties who have not executed agreements waiving their right to any monies held in trust or to the extent that such agreements are found to be unenforceable, the proceeds held in the trust account could be subject to claims that could take priority over the claims of our public stockholders and the per share liquidation price could be less than approximately $7.76, plus interest (net of taxes payable on such interest, which taxes, if any, shall be paid from the trust account), due to claims of such creditors or other entities.

Our current officers have each agreed to be jointly and severally personally liable for ensuring that the proceeds in the trust account are not reduced by (i) the claims of vendors for services rendered or products sold to us, (ii) claims of prospective target businesses for fees and expenses of third parties for which we agree in writing to be liable and (iii) claims by vendors or prospective target businesses, if such person or entity does not provide a valid and enforceable waiver to rights or claims to the trust account so as to ensure that the proceeds in the trust account are not reduced by the claims of such persons that are owed money by us, in each case to the extent any insurance we may procure is inadequate to cover any claims made against the trust account and the payment of such debts or obligations actually reduces the amount in the trust account. Based on representations made to us by our officers, we currently believe that they are of substantial means and capable of funding a shortfall in our trust account to satisfy their foreseeable indemnification obligations, but we have not asked them to reserve for such an eventuality. The indemnification obligations may be substantially higher than our officers currently foresee or expect and their financial resources may deteriorate in the future. Hence, we cannot assure you that our officers will be able to satisfy those obligations or that the proceeds in the trust account will not be reduced by those claims. If our Board of Directors adopts a plan of distribution of our assets and it is subsequently determined that our reserve for claims and liabilities to third parties is insufficient, stockholders who received funds from our trust account could be liable for up to such amounts to creditors.

If we are forced to file a bankruptcy case or an involuntary case is filed against us that is not dismissed, the funds held in the trust account will be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, the per share liquidation distribution would be less than the initial $7.76 per share held in the trust account.

Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419

The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discounts, and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering

Escrow of offering proceeds	Approximately $145.5 million of the net proceeds from this offering and the private placement will be deposited into a trust account at JPMorgan Chase & Co., maintained by Continental Stock Transfer & Trust Company.	$128.25 million of the offering proceeds would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.

Investments of net proceeds	The $145.5 million of net offering proceeds held in the trust account will only be invested in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal and interest by, the United States.	Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act of 1940 or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.

Stockholder right to receive interest earned from funds held in the trust account	Interest earned on funds held in the trust account (net of taxes payable on income of the funds in the trust account) will be held in the trust account for use in completing a business combination or released to investors upon exercise of their conversion rights or upon liquidation.	Interest or dividends earned on the funds, if any, shall be held in the escrow or trust account until the funds are released in accordance with Rule 419. Proceeds held in the escrow account would not be released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time. If funds held in the escrow or trust account are released to a purchaser of the securities, the purchaser shall receive interest or dividends earned, if any, on such funds up to the date of release. If funds held in the escrow or trust account are released to the registrant, interest or dividends earned on such funds up to the date of release may be released to the registrant.

Limitation on Fair Value or Net Assets of Target Business	The initial target business that we acquire must have a fair market value equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such acquisition. If we acquire less than 100% of one or more target businesses in our initial business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the balance in the trust account (excluding deferred	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.

	Terms of Our Offering	Terms Under a Rule 419 Offering

underwriting discounts and commissions and taxes payable as described above) at the time of such initial business combination. In no instance will we acquire less than majority voting control of a target business. However, this restriction will not preclude a reverse merger or similar transaction where we will acquire the target business.

Trading of securities issued	The units will begin trading on or promptly after the date of this prospectus. The common stock and warrants comprising the units will begin separate trading 60 business days following the earlier to occur of expiration or termination of the underwriters’ over- allotment option or its exercise in full, subject to our having filed a Current Report on Form 8-K described below and having issued a press release announcing when such separate trading will begin.	No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

In no event will the common stock and warrants be traded separately until we have filed a Current Report on Form 8-K with the SEC containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including proceeds from exercise of the over-allotment option if such option has then been exercised. We will file this Form 8-K upon the consummation of this offering, which is anticipated to take place three business days from the date of this prospectus. If the over-allotment option is exercised following the initial filing of such Form 8-K, an additional Current Report on Form 8-K will be filed to provide updated financial information to reflect the exercise of the over-allotment option.

Exercise of the warrants	The warrants cannot be exercised until the later of the completion of a business combination or one year from the date of this prospectus and, accordingly, will only be exercised after the trust account has been terminated and distributed.	The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor	Stockholders will have the opportunity to vote on the initial business combination. Each stockholder will be sent a proxy statement containing information required by the SEC. A	A prospectus containing information required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of

	Terms of Our Offering	Terms Under a Rule 419 Offering

	stockholder following the procedures described in this prospectus is given the right to convert his, her or its shares into a pro rata share of the trust account including accrued interest net of income taxes on such interest, after distribution to us of interest income net of income taxes on such interest. However, a stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds from the trust account. If a majority of the shares of common stock voted by the public stockholders are not voted in favor of a proposed initial business combination but 24 months has not yet passed since the consummation of this offering, we may seek other target businesses with which to effect our initial business combination that meet the criteria set forth in this prospectus. If at the end of such 24 month period we have not obtained stockholder approval for an alternate initial business combination, our corporate existence will terminate and we will liquidate and promptly distribute the proceeds of the trust account, including accrued interest net of income taxes on such interest.	no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company’s registration statement, to decide if he, she, or it elects to remain a stockholder of the company or require the return of his, her, or its investment. If the company has not received the notification by the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.

Business combination deadline	Our initial business combination must occur within 24 months after the consummation of this offering; if our initial business combination does not occur within this time frame, funds held in the trust account will be promptly returned to investors, including accrued interest net of income taxes on such interest.	If an acquisition has not been consummated within 18 months after the effective date of the company’s registration statement, funds held in the trust or escrow account are returned to investors.

Release of funds	The proceeds held in the trust account are not released until the earlier of the completion of our initial business combination or the failure to complete our initial business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

Amended and Restated Certificate of Incorporation

Our amended and restated certificate of incorporation sets forth certain requirements and restrictions relating to this offering that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

•	upon consummation of this offering, $145,500,000 (or a greater amount up to $166,875,000 depending on the amount of the over-allotment option that is exercised, if any) of the proceeds from this offering and the private placement, and the deferred underwriting discount will be placed into the trust account, which funds may not be disbursed from the trust account except in connection with our initial business combination or upon our liquidation;

•	prior to the consummation of our initial business combination, we will submit such business combination to our stockholders for approval;

•	we may not consummate our initial business combination unless (i) it is approved by a majority of the shares of our common stock voted by our public stockholders and (ii) public stockholders owning less than 30% of the shares sold in this offering both vote against the business combination and exercise their conversion rights;

•	if our initial business combination is approved and consummated, public stockholders who voted against the business combination and who exercised their conversion rights will receive their pro rata share of the trust account (net of taxes payable);

•	if a business combination is not consummated within the 24-month time period specified in this prospectus, our corporate existence will terminate and our powers will immediately thereupon be limited to acts and activities relating to winding up our affairs, including distribution of our assets, and we will not be able to engage in any other business activities; and

•	we may not consummate our initial business combination unless it meets the conditions specified in this prospectus, including the requirement that the business combination be with an operating business whose fair market value is equal to at least 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of such business combination.

Our amended and restated certificate of incorporation requires that we obtain unanimous consent of our stockholders to amend the above-described provisions. However, the validity of unanimous consent provisions under Delaware law has not been settled. A court could conclude that the unanimous consent requirement constitutes a practical prohibition on amendment in violation of the stockholders’ implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable without unanimous consent and any such amendment could reduce or eliminate the protection afforded to our stockholders. However, we view the foregoing provisions as obligations to our stockholders, and we will not take any action to waive or amend any of these provisions.

Our amended and restated certificate of incorporation provides that at the time we submit an initial business combination to our stockholders for approval, we will also submit an amendment to Article Fourth thereof to permit our continued existence. This is the only instance in which Article Fourth can be amended.

Competition

In identifying, evaluating, and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human, and other resources than us. While we believe there are numerous potential target businesses with which we could combine, our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. In addition:

•	the requirement that we obtain stockholder approval of an initial business combination and audited and perhaps interim-unaudited financial information to be included in the proxy statement to be sent to stockholders in connection with such business combination may delay or prevent the completion of a transaction;

•	our obligation not to target any companies with respect to which MBF Healthcare Partners, L.P. has initiated any contacts or entered into any discussions, formal or informal, or negotiations regarding such company’s acquisition prior to the completion of our offering may prevent the consummation of a transaction within the required time frame;

•	the conversion of common stock held by our public stockholders into cash may reduce the resources available to us to fund an initial business combination;

•	our outstanding warrants, and the dilution they potentially represent, may not be viewed favorably by certain target businesses; and

•	the requirement to acquire assets or an operating business that has a fair market value at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable) at the time of the acquisition could require us to acquire several assets or closely related operating businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination. Our management believes, however, that a privately held target business may view our status as a well-financed public entity as offering advantages over other entities that have a business objective similar to ours.

Based upon publicly available information, as of January 31, 2007, approximately 81 similarly structured “blank check” companies have completed initial public offerings in the United States since August 2003, and numerous others have filed registration statements. Of these companies, we estimate that 17 companies have consummated a business combination, while 27 other companies have announced that they have entered into definitive agreements or letters of intent with respect to potential business combinations, but have not yet consummated such business combinations. Accordingly, there are approximately 37 “blank check” companies which we estimate to have more than $2.9 billion in trust, and potentially an additional 52 “blank check” companies with more than an additional $4.4 billion in trust, that have filed registration statements, and are or will be seeking to enter into a business combination. While some of these companies have specific industries in which they must identify a potential target business, a number of these companies may complete a business combination in any industry they choose. We believe that there are approximately three blank check companies that have identified healthcare as the industry in which they are seeking to complete a business combination, and another 15 companies that have declared that they intend to target a broader range of companies to effect a business combination, which may include companies in the healthcare industry. As a result, we may be subject to competition from these and other companies seeking to complete a business combination within the healthcare industry, which, in turn, will result in an increased demand for privately-held companies in these industries. Further, the fact that only 17 “blank check” companies have completed a business combination, and 27 other companies have entered into definitive agreements or letters of intent with respect to potential business combinations, may be an indication that there are a limited number of attractive target businesses available or that many target businesses may not be inclined to enter into a business combination with a publicly-held “blank check” company.

If we succeed in effecting a business combination, there will, in all likelihood, be intense competition from competitors of the target businesses. In particular, certain industries that experience rapid growth frequently attract an increasingly larger number of competitors, including competitors with increasingly greater financial, marketing, technical, human, and other resources than the initial competitors in the industry. The degree of competition characterizing the industry of any prospective target business cannot presently be ascertained. We cannot assure you that, subsequent to a business combination, we will have the resources to compete effectively, especially to the extent that the acquired businesses are in high-growth industries.

Facilities

We currently maintain our executive offices at 121 Alhambra Plaza, Suite 1100, Coral Gables, Florida 33134. The cost for this space is included in the $7,500 per-month fee MBF Healthcare Partners, L.P. will charge us for general and administrative services pursuant to a letter agreement between us and MBF Healthcare Partners, L.P. The agreement provides for a term commencing on the effective date of this prospectus, until the earlier of our consummation of a business combination or our liquidation. We believe that based on rents and fees for similar services in the Miami, Florida area, that the fee which will be charged by MBF Healthcare Partners, L.P. is at least as favorable as we could have obtained from an unaffiliated party. We consider our existing office space adequate for our current operations.

Employees

We currently have three officers, all of whom are also members of our Board of Directors. Although our officers are not obligated to contribute any specific number of hours per week to our business, following this offering Mike Fernandez, Marcio Cabrera and Jorge Rico, will devote a significant portion of their working time to our business. As noted earlier, each of such persons is actively employed by MBF Healthcare Partners, L.P., a private equity firm engaged in seeking to make investments and acquisitions in the healthcare industry. The amount of time Mike Fernandez, Marcio Cabrera and Jorge Rico will devote to us in any time period will vary based on the availability of suitable target businesses to investigate, the course of negotiations with target businesses, and the due diligence preceding and accompanying a possible business combination. We do not intend to have any other employees prior to the consummation of a business combination.

Periodic Reporting and Financial Information

We have registered our securities under the Securities Exchange Act of 1934, as amended, and after this offering will have public reporting obligations, including the filing of annual and quarterly reports with the SEC. In accordance with the requirements of the Securities Exchange Act of 1934, our annual report will contain financial statements audited and reported on by our independent registered public accounting firm and our quarterly reports will contain unaudited financial statements.

We will not acquire our initial target business if we cannot obtain current audited financial statements based on United States generally accepted accounting principles for such target business. We will provide these financial statements in the proxy solicitation materials sent to stockholders for the purpose of seeking stockholder approval of our initial business combination. Our management believes that the need for target businesses to have, or be able to obtain, three years of audited financial statements may limit the pool of potential target businesses available for acquisition.

Legal Proceedings

To the knowledge of management, there is no litigation currently pending or contemplated against us or any of our officers or directors, except as described below.

On July 30, 2003, the Federal Election Committee (the “FEC”) alleged that CAC-Florida Medical Centers, LLC, of which Mike Fernandez was the Chief Executive Officer, had violated certain provision of the Federal Election Campaign Act of 1971, as amended, in connection with certain fund raising for the Alex Penelas for Senate Committee. On March 11, 2004 the FEC notified each of CAC-Florida Medical Centers, LLC and Mr. Fernandez personally that the FEC found reason to believe that each violated such federal election laws and required each to produce documents and submit written answers in connection with such finding. Correspondence and discussions between the parties are ongoing.

MANAGEMENT

Our executive officers and directors, their ages and positions are as follows:

Name	Age	Position

Mike B. Fernandez	54	Chairman and Chief Executive Officer
Jorge L. Rico	42	Senior Vice President, Chief Operating Officer and Director
Marcio C. Cabrera	43	Senior Vice President, Chief Financial Officer and Director
Antonio L. Argiz	54	Director
Roger J. Medel, M.D.	60	Director
Carlos A. Saladrigas	58	Director

Below is a summary of the business experience of each of our executive officers and directors.

Mike B. Fernandez became our Chairman and Chief Executive Officer upon our formation in June 2006. Mr. Fernandez has served as Chairman and is a Managing Director of MBF Healthcare Partners, L.P., a healthcare private equity firm, since its formation in April 2005. Mr. Fernandez served as Chief Executive Officer of CAC-Florida Medical Centers, LLC, a group of ten medical clinics, CarePlus Health Plans, Inc., a health maintenance organization serving Medicare-eligible individuals in South Florida, and PrescribIT Rx, LLC (f/k/a CarePlus Pharmacies, LLC), a pharmacy company, from December 2002 until February 2005 when all three companies were sold to Humana Inc. (NYSE: HUM). Mr. Fernandez founded and served as Chief Executive Officer of Physicians Healthcare Plans, Inc., a full service health maintenance organization, from 1993 until December 2002 when it was sold to AMERIGROUP Corporation (NYSE: AGP), a managed health services company. Mr. Fernandez has also founded and is a majority owner of Healthcare Atlantic, Inc., parent company for Atlantic Dental, Inc., a dental benefit company, and Hospitalists of America, LLC, a hospitalists service provider. Mr. Fernandez has 30 years of experience in the healthcare industry in the areas of operations, health insurance programs, managed care solutions, business development and investments. Mr. Fernandez currently sits on the boards of Pediatrix Medical Group, Inc. (NYSE: PDX), a provider of newborn, maternal-fetal and pediatric physician services, Healthcare Atlantic, Inc., HSC Health & Wellness, Inc., a health benefit discount plan, and Medical Specialties Distributors, LLC, a distributor of medical supplies and bio-med equipment, as well as several charitable organizations.

Jorge L. Rico became our Senior Vice President, Chief Operating Officer and a member of our Board of Directors upon our formation in June 2006. Mr. Rico has served as a Managing Director of MBF Healthcare Partners, L.P., since its formation in April 2005. From July 2004 until April 2005, Mr. Rico served as a private consultant. Mr. Rico served as President of Division III, of Psychiatric Solutions, Inc. (Nasdaq: PSYS), a provider of inpatient behavioral healthcare services, from June 2003 to July 2004. Mr. Rico served as Executive Vice President and Chief Operating Officer of Ramsay Youth Services, Inc. (f/k/a Ramsay Health Care, Inc. (Nasdaq: RHCI)), a provider of behavioral healthcare treatment programs and services focused on at-risk and special-needs youth, from February 1997 until it was sold in June 2003 to Psychiatric Solutions. Mr. Rico has 20 years of experience in the healthcare industry in the areas of operations, health plan administration, hospital administration, business development and information technology. Mr. Rico currently sits on the Board of Directors of Hospitalists of America, LLC and Medical Specialties Distributors, LLC.

Marcio C. Cabrera became our Senior Vice President, Chief Financial Officer and a member of our Board of Directors upon our formation in June 2006. Mr. Cabrera has served as a Managing Director of MBF Healthcare Partners, L.P. since its formation in January 2005. From July 2004 until April 2005, Mr. Cabrera served as a private consultant. From July 1998 to June 2004, Mr. Cabrera held various management positions at Ramsay Youth Services, Inc. (and at Psychiatric Solutions, Inc. (Nasdaq: PSYS) subsequent to the sale of Ramsay Youth Services, Inc. to Psychiatric Solutions, Inc. in June 2003). His various positions included Executive Vice President, Chief Financial Officer and Treasurer. Mr. Cabrera currently sits on the boards of Hospitalists of America, LLC, Medical Specialties Distributors, LLC and Healthcare Atlantic, Inc.

Antonio L. Argiz became a member of our Board of Directors upon our formation in June 2006. Since 1997, Mr. Argiz has served as Managing Partner of Morrison, Brown, Argiz & Farra, a public accounting firm. Mr. Argiz previously served on the American Institute of Certified Public Accountant’s (AICPA) Nominations

Committee, the governing body of the AICPA (The Council) and served as the Chairman of the Florida Board of Accountancy.

Roger J. Medel, M.D. became a member of our Board of Directors upon our formation in June 2006. Dr. Medel has been a director of Pediatrix Medical Group, Inc. (NYSE: PDX) since he co-founded the company in 1979 with Dr. Gregory Melnick. Dr. Medel served as Pediatrix’s President until May 2000 and as Chief Executive Officer until December 2002. In March 2003, Dr. Medel reassumed the position of President, serving in that position until May 2004, and became Chief Executive Officer, a position in which he continues to serve today. Dr. Medel is a member of the Advisory Committee of MBF Healthcare Partners, L.P. Dr. Medel has been an instructor in pediatrics at the University of Miami and participates as a member of several medical and professional organizations. Dr. Medel also holds a Masters Degree in Business Administration from the University of Miami.

Carlos A. Saladrigas became a member of our Board of Directors upon our formation in June 2006. Mr. Saladrigas has been the Chairman of the Board of Premier American Bank, a banking and financial services company, since 2002. In 2002 he retired as Chief Executive Officer of ADP TotalSource (previously The Vincam Group, Inc.), a human resources outsourcing company that provides services to small and mid-sized businesses. He currently sits on the Boards of Directors of Progress Energy, Inc. (NYSE: PGN), a diversified energy holding company, and Advance Auto Parts, Inc. (NYSE: AAP), a retailer of automotive parts. Mr. Saladrigas is a member of the Advisory Committee of MBF Healthcare Partners, L.P.

Number and Terms of Directors

Our Board of Directors has six directors and is divided into three classes with only one class of directors being elected in each year and each class serving a three-year term. The term of office of the first class of directors, consisting of Jorge Rico and Antonio Argiz, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Marcio Cabrera and Roger Medel, will expire at the second annual meeting. The term of office of the third class of directors, consisting of Mike Fernandez and Carlos Saladrigas, will expire at the third annual meeting. Each of our current directors has served on our Board of Directors since June 2006.

Our directors will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target business, and structuring, negotiating and consummating its acquisition. None of our directors has been a principal of or affiliated with a public blank check company that executed a business plan similar to our business plan and none of our directors is currently affiliated with such an entity.

Director Independence

Our Board of Directors has determined that Messrs. Argiz and Saladrigas are “independent directors” as defined in the American Stock Exchange listing standards and applicable SEC rules. The American Stock Exchange listing standards require that a majority of our Board of Directors be independent. However, since we are listing on the American Stock Exchange in connection with our initial public offering, we are not required to meet this requirement until one year from our listing on the American Stock Exchange. We intend to appoint additional members to our Board of Directors in the future to meet the requirement that a majority of our Board of Directors be independent within one year of our listing on the American Stock Exchange.

Committees of the Board of Directors

Audit Committee

Our Board of Directors has an Audit Committee that reports to the Board of Directors. Messrs. Argiz, Saladrigas and Cabrera serve as members of our Audit Committee. Under the American Stock Exchange listing standards and applicable SEC rules, we are required to have three members of the Audit Committee, all of whom must be independent. However, since we are listing on the American Stock Exchange in connection with our initial public offering, we are permitted to have one independent member at the time of listing, a majority of independent members within 90 days of listing and all independent members within one year.

Currently, two members of the Audit Committee are independent, Messrs. Argiz and Saladrigas. We intend to replace Mr. Cabrera with an independent member in the future to meet the requirement that we have three independent members on our Audit Committee within one year of our listing on the American Stock Exchange.

Mr. Argiz serves as the chairman of the Audit Committee. Each member of the Audit Committee is financially literate and our Board of Directors has determined that Mr. Argiz qualifies as an “audit committee financial expert” as defined in applicable SEC rules. The Audit Committee is responsible for meeting with our independent accountants regarding, among other issues, audits, and adequacy of our accounting and control systems.

In addition, the Audit Committee will monitor compliance on a quarterly basis with the terms of this offering. If any noncompliance is identified, then the Audit Committee will be charged with the responsibility to immediately take all necessary action to rectify such noncompliance or otherwise cause compliance with the terms of this offering. The Audit Committee’s approval will be required for any related person transaction.

We do not have a compensation or similar committee. The independent members of our Board of Directors perform the functions of a compensation committee including:

•	reviewing and approving our overall compensation strategy and policies;

•	reviewing and approving corporate performance goals and objectives relevant to the compensation of our executive officers and other senior management;

•	determining the compensation and other terms of employment of our Chief Executive Officer; and

•	reviewing and approving the compensation and other terms of employment of the other executive officers and senior management.

We do not have a nominating or similar committee. The independent members of our Board of Directors perform the functions of a nominating committee including:

•	identifying, reviewing and evaluating candidates to serve as our directors (consistent with criteria approved by the Board of Directors);

•	reviewing and evaluating incumbent directors;

•	recommending candidates to the Board of Directors for election to the Board of Directors; and

•	making recommendations to the Board of Directors regarding membership on committees of the Board of Directors.

Executive Officer and Director Compensation

No compensation of any kind, including finder’s and consulting fees, will be paid to any of our officers, directors, or existing stockholder, or any of their respective affiliates (except as otherwise set forth herein), for services rendered prior to or in connection with a business combination. However, our officers and directors will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf, such as attending Board of Directors meetings, participating in the offering process, identifying potential target businesses and performing due diligence on suitable business combinations. There is no limit on the amount of out-of-pocket expenses reimbursable by us and there will be no review of the reasonableness of the expenses by anyone other than our Board of Directors, which includes persons who may seek reimbursement, or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we complete a business combination.

In addition, our existing management may or may not remain with our company following a business combination, depending on the type of business acquired and the sector of the healthcare industry in which the target company operates. If they do remain with our company, we may enter into employment or other compensation arrangements with them following a business combination, the terms of which have not yet been determined. We cannot assure you that our existing management will be retained in any significant role, or at all, and have no ability to determine what remuneration, if any, will be paid to them if they are retained following a business combination.

Code of Ethics

We will adopt a code of ethics that applies to our officers, directors and employees.

TRANSACTIONS WITH RELATED PERSONS

Prior Share Issuances

On June 2, 2006, we issued 4,687,500 shares of our common stock to MBF Healthcare Partners, L.P. for $20,000 in cash at a purchase price of approximately $0.0043 per share.

On July 3, 2006, we entered into an agreement with MBF Healthcare Partners, L.P. pursuant to which it has agreed to purchase an aggregate of 312,500 units at a purchase price of $8.00 per unit. On February 2, 2007, the agreement was amended and restated to increase the number of units to 343,750 units at a purchase price of $8.00 per unit and to obligate MBF Healthcare Partners, L.P. to purchase 2,750,000 warrants at a purchase price of $1.00 per warrant, for an aggregate purchase price of $5,500,000. These securities will be purchased in a private placement pursuant to an exemption from registration contained in Section 4(2) of the Securities Act of 1933. The private placement will occur prior to the completion of this offering.

MBF Healthcare Partners, L.P. will be entitled to make up to two demands that we register these securities, including the shares of common stock included in, or issued upon exercise of the warrants purchased by it in the private placement and included in the units purchased by it in the private placement, pursuant to an agreement to be signed prior to or on the date of this prospectus. MBF Healthcare Partners, L.P. can elect to exercise these registration rights at any time beginning three months prior to the date on which the escrow period applicable to such securities expires. The escrow period expires six months following the consummation of the initial business combination, unless we were to consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property. However, if (1) during the last 17 days of the six-month period, we issue material news or a material event relating to us occurs or (2) before the expiration of the six-month period, we announce that material news or a material event will occur during the 16-day period beginning on the last day of the six-month period, the six-month period will be extended for up to 18 days beginning on the issuance of the material news or the occurrence of the material event. We may not waive the escrow provisions. In addition, MBF Healthcare Partners, L.P. has certain “piggy-back” registration rights with respect to these securities on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements.

Conflicts of Interest

Investors should be aware of the following potential conflicts of interest:

•	None of our officers and directors is required to commit his full time to our affairs and, accordingly, he may have conflicts of interest in allocating management time among various business activities. Each of our officers and directors is engaged in several other business endeavors, including without limitation, active employment by our officers with MBF Healthcare Partners, L.P. In addition, certain members of our Board of Directors are on the Advisory Committee of MBF Healthcare Partners, L.P. Our officers and directors are not obligated to contribute any specific number of hours per week to our affairs.

•	In the course of their other business activities, our officers and directors may become aware of investment and business opportunities that may be appropriate for presentation to us as well as the other entities with which they are affiliated. They may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management’s other affiliations, see section entitled “Management.”

•	In light of our existing stockholder’s and our officers’ and directors’ involvement with other healthcare businesses, and our intent to complete a business combination with one or more operating businesses in the same industries, we may decide to acquire one or more businesses affiliated with our existing stockholder or our officers and directors. Despite our agreement to obtain an opinion from an independent investment banking firm that a business combination with one or more businesses affiliated with our existing stockholder, or our officers and directors, is fair to our public stockholders from a financial point of view, potential conflicts of interest may still exist, and as a result, the terms of the business combination may not be as advantageous to our public stockholders as it would be absent any conflicts of interest.

•	Our officers and directors are, and may in the future become, affiliated with other blank check companies, engaged in business activities similar to those intended to be conducted by us. Other than MBF Healthcare Partners, L.P., our officers and directors are not currently, and do not have any plans to, become affiliated with any other blank check companies. We do not intend to invest alongside MBF Healthcare Partners, L.P., or any other blank check companies, or alongside any of our affiliates or our officers and directors.

•	The personal and financial interests of our officers and directors may influence their motivation in identifying and selecting target businesses and completing a business combination in a timely manner. These interests include the indirect ownership by Mike Fernandez in MBF Healthcare Partners, L.P., and, the ownership by Marcio Cabrera, Jorge Rico, Carlos Saladrigas and Roger Medel of interests in MBF Healthcare Partners, L.P. and through their interests an indirect ownership in our securities held by MBF Healthcare Partners, L.P., which will be released from escrow prior to six months after a business combination only in limited circumstances, reimbursement of expenses incurred on our behalf if we have insufficient funds for such reimbursement (other than funds maintained in the trust account), and possible employment with potential target businesses.

•	MBF Healthcare Partners, L.P., an affiliate of Mike Fernandez, Marcio Cabrera and Jorge Rico, has agreed that, commencing on the effective date of this prospectus until the earlier of the consummation of a business combination or our liquidation, it will make available to us office space and certain general and administrative services, as we may require from time to time. We have agreed to pay MBF Healthcare Partners, L.P. or its assignee $7,500 per month for these services. In addition, we have agreed to reimburse payments to MBF Healthcare Management, an entity owned by Mike Fernandez, for up to $750 per person per flight for costs arising from our officers’ and directors’ use of its corporate jet. As a result of these affiliations, these individuals will benefit from the transaction to the extent of their interest in MBF Healthcare Partners, L.P. and MBF Healthcare Management. However, these arrangements are solely for our benefit and are not intended to provide any of our officers or directors compensation in lieu of a salary. We believe, based on rents and fees for similar services in the Miami, Florida area, that the fees charged by MBF Healthcare Partners, L.P. and MBF Healthcare Management are at least as favorable as we could have obtained from unaffiliated third-parties.

In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

•	the corporation could financially undertake the opportunity;

•	the opportunity is within the corporation’s line of business; and

•	it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to other entities. For example, Mike Fernandez, Marcio Cabrera, Jorge Rico, Roger Medel and Carlos Saladrigas have preexisting fiduciary obligations that arise as a result of their affiliation with MBF Healthcare Partners, L.P. Further, Mike Fernandez has preexisting fiduciary obligations that arise as a result of his affiliation with Healthcare Atlantic, Inc., Hospitalists of America, LLC, Pediatrix Medical Group, Inc., HSC Health & Wellness, Inc. and Medical Specialties Distributors, LLC and Roger Medel has preexisting fiduciary obligations that arise as a result of his affiliation with Pediatrix Medical Group, Inc. In addition, conflicts of interest may arise when our Board of Directors evaluates a particular business opportunity with respect to the above-listed criteria. Except for the agreement with MBF Healthcare Partners, L.P. described below, our officers and directors have not agreed to any prioritization in respect of their fiduciary duties and we expect them to prioritize their fiduciary duties to various companies in the order in which they became involved with each company. Thus, our officers and directors may present business combination opportunities to the other entities to which they owe a pre-existing fiduciary duty before presenting such opportunities to us. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

Our existing stockholder has waived its right to participate in any liquidating distributions occurring upon our failure to complete a business combination with respect to shares of common stock acquired by it prior to this offering, including those shares of common stock included in the units and warrants purchased in the private placement. In addition, MBF Healthcare Partners, L.P. and our officers and directors have agreed to waive any claim against us and the trust account, other than with respect to any shares of common stock acquired in this offering or in the open market following the consummation of this offering. Our existing stockholder and our officers and directors will participate in any liquidating distributions with respect to any other shares of common stock acquired by it in connection with or following this offering. In addition, in connection with any vote required for our initial business combination, our existing stockholder has agreed to vote all of the shares of common stock owned by it immediately before the completion of this offering, including those shares of common stock included in the units purchased in the private placement, either for or against a business combination in the same manner that the shares of common stock are voted by a majority of our public stockholders. Our existing stockholder and our officers and directors also have agreed that if they acquire shares of common stock in this offering or following consummation of this offering they will vote all such acquired shares, including shares acquired in the open market pursuant to an agreement with the underwriters, in favor of our initial business combination. Accordingly, our existing stockholder and our officers and directors will not have any conversion rights with respect to those shares acquired in or following consummation of this offering. A stockholder is eligible to exercise its conversion rights only if it votes against the business combination that is ultimately approved and consummated.

MBF Healthcare Partners, L.P., a stockholder and affiliate, has agreed to loan a total of $400,000 to us, in the form of a non-revolving line of credit, for the payment of offering expenses. The loan bears interest at a rate of 5% per year and will be payable upon the consummation of this offering. The loan will be repaid out of the proceeds used to pay the offering expenses and is due at the earlier of June 12, 2007 or the closing of this offering. The unpaid principal balance under the line of credit as of December 31, 2006 was $240,000.

We will reimburse our officers and directors for any out-of-pocket business expenses incurred by them in connection with certain activities on our behalf such as identifying and investigating possible target businesses and business combinations, including reimbursement of up to $750 per person per flight that may be paid to MBF Healthcare Management, an entity owned by Mike Fernandez, our Chairman and Chief Executive Officer, for the use of its corporate jet in connection with activities on our behalf, such as identifying and investigating targets for our initial business combination. There is no limit on the amount of accountable out-of-pocket expenses reimbursable by us, which will be reviewed only by our Board of Directors or a court of competent jurisdiction if such reimbursement is challenged. To the extent such out-of-pocket expenses exceed the available proceeds not deposited in the trust account, such out-of-pocket expenses would not be reimbursed by us unless we complete a business combination.

Other than the repayment of the $400,000 loan described above, the payment of $7,500 per month to MBF Healthcare Partners, L.P. in connection with the general and administrative services arrangement for services rendered to us, reimbursement for out-of-pocket expenses payable to our officers and directors and reimbursement to MBF Healthcare Management for costs arising from our officers’ and directors’ use of its corporate jet, no compensation of any kind, including finder’s and consulting fees, will be paid to any of our officers, directors, or existing stockholder or any of their respective affiliates prior to or in connection with the business combination.

Management has not been, nor will it in the future be, compensated, directly or indirectly, including performance-based bonuses, by MBF Healthcare Partners, L.P. for services rendered to us.

All ongoing and future transactions between us and any of our officers and directors or their respective affiliates, including loans by our officers and directors, will be on terms believed by us to be no less favorable than are available from unaffiliated third parties and such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by a majority of our uninterested “independent” directors (to the extent we have any) or the members of our Board of Directors who do not have an interest in the transaction, in either case who had access, at our expense, to our attorneys or independent legal counsel. Other than through our Audit Committee charter, we do not have written policies regarding the approval of related person transactions. We intend to subject future related person transactions to the approval process set forth in this prospectus.

Mike Fernandez, Marcio Cabrera and Jorge Rico are affiliates of MBF Healthcare Partners, L.P., our existing stockholder. MBF Healthcare Partners, L.P., is a private equity firm that invests in healthcare companies. In addition, Messrs. Medel and Saladrigas, members of our Board of Directors, are members of the Advisory Committee of MBF Healthcare Partners, L.P. As a result, we believe that there is a substantial risk of a conflict between our operations and MBF Healthcare Partners, L.P.’s operations. To minimize any conflicts, or the appearance of conflicts, each of Messrs. Fernandez, Cabrera, Rico, Saladrigas and Argiz and MBF Healthcare Partners, L.P. has granted us a “right of first refusal” with respect to any company or business in the healthcare industry whose aggregate enterprise value is at least equal to 80% of the balance in the trust account (less the deferred underwriting discounts and commissions and taxes payable), which we refer to as a Company Potential Target. Pursuant to this right of first refusal, each of these persons and MBF Healthcare Partners, L.P. has agreed that he or it will present any investment or purchase opportunity in a Company Potential Target to a committee of our independent directors for our review and will not enter into any agreement to purchase or invest in the Company Potential Target until our committee of independent directors has had a reasonable period of time to determine whether or not to pursue the opportunity. This right of first refusal will expire upon the earlier of (1) our consummation of an initial business combination or (2) our liquidation.

We consider MBF Healthcare Partners, L.P., Mike Fernandez, Marcio Cabrera and Jorge Rico to be our “promoters” and MBF Healthcare Partners, L.P. to be our “parent” as these terms are defined under the federal securities laws.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of January 24, 2007, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus and the private placement (assuming no purchase of units in this offering) by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our officers and directors; and

•	all our officers and directors as a group.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them.

	Amount and Nature		Approximate Percentage of
	of Beneficial Ownership(1)		Outstanding Common Stock
	Before Offering	After Offering	Before Offering	After Offering(4)
	and Private	and Private	and Private	and Private
Name and Address of Beneficial Owner(2)	Placement(3)	Placement(3)	Placement	Placement

MBF Healthcare Partners, L.P.(5)	4,687,500	5,031,250	100%	21.2%
Mike Fernandez(3)(5)(6)	4,687,500	5,031,250	100%	21.2%
Marcio Cabrera(3)	—	—	—	—
Jorge Rico(3)	—	—	—	—
Antonio Argiz	—	—	—	—
Roger Medel(3)	—	—	—	—
Carlos Saladrigas(3)	—	—	—	—
All directors and executive officers as a group (6 individuals)	4,687,500	5,031,250	100%	21.2%

(1)	Includes shares of common stock which the person has the right to acquire within 60 days of March 15, 2007.

(2)	Unless otherwise noted, the business address of each of the following is 121 Alhambra Plaza, Suite 1100, Coral Gables, Florida 33134.

(3)	MBF Healthcare Partners, L.P. agreed to purchase an aggregate of 343,750 units and 2,750,000 warrants from us in a private placement that will occur prior to the completion of this offering. Immediately after the private placement, but prior to completion of this offering, MBF Healthcare Partners, L.P. will beneficially own 5,031,250 shares which will represent 100% of the issued and outstanding shares of our common stock. Mike Fernandez, Marcio Cabrera, Jorge Rico, Carlos Saladrigas and Roger Medel each directly or indirectly own interests in MBF Healthcare Partners, L.P.

(4)	Assuming no exercise of the underwriters’ over-allotment option.

(5)	Mike Fernandez, as the owner of the general partner of the general partner of MBF Healthcare Partners, L.P., may be deemed to be the beneficial owner of the shares of common stock held by MBF Healthcare Partners, L.P.

(6)	Consists of shares issued to MBF Healthcare Partners, L.P. See footnotes (3) and (5) above.

MBF Healthcare Partners, L.P.

MBF Healthcare Partners, L.P. is a limited partnership formed for the purposes of investing in mid-sized companies in the healthcare industry. Mike Fernandez currently beneficially owns approximately 78% of the limited partnership interest of MBF Healthcare Partners, L.P. In the aggregate, Messrs. Cabrera, Rico, Medel and Saladrigas own approximately 3% of the limited partnership interests in MBF Healthcare Partners, L.P.

The sole general partner of MBF Healthcare Partners, L.P. is MBF Healthcare Advisors I, L.P. Messrs. Cabrera and Rico are limited partners in MBF Healthcare Advisors I, L.P. and the sole general partner of MBF Healthcare Advisors I, L.P. is MBF Healthcare Advisors LLC. Mike Fernandez owns all of the membership interests in MBF Healthcare Advisors LLC.

MBF Healthcare Partners, L.P. agreed to purchase an aggregate of 343,750 units and 2,750,000 warrants from us in a private placement that will occur prior to the completion of this offering. Immediately after this offering and the private placement, MBF Healthcare Partners, L.P. will beneficially own approximately 21.2% of the issued and outstanding shares of our common stock. Based on this ownership, Mike Fernandez, as the owner of the general partner of the general partner of MBF Healthcare Partners, L.P., may be able to effectively exercise control over all matters, other than approval of a business combination, requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions.

If we increase the size of the offering other than due to an exercise of the over-allotment option, we may effect a stock dividend in such amount to maintain the existing stockholder’s ownership at approximately 21.2% of our issued and outstanding shares of common stock upon consummation of the offering, or approximately 18.9% if the over-allotment option is exercised in full), assuming it purchases units in the private placement as described in this prospectus.

On or before the date of this prospectus, our existing stockholder will place the shares it owned before this offering and the warrants and units, and underlying shares and warrants, purchased in the private placement, into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, these units, shares and warrants will not be transferable during the escrow period and will not be released from escrow until six months following the consummation of the initial business combination, unless we were to consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property. The limited exceptions upon which the holders will be able to transfer their securities during the escrow period are transfers:

•	to their affiliated companies,

•	by gift to a member of the holder’s immediate family or to a trust, the beneficiary of which is a member of the holder’s immediate family, an affiliate of the holder or to a charitable organization,

•	by virtue of the laws of descent and distribution upon death of the holder.

•	pursuant to a qualified domestic relations order,

•	in the event of our dissolution prior to our initial business combination (in which case the existing stockholder is limited to a transfer back to us in connection with the cancellation of shares), or

•	in the event of our consummation of a liquidation, merger, capital stock exchange, stock purchase, asset acquisition or other similar transaction which results in all our stockholders having the right to exchange their shares of common stock for cash, securities or other property after we consummate an initial business combination with a target business.

However, the permissive transfers listed above under the first four bullets may be implemented only if the transferee agrees in writing to be bound by the terms and conditions of the lock-up agreement, including the voting requirements pertaining to the shares and units held by our existing stockholder.

The holders of these securities will retain all other rights as our stockholders, including, without limitation, the right to vote their shares of common stock and the right to receive cash dividends, if declared. If dividends are declared and payable in shares of common stock, such dividends will also be subject to the lock-up restrictions. If we are unable to effect a business combination and dissolve, our existing stockholder will not receive any portion of the distribution proceeds with respect to common stock owned by it prior to the date of this prospectus.

In addition, in connection with any vote required for our initial business combination, our existing stockholder has agreed to vote all of the shares of common stock held by it prior to the completion of this offering, including any shares of common stock included in the units purchased in the private placement, either for or against a business combination in the same manner that the shares of common stock are voted by a majority of our public stockholders. Our officers, directors and existing stockholder also have agreed that if they acquire shares of common stock in or following consummation of this offering, they will vote all such acquired shares in favor of our initial business combination.

MBF Healthcare Partners, L.P. has also agreed, pursuant to an agreement with the underwriters in accordance with guidelines specified by Rule 10b5-1 under the Securities Exchange Act of 1934, to purchase up to $12.0 million of our common stock in the open market, at market prices not to exceed the per share amount held in the trust account (less taxes payable), commencing on the later of (a) ten business days after we file a Current Report on Form 8-K announcing our execution of a definitive agreement for our initial business combination or (b) 60 calendar days after the end of the “restricted period” under Regulation M, and ending on the business day immediately preceding the record date for the meeting of stockholders at which such business combination is to be voted upon by our stockholders. MBF Healthcare Partners, L.P.’s agreement with the underwriters meets the requirements of Rule 10b5-1 because MBF Healthcare Partners, L.P. will enter into a binding contract to purchase shares of our common stock prior to becoming aware of any material non public information and the contract will not permit it to exercise any subsequent influence over how, when or whether to effect such purchases. MBF Healthcare Partners, L.P. will not have any discretion or influence with respect to such purchases and will not be able to sell or transfer any common stock purchased in the open market pursuant to such agreement until six months following the consummation of a business combination.

The “restricted period” under Regulation M will end upon the closing of this offering and, therefore, the purchases described above shall not begin prior to 60 days after the closing of this offering. Under Regulation M, the restricted period could end at a later date if an underwriter were to exercise its over-allotment option to purchase securities in excess of its short position at the time that it completes its initial distribution of securities. In such event, the restricted period would not end until the excess securities were distributed by the underwriter or placed in its investment account. However, the underwriters have agreed that they may only exercise their over-allotment option to cover its actual short position, if any. Therefore, the restricted period under Regulation M will end on the closing of this offering.

DESCRIPTION OF SECURITIES

General

We are authorized to issue 50,000,000 shares of common stock, par value $.0001 per share, and 1,000,000 shares of preferred stock, par value $.0001 per share. There are currently 4,687,500 shares of common stock outstanding, held by one record holder and no shares of preferred stock are outstanding.

Units

Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. Each of the common stock and warrants will begin separate trading on the earlier to occur of the expiration or termination of the underwriters’ option to purchase up to 2,812,500 additional units to cover over-allotments or 60 trading days after the exercise in full or in part by the underwriters of such option. In no event may the common stock and warrants be traded separately until we have filed with the SEC a Current Report on Form 8-K that includes an audited balance sheet reflecting our receipt of the gross proceeds of this offering. We will file a Current Report on Form 8-K that includes this audited balance sheet upon the consummation of this offering, which is anticipated to take place three business days after the date of this prospectus. The audited balance sheet will reflect proceeds we receive from the exercise of the over-allotment option, if the over-allotment option is exercised prior to the filing of the Current Report on Form 8-K, and if such over-allotment option is exercised after such time, we will file an additional Current Report on Form 8-K including an audited balance sheet reflecting our receipt of the gross proceeds from such exercise of the over-allotment. The Current Report on Form 8-K will be publicly available on the SEC’s website at http://www.sec.gov.

Common Stock

Our stockholders are entitled to one vote for each share held of record on all matters to be voted on by stockholders. In connection with any vote required for our initial business combination, our existing stockholder has agreed to vote all of the shares of common stock held by it prior to the completion of this offering, including any shares of common stock included in the units purchased in the private placement, either for or against a business combination in the same manner that a majority of the shares of common stock are voted by our public stockholders. Our officers, directors and existing stockholder also have agreed that if they acquire shares of common stock in or following consummation of this offering, they will vote all such acquired shares in favor of our initial business combination. However, our existing stockholder, officers and directors will vote all of their shares in any manner they determine, in their sole discretion, with respect to any other items that come before a vote of our stockholders.

We will proceed with the business combination only if a majority of the shares of common stock voted by the public stockholders are voted in favor of the business combination and public stockholders owning less than 30% of the shares sold in this offering exercise their conversion rights discussed above. Our threshold for conversion has been established at 30% in order for our offering to be competitive with other blank check company offerings. However, to date a 20% threshold has been more typical for offerings of this type. We have selected the higher threshold to reduce the risk of a small group of stockholders exercising undue influence on the stockholder approval process.

If we are forced to liquidate prior to a business combination, our public stockholders are entitled to share ratably in the trust account, inclusive of any interest (and any taxes payable thereon), and any net assets remaining available for distribution to them after payment of liabilities. Our existing stockholder has waived its right to participate in any liquidating distributions occurring upon our failure to complete a business combination with respect to shares of common stock acquired by it prior to this offering, including those shares of common stock included in the units purchased in the private placement. However, our existing stockholder will participate in any liquidating distributions with respect to any other shares of common stock acquired by it in connection with or following this offering.

Our stockholders have no conversion, preemptive, or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders, other than our existing stockholder, have the right to have their shares of common stock converted to cash equal to their pro rata share of the trust account if they vote against the business combination and the business combination is approved and completed. Public stockholders who convert their stock into their share of the trust account still have the right to exercise the warrants that they received as part of the units.

Preferred Stock

Our amended and restated certificate of incorporation authorizes the issuance of 1,000,000 shares of blank check preferred stock with such designation, rights and preferences as may be determined from time to time by our Board of Directors. No shares of preferred stock have been or are being issued or registered in this offering. Accordingly, our Board of Directors is empowered, without stockholder approval, to issue preferred stock with dividend, liquidation, conversion, voting, or other rights which could adversely affect the voting power or other rights of the holders of common stock, although the underwriting agreement prohibits us, prior to a business combination, from issuing preferred stock which participates in any manner in the proceeds of the trust account, or which votes as a class with the common stock on a business combination. We may issue some or all of the preferred stock to effect a business combination. In addition, the preferred stock could be utilized as a method of discouraging, delaying or preventing a change in control of us. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future.

Warrants

No warrants are currently outstanding. Each warrant entitles the registered holder to purchase one share of our common stock at a price of $6.00 per share, subject to adjustment as discussed below, at any time commencing on the later of:

•	the completion of the initial business combination; or

•	one year from the date of this prospectus.

The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York City time. We may call the warrants for redemption at any time after the warrants become exercisable:

•	in whole and not in part;

•	at a price of $0.01 per warrant;

•	upon a minimum of 30 days’ prior written notice of redemption to each warrant holder; and

•	only if the last sales price of our common stock equals or exceeds $11.50 per share for any 20 trading days within a 30 trading day period ending three business days before we send the notice of redemption to warrant holders.

Redemption of the warrants could force the warrant holders (i) to exercise the warrants and pay the exercise price therefore at a time when it may be disadvantageous for the holders to do so, (ii) to sell the warrants at the then current market price when they might otherwise wish to hold the warrants or (iii) to accept the nominal redemption price which, at the time the warrants are called for redemption, is likely to be substantially less than the market value of the warrants.

The right to exercise the warrants will be forfeited unless they are exercised before the date specified in the notice of redemption. From and after the redemption date, the record holder of a warrant will have no further rights except to receive, upon surrender of the warrants, the redemption price.

The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, extraordinary dividend, or our recapitalization, reorganization, merger, or consolidation. However, the warrants will not be adjusted for issuances of common stock at a price below their respective exercise prices.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price, by certified check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

None of the warrants issued in this offering will be exercisable and we will not be obligated to issue shares of common stock unless at the time of exercise a prospectus relating to common stock issuable upon exercise of these warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the warrant agreement, we have agreed to use our reasonable best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the warrants issued in this offering until the expiration of these warrants. However, we cannot assure you that we will be able to do so and, if we do not maintain a current prospectus relating to the common stock issuable upon exercise of the warrants issued in this offering, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. In no event will we be required to net cash settle any warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of these warrants is not current or if the common stock is not qualified or exempt from qualification in jurisdictions in which the holders of the warrants reside, these warrants may have no value, the market for these warrants may be limited and these warrants may expire worthless. If a registration statement is not effective for any unexercised warrant, the purchaser of units purchased in this offering will be deemed to have paid the full purchase price of $8.00 solely for the one share of our common stock included in the unit. Even if the prospectus relating to the common stock issuable upon exercise of the warrants issued in this offering is not current, the warrants included in the units issued in the private placement to MBF Healthcare Partners, L.P. will be exercisable for unregistered shares of common stock. If and when the warrants become redeemable by us, we may exercise our redemption right even if the warrants are not exercisable by their holders. Further, if we redeem the warrants while the prospectus relating to the common stock issuable upon exercise of the warrants is not current, warrant holders will not be able to exercise the warrants and may receive much less than fair value for the warrant or no value at all.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

Private Placement Warrants

The warrants, including the warrants included in the units, issued in the private placement will be identical to the warrants included in the units to be sold and issued in this offering, except that (1) upon a redemption of warrants, MBF Healthcare Partners, L.P. will have the right to exercise those warrants on a cashless basis and (2) upon an exercise of warrants, MBF Healthcare Partners, L.P. will receive unregistered shares of common stock. Exercising the warrants on a “cashless basis” means that in lieu of paying the aggregate exercise price for the shares of common stock being purchased upon exercise of the warrant in cash, the holder will forfeit a number of shares underlying the warrant with a market value equal to such aggregate exercise price. Accordingly, we would not receive additional proceeds to the extent the warrants are exercised on a cashless basis. Warrants included in the units issued in this offering will not be exercisable on a cashless basis.

Dividends

We have not paid any dividends on our common stock to date. It is the present intention of our Board of Directors to retain all earnings, if any, for use in our business operations and, accordingly, our Board of Directors does not anticipate declaring any dividends in the foreseeable future. The payment of dividends, if any, will be contingent upon our revenues and earnings, if any, capital requirements and general financial condition. We do not intend to pay dividends prior to the completion of a business combination. The payment of any dividends subsequent to a business combination will be within the discretion of our then Board of Directors.

Our Transfer Agent and Warrant Agent

The transfer agent for our securities and warrant agent for our warrants is Continental Stock Transfer & Trust Company.

SHARES ELIGIBLE FOR FUTURE SALE

Immediately after the completion of this offering and the private placement, we will have 23,781,250 shares of common stock outstanding, or 26,593,750 shares if the underwriters’ over-allotment option is exercised in full. Of these shares, the 18,750,000 shares sold in this offering, or 21,562,500 shares if the over-allotment option is exercised in full, will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 5,031,250 shares are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering. All of those shares are subject to an escrow agreement and will not be transferable until six months after a business combination and will only be transferred prior to that date subject to certain limited exceptions. For more information about these exceptions, see the section entitled “Principal Stockholders.”

Rule 144

In general, under Rule 144 as currently in effect, a person who has beneficially owned restricted shares of our common stock for at least one year would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

•	1% of the number of shares of common stock then outstanding, which will equal 237,500 shares immediately after this offering and the private placement (or 265,625 if the underwriters exercise their over-allotment option); and

•	the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also limited by manner of sale provisions and notice requirements and to the availability of current public information about us.

SEC Position on Rule 144 Sales

The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as an “underwriter” under the Securities Act of 1933 when reselling the securities of a blank check company. Accordingly, the SEC believes that those securities can be resold only through a registered offering and that Rule 144 would not be available for those resale transactions despite technical compliance with the requirements of Rule 144.

Registration Rights

MBF Healthcare Partners, L.P. will be entitled to make up to two demands that we register the 5,031,250 shares of common stock held by it and the 3,093,750 shares of common stock issuable upon exercise of the warrants, including the warrants included in the units, purchased in the private placement, pursuant to an agreement to be signed prior to the date of this prospectus. MBF Healthcare Partners, L.P. can elect to exercise these registration rights at any time beginning on the date three months prior to the date on which the escrow period applicable to such securities expires, although it may not sell or otherwise transfer any of those securities until the date that is six months after the date of a business acquisition. In addition, MBF Healthcare Partners, L.P. has certain “piggy-back” registration rights with respect to the securities held by them on registration statements filed on or subsequent to such date. We will bear the expenses incurred in connection with the filing of any such registration statements. Pursuant to the registration rights agreement, MBF Healthcare Partners, L.P. waives any claims to monetary damages for any failure by us to comply with the requirements of the registration rights agreement.

UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

The following is a general discussion of material United States federal tax consequences of the acquisition, ownership, and disposition of our units, common stock, and warrants, which we refer to collectively as our securities, purchased pursuant to this offering. This discussion assumes that holders will hold our securities issued pursuant to this offering as capital assets within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). This discussion does not address all aspects of United States federal taxation that may be relevant to a particular investor in light of the investor’s individual investment or tax circumstances. In addition, this discussion does not address (a) United States gift or estate tax laws except to the limited extent set forth below, (b) state, local or non-U.S. tax consequences, (c) the special tax rules that may apply to certain investors, including without limitation, banks, insurance companies, financial institutions, broker-dealers, taxpayers who have elected mark-to-market accounting, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, or United States expatriates or former long-term residents of the United States, or (d) the special tax rules that may apply to an investor that acquires, holds, or disposes of our securities as part of a straddle, hedge, constructive sale, or conversion transaction or other integrated investment. Additionally, the discussion does not consider the tax treatment of partnerships or other pass-through entities or persons who hold our common stock or warrants through such entities.

This discussion is based on current provisions of the Code, final, temporary and proposed United States Treasury regulations, judicial opinions, and published positions of the IRS, all as in effect on the date hereof and all of which are subject to differing interpretations or change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed herein, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

As used in this discussion, the term “U.S. person” means a person that is, for United States federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for United States federal income tax purposes) created or organized in the United States or under the laws of the United States or of any political subdivision thereof, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. person. As used in this prospectus, the term “U.S. holder” means a beneficial owner of our securities that is a U.S. person and the term “non-U.S. holder” means a beneficial owner of our securities (other than a partnership or other entity treated as a partnership or as a disregarded entity for U.S. federal income tax purposes) that is not a U.S. person.

This discussion is only a summary of material United States federal tax consequences of the acquisition, ownership and disposition of our securities. Investors are urged to consult their own tax advisors with respect to the particular tax consequences to them of the acquisition, ownership and disposition of our securities, including the effect of any state, local, foreign or non-income tax laws and any applicable tax treaty.

General

There is no authority addressing the treatment, for United States federal income tax purposes, of securities with terms substantially the same as the units, and, therefore, such treatment is not entirely clear. Each unit should be treated for federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit must allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. A holder’s initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

The treatment of the units described above and a holder’s purchase price allocation are not, however, binding on the IRS or the courts. Due to the absence of authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below, although we believe this discussion describes the proper tax treatment of the units. Accordingly, prospective investors are urged to consult their tax advisors regarding the United States federal tax consequences of an investment in a unit (including alternative characterizations of a unit) and with respect to any tax consequences arising under the laws of any state, local or foreign taxing jurisdiction. Unless otherwise stated, the following discussions are based on the assumption that the treatment and the allocation described above are accepted for United States federal tax purposes.

Tax Consequences of an Investment in our Common Stock

Dividends and Distributions

If we pay cash distributions to holders of shares of our common stock, such distributions generally will constitute dividends for United States federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that is applied against and reduces the holder’s adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under “—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” below.

Any dividends we pay to a U.S. holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including but not limited to dividends treated as investment income for purposes of investment interest deduction limitations), qualified dividends received by a non-corporate U.S. holder generally will be subject to tax at the maximum tax rate accorded to capital gains for tax years beginning on or before December 31, 2010, after which the rate applicable to dividends is scheduled to return to the tax rate generally applicable to ordinary income.

Dividends paid to a non-U.S. holder that are not effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States generally will be subject to withholding of United States federal income tax at the rate of 30% or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder who wishes to claim the benefit of an applicable tax treaty withholding rate and avoid backup withholding, as discussed below, for dividends will be required to (a) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is not a United States person as defined under the Code or (b) if our common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable Treasury Regulations. These forms must be periodically updated. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under an applicable income tax treaty and the manner of claiming the benefits of such treaty (including, without limitation, the need to obtain a United States taxpayer identification number).

Dividends that are effectively connected with a non-U.S. holder’s conduct of a trade or business in the United States, and, if provided in an applicable income tax treaty, dividends that are attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States, are not subject to the United States withholding tax, but instead are subject to United States federal income tax on a net income basis at generally applicable United States federal income tax rates. Certain certification and disclosure requirements must be complied with for effectively connected income or income attributable to a permanent establishment to be exempt from withholding. Any effectively connected dividends or dividends attributable to a permanent establishment received by a non-U.S. holder that is treated as a foreign corporation for United States federal income tax purposes may be subject to an additional “branch profits tax” at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder eligible for a reduced rate of United States withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Sale, Exchange or Other Taxable Disposition of Common Stock

In general, a U.S. holder must treat any gain or loss recognized upon a taxable disposition of our common stock (which would include a liquidation in the event we do not consummate a business combination within the required timeframe) as capital gain or loss (which will be long-term capital gain or loss if the U.S. holder has held the common stock for more than one year). In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between the sum of the amount of cash and the fair market value of any property received in such disposition and the U.S. holder’s adjusted tax basis in the common stock. A U.S. holder’s adjusted tax basis in the common stock generally will equal the U.S. holder’s acquisition cost (that is, as discussed above, the portion of the purchase price of the units allocated to that common stock) less any prior return of capital. Long-term capital gain realized by a non-corporate U.S. holder generally will be subject to a reduced maximum rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum capital gains rate is scheduled to return to 20 percent. The deduction of capital losses is subject to limitations, as are losses upon a taxable disposition of our common stock or warrants if the U.S. holder purchases, or enters into a contract or option to purchase, substantially identical securities within 30 days before or after any disposition.

Any gain realized by a non-U.S. holder on the disposition of our common stock generally will not be subject to United States federal income tax unless: (i) the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed place of business of the non-U.S. holder), (ii) the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met, or (iii) we are or have been a “United States real property holding corporation” for United States federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the period that the non-U.S. holder held the common stock, and, in the case where the shares of our common stock are regularly traded on an established securities market, the non-U.S. holder owns more than five percent of the common stock.

An individual non-U.S. holder described in clause (i) of the preceding sentence will be subject to tax on the net gain derived from the sale at regular United States federal income tax rates, and, in the case of a foreign corporation, it may be subject to an additional branch profits tax equal to 30 percent of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in clause (ii) of such sentence will be subject to a flat 30 percent tax on the gain derived from the sale, which may be offset by United States source capital losses, even though the individual is not considered a resident of the United States.

We currently are not a “United States real property holding corporation”. Moreover, we cannot yet determine whether we will be a “United States real property holding corporation” for United States federal income tax purposes, and will be unable to do so until we effect a business combination. A corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus its other assets used or held for use in a trade of business.

Conversion of Common Stock

In the event that a holder converts common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If the conversion qualifies as a sale of common stock by a holder under Section 302 of the Code, the holder will be treated as described under “— Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” above. If the conversion does not qualify as a sale of common stock under Section 302, a holder will be treated as receiving a corporate distribution with the tax consequences described below. Whether the conversion qualifies for sale treatment will depend largely on the total number of shares of our common stock treated as held by the holder (including any common stock constructively owned by the holder as a result of, among other things, owning warrants). The conversion of common stock generally will be treated as a sale or exchange of the common stock (rather than as a corporate distribution) if the receipt of cash upon the conversion (1) is “substantially disproportionate” with respect to the holder, (2) results in a “complete termination” of the holder’s interest in the Company or (3) is “not essentially equivalent to a dividend” with respect to the holder. These tests are explained more fully below.

In determining whether any of the foregoing tests is satisfied, a holder takes into account not only common stock actually owned by the holder, but also shares of our common stock that are constructively owned by it. A holder may constructively own, in addition to common stock owned directly, common stock owned by certain related individuals and entities in which the holder has an interest or that have an interest in such holder, as well as any common stock the shareholder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of outstanding common stock actually and constructively owned by the holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of the outstanding common stock actually and constructively owned by the holder immediately before the conversion. There will be a complete termination of a holder’s interest if either (1) all of the shares of our common stock actually and constructively owned by the holder are converted or (2) all of the shares of our common stock actually owned by the holder are converted and the holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of common stock owned by certain family members and the holder does not constructively own any other common stock. The conversion of the common stock will not be essentially equivalent to a dividend if a holder’s conversion results in a “meaningful reduction” of the holder’s proportionate interest in the Company. Whether the conversion will result in a meaningful reduction in a holder’s proportionate interest will depend on particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A holder should consult with its tax advisors in order to determine the appropriate tax treatment to it of an exercise of a conversion right.

If none of the foregoing tests are satisfied, then the conversion will be treated as a corporate distribution and the tax effects will be as described above under “— Dividends and Distributions” above. After the application of those rules, any remaining basis of the holder in the converted common stock will be added to the holder’s basis in his remaining common stock, or, if it has none, to the holder’s basis in its warrants or possibly in other common stock constructively owned by it.

Tax Consequences of an Investment in the Warrants

Exercise of a Warrant

Upon its exercise of a warrant, a holder will not be required to recognize taxable gain or loss with respect to the warrant. The holder’s tax basis in the share of our common stock received by such holder will be an amount equal to the sum of the holder’s initial investment in the warrant (i.e., the portion of the holder’s purchase price for a unit that is allocated to the warrant, as described above under “— General”) and the exercise price (i.e., $6.00 per share of our common stock). The holder’s holding period for the share of our common stock received upon exercise of the warrant will begin on the date of exercise of the warrant and will not include the period during which the holder held the warrant.

Sale, Exchange, Redemption, or Expiration of a Warrant

Upon a sale, exchange (other than by exercise), redemption, or expiration of a warrant, a U.S. holder will be required to recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition or expiration (or, if the common stock and the warrants are not trading separately at the time of the disposition, the portion of the amount realized on the disposition or expiration that is allocated to the warrant based on the then fair market value of the warrant) and the U.S. holder’s tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder’s purchase price for a unit that is allocated to the warrant, as described above under “— General”). Such gain or loss would generally be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations.

The federal income tax treatment of a non-U.S. holder’s gains recognized on a sale, exchange, redemption, or expiration of a warrant will generally correspond to the federal income tax treatment of a non-U.S. holder’s gains recognized on a disposition of our common stock, as described under “— Gain on Sale, Exchange or Other Taxable Disposition of Common Stock” above.

Federal Estate Tax

Shares of our common stock owned or treated as owned by an individual who is not a U.S. citizen or resident of the United States (as specially defined for U.S. federal estate tax purposes) at the time of death will be included in the individual’s gross estate for U.S. federal estate tax purposes unless an applicable estate tax or other treaty provides otherwise, and therefore may be subject to U.S. federal estate tax. The foregoing will also apply to warrants.

Information Reporting and Backup Withholding

Under United States Treasury regulations, we must report annually to the IRS and to each holder the amount of dividends paid to such holder on our common stock and the tax withheld with respect to those dividends, regardless of whether withholding was required. In the case of a non-U.S. holder, copies of the information returns reporting those dividends and withholding may also be made available to the tax authorities in the country in which the non-U.S. holder is a resident under the provisions of an applicable income tax treaty or agreement.

The gross amount of dividends paid to a holder that fails to provide the appropriate certification in accordance with applicable United States Treasury regulations generally will be reduced by backup withholding at the applicable rate (currently 28%).

A non-U.S. holder is required to certify its foreign status under penalties of perjury or otherwise establish an exemption in order to avoid information reporting and backup withholding on disposition proceeds where the transaction is effected by or through a United States office of a broker. United States information reporting and backup withholding generally will not apply to a payment of proceeds of a disposition of common stock where the transaction is effected outside the United States through a foreign office of a foreign broker. However, information reporting requirements, but not backup withholding, generally will apply to such a payment if the broker is (i) a U.S. person, (ii) a foreign person that derives 50% or more of its gross income for certain periods from the conduct of a trade or business in the United States, (iii) a controlled foreign corporation as defined in the Code; or (iv) a foreign partnership with certain United States connections, unless the broker has documentary evidence in its records that the holder is a non-U.S. holder and certain conditions are met or the holder otherwise establishes an exemption.

Backup withholding is not an additional tax. Amounts that we withhold under the backup withholding rules may be refunded or credited against the holder’s United States federal income tax liability, if any, provided that certain required information is furnished to the IRS in a timely manner. Holders should consult their own tax advisors regarding application of backup withholding in their particular circumstance and the availability of and procedure for obtaining an exemption from backup withholding under current United States Treasury regulations.

UNDERWRITING

We intend to offer the units through the underwriters. Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Joseph & Co. Inc. and Ladenburg Thalmann & Co. Inc. are acting as representatives of the underwriters named below. Subject to the terms and conditions described in a purchase agreement among us and the underwriters, we have agreed to sell to the underwriters, and the underwriters severally have agreed to purchase from us, the number of units listed opposite their names below.

Number
Underwriters	of Units

Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Joseph & Co. Inc.
Ladenburg Thalmann & Co. Inc.
Total	18,750,000

The underwriters have agreed to purchase all of the units sold under the purchase agreement if any of the units are purchased. If an underwriter defaults, the purchase agreement provides that the purchase commitments of the nondefaulting underwriters may be increased or the purchase agreement may be terminated.

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

The underwriters are offering the units, subject to prior sale, when, as and if issued to and accepted by them, subject to approval of legal matters by their counsel, including the validity of the units, and other conditions contained in the purchase agreement, such as the receipt by the underwriters of officer’s certificates and legal opinions. The underwriters reserve the right to withdraw, cancel, or modify offers to the public, and to reject orders in whole or in part.

Determination of Offering Price

We have been advised by the representatives that the underwriters propose to offer the units to the public at the initial offering price set forth on the cover page of this prospectus. Prior to this offering there has been no public market for any of our securities. The public offering price of the units and the terms of the warrants were negotiated between us and the representatives. Factors considered in determining the prices and terms of the units, including the common stock and warrants underlying the units, include:

•	the history and prospects of companies whose principal business is the acquisition of other companies;

•	prior offerings of those companies;

•	our prospects for acquiring an operating business in the healthcare industry at attractive values;

•	our capital structure;

•	an assessment by our management of companies in the healthcare industry and our management’s experience in identifying acquisition targets and structuring acquisitions;

•	general conditions of the securities markets at the time of the offering; and

•	other factors as were deemed relevant.

However, although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities for an operating company in a particular industry since the underwriters are unable to compare our financial results and prospects with those of public companies operating in the same industry.

Commissions and Discounts

The representatives have advised us that the underwriters propose initially to offer the units to the public at the initial public offering price on the cover page of this prospectus and to dealers at that price less a concession not in excess of $      per unit. The underwriters may allow, and the dealers may reallow, a discount not in excess of $      per unit to other dealers. After the initial public offering, the public offering price, concession and discount may be changed.

The following table shows the public offering price, underwriting discount, and proceeds before expenses to us. The information assumes either no exercise or full exercise by the underwriters of the over-allotment option.

	Per Unit	Without Option	With Option

Public offering price	$8.00	$150,000,000	$172,500,000
Underwriting discount(1)	$.40	$7,500,000	$8,625,000
Proceeds, before expenses, to us	$7.60	$142,500,000	$163,875,000

(1)	Excludes deferred underwriting discounts and commissions equal to 2.0% of the gross proceeds, or $3,000,000 ($3,450,000 if the underwriters’ over-allotment option is exercised in full), which will be deposited in the trust account and which the underwriters have agreed to defer until the consummation of our initial business combination. These funds, less the amounts the underwriters have agreed to forego with respect to any shares public stockholders convert into cash pursuant to their conversion rights, will be released to the underwriters upon our consummation of a business acquisition.

The expenses of the offering, not including the underwriting discount, are estimated at $700,000 and are payable by MBF Healthcare Acquisition Corp.

Over-allotment Option

We have granted an option to the underwriters to purchase up to 2,812,500 additional units at the public offering price less the underwriting discount. The underwriters may exercise this option for 45 days from the date of this prospectus solely to cover any over-allotments. If the underwriters exercise this option, each will be obligated, subject to conditions contained in the purchase agreement, to purchase a number of additional units proportionate to that underwriters’ initial amount reflected in the above table.

Escrow of Existing Stockholder’s Securities

On or before the date of this prospectus, our existing stockholder will place the securities it owned before this offering, including the shares and warrants included in the units purchased in the private placement, into an escrow account maintained by Continental Stock Transfer & Trust Company, acting as escrow agent. Subject to certain limited exceptions, such as transfers to family members and trusts for estate planning purposes and upon death while remaining subject to the escrow agreement, these shares and warrants will not be transferable during the escrow period and will not be released from escrow until the earlier of:

•	our liquidation; and

•	six months following the consummation of the initial business combination, unless we were to consummate a transaction after the consummation of the initial business combination which results in all of the stockholders of the combined entity having the right to exchange their shares of common stock for cash, securities or other property.

However, if (1) during the last 17 days of the six-month period, we issue material news or a material event relating to us occurs or (2) before the expiration of the six-month period, we announce that material news or a material event will occur during the 16-day period beginning on the last day of the six-month period, the six-month period will be extended for up to 18 days beginning on the issuance of the material news or the occurrence of the material event. As a result, our existing stockholder will not, without the prior written consent of Merrill Lynch, directly or indirectly, prior to the release of the shares and warrants from escrow:

•	offer, pledge, sell, or contract to sell any units, common stock, or warrants;

•	sell any option or contract to purchase any units, common stock, or warrants;

•	purchase any option or contract to sell any units, common stock, or warrants;

•	grant any option, right, or warrant for the sale of any units, common stock, or warrants;

•	lend or otherwise dispose of or transfer any units, common stock, or warrants;

•	request or demand that we file a registration statement related to the units, common stock, or warrants, except as set forth above under the caption “Shares Eligible for Future Sale — Registration Rights;” or

•	enter into any swap or other agreement that transfers, in whole or in part, the economic consequence of ownership of any units, common stock, or warrants whether any such swap or transaction is to be settled by delivery of units or other securities, in cash or otherwise.

This escrow applies to units, common stock, or warrants and to securities convertible into or exchangeable or exercisable for or repayable with common stock. It does not, however, apply to units, common stock, or warrants purchased by the existing stockholder in the secondary market.

Price Stabilization, Short Positions, and Penalty Bids

Until the distribution of the units is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing our common stock. However, the representatives may engage in transactions that stabilize the price of the common stock, such as bids or purchases to peg, fix, or maintain that price.

If the underwriters create a short position in the units in connection with the offering, i.e., if they sell more units than are listed on the cover of this prospectus, the representatives may reduce that short position by purchasing units in the open market. The representatives may also elect to reduce any short position by exercising all or part of the over-allotment option described above. Purchases of the units to stabilize its price or to reduce a short position may cause the price of the units to be higher than it might be in the absence of such purchases.

The representatives may also impose a penalty bid on underwriters and selling group members. This means that if the representatives purchase units in the open market to reduce the underwriters’ short position or to stabilize the price of such units, it may reclaim the amount of the selling concession from the underwriters and selling group members who sold those units. The imposition of a penalty bid may also affect the price of the units in that it discourages resales of those units.

Neither we nor any of the underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the common stock. In addition, neither we nor any of the underwriters makes any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.

MBF Healthcare Partners, L.P., our existing stockholder, has agreed, pursuant to agreements with the underwriters in accordance with guidelines specified by Rule 10b5-1, under the Securities Exchange Act of 1934, to purchase up to $12.0 million of our common stock in the open market, at market prices not to exceed the per share amount held in the trust account (less taxes payable), commencing on the later of (a) ten business days after we file a Current Report on Form 8-K announcing our execution of a definitive agreement for our initial business combination or (b) 60 calendar days after the end of the “restricted period” under Regulation M, and ending on the business day immediately preceding the record date for the meeting of stockholders at which the business combination is to be voted upon by our stockholders.

Such purchases may serve to stabilize the market price of our securities during such period at a price above that which would prevail in the absence of such purchases by our existing stockholder. The termination of the support may materially adversely affect the trading price of our securities.

Neither we nor the underwriters makes any representation or prediction as to the effect that the transactions described above may have on the prices of our securities. These transactions may occur on the American Stock Exchange in the over-the-counter market or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Indemnification

We have agreed to indemnify the underwriters against some liabilities, including civil liabilities under the Securities Act of 1933, or to contribute to payments the underwriters may be required to make in this respect.

Electronic Distribution

A prospectus in electronic format will be made available on the websites maintained by one or more of the underwriters of this offering. Other than the electronic prospectus, the information on the websites of the underwriters is not part of this prospectus. The underwriters may agree to allocate a number of shares to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated to underwriters that may make internet distributions on the same basis as other allocations.

LEGAL MATTERS

Akerman Senterfitt will pass upon the validity of the securities offered in this prospectus for us. Certain legal matters with respect to this offering will be passed upon for the underwriters by Bingham McCutchen LLP.

EXPERTS

The financial statements of MBF Healthcare Acquisition Corp. at December 31, 2006 and for the period from June 2, 2006 (date of inception) through December 31, 2006 appearing in this prospectus and in the registration statement have been included herein in reliance upon the report of Grant Thornton LLP, independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing in giving said reports.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act of 1933, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov which contains the Form S-1 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

INDEX TO FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

Board of Directors
MBF Healthcare Acquisition Corp.

We have audited the accompanying balance sheet of MBF Healthcare Acquisition Corp. (a Development Stage Company) (the “Company”) as of December 31, 2006 and the statements of operations, stockholder’s deficit and cash flows for the period from June 2, 2006 (date of inception) through December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MBF Healthcare Acquisition Corp. (a Development Stage Company) as of December 31, 2006, and the results of its operations and its cash flows for the period from June 2, 2006 (date of inception) through December 31, 2006, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. There is no assurance that the Company’s plans to raise capital or to complete a business combination will be successful. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are described in Notes A and C. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Grant Thornton LLP

Miami, Florida
February 5, 2007

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

BALANCE SHEET

December 31,
2006

Assets
Current assets:
Cash and cash equivalents	$12,404

Total current assets	12,404
Deferred offering costs	457,908

Total assets	$470,312

Liabilities and stockholder’s equity
Current liabilities:
Accrued expenses	$16,285
Accrued offering costs	251,419
Note payable to a related party	240,000

Total current liabilities	507,704

Commitments	—
Stockholder’s deficit
Preferred Stock, $.0001 par value: 1,000,000 shares authorized; no shares issues and outstanding	—
Common stock, $0.0001 par value; 100,000,000 shares authorized; 4,687,500 issued and outstanding	469
Additional paid-in capital	19,531
Deficit accumulated during the development stage	(57,392)

Total stockholder’s deficit	(37,392)

Total liabilities and stockholder’s deficit	$470,312

The accompanying notes are an integral part of these financial statements.

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

STATEMENT OF OPERATIONS

June 2, 2006
(Date of Inception)
Through
December 31, 2006

Revenues	$—
Expenses:
Formation and operating costs	$51,107

Net loss before interest expense	(51,107)
Interest expense	6,285

Loss before income tax provision	$(57,392)
Tax Expense	—

Net Loss	$(57,392)

Number of shares outstanding	4,687,500
Net loss per share (basic and diluted)	(.01)

The accompanying notes are an integral part of these financial statements.

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

STATEMENT OF STOCKHOLDER’S DEFICIT

				Deficit
				Accumulated
			Additional	During the
	Common Stock		Paid-In	Development
	Shares	Amount	Capital	Stage	Total

Balance — June 2, 2006 (date of inception)	—	$—	$—	$—	$—
Initial capitalization from founding stockholder	4,687,500	469	19,531	—	20,000
Net loss	—	—	—	(57,392)	(57,392)

Balance — December 31, 2006	4,687,500	$469	$19,531	$(57,392)	$(37,392)

The accompanying notes are an integral part of these financial statements.

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

STATEMENT OF CASH FLOWS

June 2, 2006
(Date of Inception)
Through
December 31, 2006

Cash flows from operating activities:
Net loss	$(57,392)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in:
Accrued expenses	16,285

Net cash used in operating activities	(41,107)

Cash flows from financing activities:
Proceeds from note payable to a related party	240,000
Payment of deferred offering costs	(206,489)
Proceeds from issuance of common stock to founding stockholders	20,000

Net cash provided by financing activities	53,511

Increase in cash and cash equivalents	12,404
Cash and cash equivalents, beginning of period	—

Cash and cash equivalents, end of period	$12,404

The accompanying notes are an integral part of these financial statements.

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS
December 31, 2006

Note A — Organization and Business Operations; Going Concern Considerations

MBF Healthcare Acquisition Corp. (the “Company”) was incorporated in Delaware on June 2, 2006. The Company was formed to serve as a vehicle for the acquisition of an operating business through a merger, capital stock exchange, stock purchase, asset acquisition, or other similar business combination (the “Business Combination”). The Company has neither engaged in any operations nor generated any revenue to date. The Company is considered to be in the development stage and is subject to the risks associated with activities of development stage companies. The Company has selected December 31st as its fiscal year end.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of this proposed offering of Units (as defined in Note C below) (the “Proposed Offering”) and the proposed private placement of 343,750 units and 2,750,000 warrants that will occur prior to the Proposed Offering (the “Private Placement”), although substantially all of the net proceeds of the Proposed Offering and Private Placement are intended to be generally applied toward consummating a Business Combination with (or acquisition of) one or more operating businesses in the healthcare industry. Furthermore, there is no assurance that the Company will be able to successfully effect a Business Combination. Upon the closing of the Proposed Offering, at least ninety-seven (97%) percent of the gross proceeds of the Proposed Offering, after payment of certain amounts to the underwriters, will be held in a trust account (the “Trust Account”), and invested in money market funds meeting conditions of the Investment Company Act of 1940 or securities principally issued or guaranteed by the U.S. government until the earlier of (i) the consummation of its first Business Combination or (ii) the distribution of the Trust Account as described below. The remaining proceeds may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses. The Company, after signing a definitive agreement for the acquisition of a target business, will submit such transaction for stockholder approval. The Company will proceed with the Business Combination only if:

•	a majority of the shares of common stock voted by the public stockholders are voted in favor of the Business Combination; and

•	public stockholders owning less than 30% of the shares sold in the Proposed Offering both vote against the Business Combination and exercise their conversion rights as described below.

Public stockholders voting against the Business Combination will be entitled to convert their stock into a pro rata share of the amount held in the Trust Account (including the amount held in the Trust Account representing the deferred portion of the underwriters’ discounts and commissions), including any interest earned on their pro rata share (net of taxes payable), if the Business Combination is approved and consummated.

In the event that the Company does not complete a Business Combination within 24 months from the consummation of the Proposed Offering, the Company will dissolve and distribute the proceeds held in the Trust Account to public stockholders, excluding the existing stockholder to the extent of its initial stockholdings and the shares purchased by it in the Private Placement. In the event of such distribution, the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the Warrants contained in the Units to be offered in the Proposed Offering discussed in Note C).

Going concern considerations — As indicated in the accompanying financial statements, the Company has incurred and expects to continue to incur significant costs in pursuit of its financing and acquisition plans. Management’s plans to address this uncertainty are discussed in Note C. There is no assurance that the Company’s plans to raise capital or to complete a business combination will be successful or successful within

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

the target business combination period. These factors, among others, indicate that the Company may be unable to continue operations as a going concern.

Note B — Summary of Significant Accounting Policies

  [1] Cash and cash equivalents:

The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

  [2] Loss per common share:

Loss per share is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the period.

  [3] Use of estimates:

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of assets and liabilities at the date of the financial statements and the reported amounts of expenses during the report period. Actual results could differ from those estimates.

  [4] Income taxes:

Deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

The Company recorded a deferred income tax asset for the tax effect of net operating loss carryforwards, aggregating approximately $22,400. In recognition of the uncertainty regarding the ultimate amount of income tax benefits to be derived, the Company has recorded a full valuation allowance at December 31, 2006. The deferred tax asset valuation allowance was increased by approximately $22,400 during the period then ended.

The effective tax rate differs from the statutory rate due primarily to the increase in the valuation allowance.

  [5] Deferred offering costs:

Deferred offering costs consist principally of legal and accounting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to additional paid-in capital upon the receipt of the capital or charged to expense if not completed within a reasonable period of time.

Note C — Proposed Offering

The Proposed Offering calls for the Company to offer for public sale up to 18,750,000 units (“Units”) (excluding 2,812,500 units pursuant to the underwriters over-allotment option). Each Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (each, a “Warrant”). Each Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) one year from the date of the final prospectus for the Proposed Offering or (b) the completion of a Business Combination with a target business or the distribution of the Trust Account, and expiring four years from the date of the prospectus. At the Company’s sole discretion, the Warrants will be redeemable at a price of $0.01 per Warrant upon 30 days

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

notice after the Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30 trading day period ending on the third day prior to the date on which notice of redemption is given. If and when the Warrants become redeemable by the Company, the Company may exercise its redemption right even if the Warrants are not exercisable by their holders.

Note D — Related Party Transactions

[1] The Company issued a $200,000 unsecured promissory note to its stockholder, MBF Healthcare Partners, LP, on June 12, 2006. On August 25, 2006, the promissory note was amended and restated to increase the principal amount of the note to $400,000 and convert the loan to a non-revolving line of credit. The note bears interest at a rate of 5% per annum and is payable upon the earlier of a consummation of the Proposed Offering or June 12, 2007. Mike Fernandez, the Company’s Chairman and Chief Executive Officer has an interest in MBF Healthcare Partners, LP. For the period from June 12, 2006 to December 31, 2006, the Company accrued $6,285 in interest on the note.

[2] The Company presently occupies office space provided by MBF Healthcare Partners, L.P., an affiliate of several of the officers of the Company. Such affiliate has agreed that it will make such office space, as well as certain office and secretarial services, available to the Company, as may be required by the Company from time to time. The Company has agreed to pay such affiliate $7,500 per month for such services commencing on the effective date of the Registration Statement and continuing until the earlier of the acquisition of a target business by the Company or the Company’s liquidation. The Company has also agreed to reimburse MBF Healthcare Management, an entity owned by Mike Fernandez, of up to $750 per person per flight for the use of its corporate jet by the Company’s officers and directors in connection with activities on the Company’s behalf, such as identifying and investigating targets for the Company’s initial Business Combination.

Note E — Commitments

In connection with the Proposed Offering, the Company has committed to pay a fee of 5% of the gross offering proceeds, including the over-allotment option, to the underwriters at the closing of the Proposed Offering (or the over-allotment option, as the case may be). In addition, the Company has committed to pay a deferred fee of 2% of the gross proceeds to the underwriters on the completion of an initial business combination by the Company (subject to a pro rata reduction of $0.16 per share for public stockholders who exercise their conversion right). In addition, MBF Healthcare Partners, L.P., a related party to the Company, has agreed to purchase an aggregate of 343,750 Units (the “Private Units”) from the Company at a price of $8.00 per unit and 2,750,000 redeemable common stock purchase warrants at a purchase price of $1.00 per warrant (the “Private Placement Warrants”), for an aggregate purchase price of $5,500,000. Each Private Unit consists of one share of the Company’s common stock, $0.0001 par value, and one redeemable common stock purchase warrant (each, a “Unit Warrant” and together with the Private Placement Warrants, the “Private Warrants”). Each Private Warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $6.00 commencing on the later of (a) one year from the date of the final prospectus for the Proposed Offering or (b) the completion of a Business Combination with a target business or the distribution of the Trust Account, and expiring four years from the date of the final prospectus for the Proposed Offering. At the Company’s sole discretion, the Private Warrants will be redeemable at a price of $0.01 per Private Warrant upon 30 days’ notice after the Private Warrants become exercisable, only in the event that the last sale price of the common stock is at least $11.50 per share for any 20 trading days within a 30-day trading period ending on the third day prior to the date on which the notice of redemption is given. The Private Warrants will be identical to the Warrants, except that (1) upon a redemption of Private Warrants, MBF Healthcare Partners, L.P. will have the right to exercise the Private Warrants on a cashless basis and

MBF HEALTHCARE ACQUISITION CORP.
(a development stage company)

NOTES TO FINANCIAL STATEMENTS — (Continued)

(2) upon the exercise of the Private Warrants, MBF Healthcare Partners, L.P. will receive unregistered shares of common stock.

Note F — Warrants

None of the Warrants issued in the Proposed Offering will be exercisable and the Company will not be obligated to issue shares of common stock unless at the time of exercise a prospectus relating to common stock issuable upon exercise of these Warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the Warrants. In no event will the Company be required to net cash settle any Warrant exercise. Under the terms of the Warrant Agreement, the Company has agreed to use its reasonable best efforts to maintain a current prospectus relating to common stock issuable upon exercise of the Warrants issued in the Proposed Offering until the expiration of these Warrants. However, the Company makes no assurance that it will be able to do so and, if the Company does not maintain a current prospectus relating to the common stock issuable upon exercise of the Warrants issued in the Proposed Offering, holders will be unable to exercise their Warrants and the Company will not be required to settle any such Warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of these Warrants is not current, or if the common stock is not qualified or exempt from qualification in jurisdictions in which the holders of the Warrants reside, these Warrants may have no value, the market for these Warrants may be limited and these Warrants may expire worthless. If a registration statement is not effective for any unexercised Warrant, then the purchaser of Units purchased in the Proposed Offering will be deemed to have paid the full purchase price of $8.00 for the one share of the Company’s common stock included in the Unit. Even if the prospectus relating to the common stock issuable upon exercise of the Warrants issued in the Proposed Offering is not current, the Private Warrants will be exercisable for unregistered shares of common stock. If and when the Warrants become redeemable by the Company, the Company may exercise its redemption right even if the Warrants are not exercisable by their holders.

     Until          , all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

     No dealer, salesperson, or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful.

$150,000,000

MBF HEALTHCARE ACQUISITION CORP.

18,750,000 Units

PROSPECTUS

Merrill Lynch & Co.

Morgan Joseph

Ladenburg Thalmann & Co. Inc.

          , 2007

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.  Other Expenses of Issuance and Distribution.

The estimated expenses payable by us in connection with the offering described in this registration statement (other than underwriting discounts and commissions) will be as follows:

SEC Registration Fee	$32,301
NASD Filing Fee	30,688
AMEX Listing Fee	70,000
Accounting Fees and Expenses	125,000
Printing and Engraving Expenses	75,000
Legal Fees and Expenses (including Blue Sky services and expenses)	335,000
Miscellaneous(1)	32,011

Total	$700,000

(1)	Miscellaneous expenses include the reimbursement of our officers and directors for out-of-pocket expenses incurred in connection with the offering.

Item 14.  Indemnification of Directors and Officers.

Our amended and restated certificate of incorporation provides that all directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law. Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

“Section 145. Indemnification of officers, directors, employees and agents; insurance.

(a) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person’s conduct was unlawful.

(b) A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

(c) To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

(d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

(e) Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys’ fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

(f) The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

(g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

(h) For purposes of this section, references to “the corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

(i) For purposes of this section, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this section.

(j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(k) The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation’s obligation to advance expenses (including attorneys’ fees).”

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Paragraphs B and C of Article Tenth of our amended and restated certificate of incorporation provide:

“B. The Corporation, to the full extent permitted by Section 145 of the DGCL, as amended from time to time, shall indemnify all persons whom it may indemnify pursuant thereto. Expenses (including attorneys’ fees) incurred by an officer or director in defending any civil, criminal, administrative, or investigative action, suit or proceeding or which such officer or director may be entitled to indemnification hereunder shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that he or she is not entitled to be indemnified by the Corporation as authorized hereby. C. The Corporation is authorized to provide indemnification of agents for breach of duty to the corporation and its shareholders through bylaw provisions or through agreements with the agents, or through shareholder resolutions.”

Article VIII of our by-laws provides for indemnification of any of our directors, officers, and other persons in accordance with our amended and restated certificate of incorporation.

Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the underwriters and the underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.  Recent Sales of Unregistered Securities.

During the past three years, we sold 4,687,500 shares of common stock without registration under the Securities Act to MBF Healthcare Partners, L.P. These shares were issued to MBF Healthcare Partners, L.P. on June 2, 2006 in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act of 1933. The shares issued to the entity above were sold for an aggregate offering price of $20,000 at a purchase price of $.004267 per share. No underwriting discounts or commissions were paid with respect to such sales.

On July 3, 2006, we entered into an agreement with MBF Healthcare Partners, L.P. pursuant to which it agreed to purchase an aggregate of 312,500 units at a purchase price of $8.00 per unit for an aggregate purchase price of $2,500,000. On February 2, 2007, the agreement was amended and restated to increase the number of units to be purchased to 343,750 units at a purchase price of $8.00 per unit and to obligate MBF Healthcare Partners, L.P. to purchase 2,750,000 warrants at a purchase price of $1.00 per warrant, for an aggregate purchase price of $5,500,000. These units will be purchased in a private placement pursuant to an exemption from registration contained in Section 4(2) of the Securities Act of 1933, as such securities will be sold to sophisticated, wealthy individuals who are each accredited investors, as defined in Rule 501(a) of the Securities Act of 1933. The private placement will occur prior to the completion of this offering.

Item 16.  Exhibits and Financial Statement Schedules.

(a) The following exhibits are filed as part of this Registration Statement:

Exhibit
No.	Description

1.1	Form of Purchase Agreement
3.1	Form of Amended and Restated Certificate of Incorporation
3.2	By-Laws*
4.1	Specimen Unit Certificate
4.2	Specimen Common Stock Certificate
4.3	Specimen Warrant Certificates*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
5.1	Opinion of Akerman Senterfitt*
10.1	Form of Escrow Agreement between Continental Stock Transfer & Trust Company and MBF Healthcare Partners, L.P.
10.2	Master Amended and Restated Promissory Note issued by the Registrant to MBF Healthcare Partners, L.P.*
10.3	Form of Registration Rights Agreement among the Registrant and MBF Healthcare Partners, L.P.
10.4	Form of Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company
10.5	Office Service Agreement between the Registrant and MBF Healthcare Partners, L.P.*
10.6	Amended Private Placement Purchase Agreement among the Registrant and MBF Healthcare Partners, L.P.*
10.7	Form of Omnibus Letter Agreement
10.8	Form of Letter Agreement between the Registrant, MBF Healthcare Partners, L.P., Merrill Lynch Pierce, Fenner & Smith Incorporated, Morgan Joseph & Co. Inc. and Ladenburg Thalmann & Co. Inc.
23.1	Consent of Grant Thornton LLP
23.2	Consent of Akerman Senterfitt (incorporated by reference from Exhibit 5.1)*
24	Power of Attorney (included on the signature page of this registration statement)*

*	Previously filed.

**	To be filed by amendment.

Item 17.  Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of an undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused the amended registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Miami, Florida, on March 15, 2007.

MBF HEALTHCARE ACQUISITION CORP.

By:	/s/ Miguel B. Fernandez
Miguel B. Fernandez
Chairman and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE		TITLE	DATE

/s/ Miguel B. Fernandez Miguel B. Fernandez		Chairman and Chief Executive Officer (principal executive officer)	March 15, 2007

* Marcio C. Cabrera		Senior Vice President, Chief Financial Officer and Director (principal financial officer and principal accounting officer)	March 15, 2007

* Jorge L. Rico		Senior Vice President, Chief Operating Officer and Director	March 15, 2007

* Antonio L. Argiz		Director	March 15, 2007

* Roger J. Medel, M.D.		Director	March 15, 2007

* Carlos A. Saladrigas		Director	March 15, 2007

*By:	/s/ Miguel B. Fernandez Miguel B. Fernandez Attorney-in-Fact

EXHIBIT INDEX

Exhibit
No.	Description

1.1	Form of Purchase Agreement
3.1	Form of Amended and Restated Certificate of Incorporation
3.2	By-Laws*
4.1	Specimen Unit Certificate
4.2	Specimen Common Stock Certificate
4.3	Specimen Warrant Certificates*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
5.1	Opinion of Akerman Senterfitt*
10.1	Form of Escrow Agreement between Continental Stock Transfer & Trust Company and MBF Healthcare Partners, L.P.
10.2	Master Amended and Restated Promissory Note issued by the Registrant to MBF Healthcare Partners, L.P.*
10.3	Form of Registration Rights Agreement among the Registrant and MBF Healthcare Partners, L.P.
10.4	Form of Investment Management Trust Agreement between the Registrant and Continental Stock Transfer & Trust Company
10.5	Office Service Agreement between the Registrant and MBF Healthcare Partners, L.P.*
10.6	Amended Private Placement Purchase Agreement among the Registrant and MBF Healthcare Partners, L.P.*
10.7	Form of Omnibus Letter Agreement
10.8	Form of Letter Agreement between the Registrant, MBF Healthcare Partners, L.P., Merrill Lynch Pierce, Fenner & Smith Incorporated, Morgan Joseph & Co. Inc. and Ladenburg Thalmann & Co. Inc.
23.1	Consent of Grant Thornton LLP
23.2	Consent of Akerman Senterfitt (incorporated by reference from Exhibit 5.1)*
24	Power of Attorney (included on the signature page of this registration statement)*

*	Previously filed.

**	To be filed by amendment.